PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2001 (TO PROSPECTUS DATED MAY 24, 2001)

                                  $288,726,438

                          RALI SERIES 2001-QS16 TRUST
                                     ISSUER

                        RESIDENTIAL ACCREDIT LOANS, INC.
                                   DEPOSITOR

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-QS16

The trust will hold a pool of one- to four-family residential first mortgage loans.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

        o  12 classes of senior certificates

        o  3 classes of subordinated certificates

Credit enhancement for all of these certificates will be provided by additional subordination.

-------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor, in connection with offers and sales of the offered certificates in market-making transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Salomon Smith Barney Inc. will offer ten classes of the senior certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 100.28% of the principal balance of these underwritten certificates plus accrued interest, before deducting expenses. There is no underwriting arrangement for the remaining two classes of senior certificates.

Banc of America Securities LLC will offer three classes of the subordinated certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 94.95% of the principal balance of these underwritten certificates plus accrued interest, before deducting expenses.

SALOMON SMITH BARNEY                              BANC OF AMERICA SECURITIES LLC
                                  UNDERWRITERS

              Important notice about information presented in this
                    prospectus supplement and the prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 832-7000.

                                Table of Contents

                                                   Page                                                            Page
                                                   ----                                                            ----
Summary.............................................S-3             Pass-Through Rates.............................S-72
Risk Factors.......................................S-11             Purchase Price.................................S-72
    Risk of Loss...................................S-11             Assumed Final Distribution Date................S-72
    Limited Obligations............................S-13             Weighted Average Life..........................S-73
    Liquidity Risks................................S-14             Adjustable Rate Certificate Yield
    Bankruptcy Risks...............................S-14             Considerations.................................S-78
    Special Yield and Prepayment Considerations....S-14             Principal Only Certificate and Variable
Introduction.......................................S-20             Strip Certificate Yield Considerations.........S-80
Description of the Mortgage Pool...................S-20             Class M-2 and Class M-3 Certificate Yield
    General........................................S-20             Considerations.................................S-82
    Mortgage Pool Characteristics..................S-21             Additional Yield Considerations Applicable
    Primary Mortgage Insurance and Standard                         Solely to the Residual Certificates............S-85
    Hazard Insurance...............................S-26         Pooling and Servicing Agreement....................S-85
    The Program....................................S-26             General........................................S-85
    Residential Funding............................S-27             The Master Servicer............................S-86
    Additional Information.........................S-28             Servicing and Other Compensation and
Description of the Certificates....................S-29             Payment of Expenses............................S-88
    General........................................S-29             Reports to Certificateholders..................S-88
    Book-Entry Registration of Certain of the                       Voting Rights..................................S-88
    Offered Certificates...........................S-30             Termination....................................S-89
    Glossary of Terms..............................S-31         Material Federal Income Tax Consequences...........S-89
    Interest Distributions.........................S-37             Special Tax Considerations Applicable to
    Determination of LIBOR.........................S-39             Residual Certificates..........................S-91
    Principal Distributions on the Senior                       Method of Distribution.............................S-92
    Certificates...................................S-40         Use of Proceeds....................................S-94
    Principal Distributions on the Class M                      Legal Opinions.....................................S-94
    Certificates...................................S-60         Ratings............................................S-94
    Allocation of Losses; Subordination............S-62         Legal Investment...................................S-95
    Advances.......................................S-65         ERISA Considerations...............................S-95
Certain Yield and Prepayment Considerations........S-67
    General........................................S-67
    Prepayment Considerations......................S-67
    Allocation of Principal Payments...............S-68
    Realized Losses and Interest Shortfalls........S-71

                                     Summary

     The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer..................................... RALI Series 2001-QS16 Trust.

Title of securities........................ Mortgage Asset-Backed Pass-Through Certificates, Series 2001-QS16.

Depositor.................................. Residential Accredit Loans, Inc., an affiliate of Residential Funding
                                            Corporation.

Master servicer............................ Residential Funding Corporation.

Trustee.................................... Bankers Trust Company.

Mortgage pool.............................. 1,440 fixed rate mortgage loans with an aggregate principal balance of approximately $292,085,592 as of the cut-off date, secured by first liens on one- to four-family residential properties.

Cut-off date............................... November 1, 2001.

Closing date............................... On or about November 29, 2001.

Distribution dates......................... Beginning on December 26, 2001 and thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Scheduled final distribution
date....................................... November 25, 2031. The actual final distribution date could be substantially earlier.

Form of certificates....................... Book-entry: Class A-1 through Class A-7A and Class M Certificates.

                                            Physical: Class A-P, Class A-V and Class R Certificates.

                                            See "Description of the Certificates--Book-Entry Registration of
                                            Certain of the Offered Certificates" in this prospectus supplement.

Minimum denominations...................... Class A-1 through Class A-7, Class A-P and Class M-1 Certificates:
                                            $25,000.
                                            Class A-7A Certificates: $2,000,000 notional amount.
                                            Class M-2 and Class M-3 Certificates: $250,000.
                                            Class A-V and Class R Certificates: 20% percentage interests.

Legal investment........................... When issued, the Class A, Class R and Class M-1 Certificates will, and the Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984.

                                            See "Legal Investment" in this prospectus supplement and "Legal
                                            Investment Matters" in the prospectus.

                              Offered Certificates

-------------------------------------------------------------------------------------------------------------------
                               Initial Principal    Pass-Through     Initial Rating
           Class                   Balance              Rate          (Fitch/S&P)(1)            Designation
-------------------------------------------------------------------------------------------------------------------
Senior Certificates:
-------------------------------------------------------------------------------------------------------------------
            A-1                 $    113,748,000       5.50%              AAA/AAA          Senior/PAC/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            A-2                 $     31,308,300       6.25%              AAA/AAA          Senior/PAC/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            A-3                 $     59,113,542       6.25%              AAA/AAA          Senior/PAC/Accretion
                                                                                            Directed/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            A-4                 $      5,000,000       6.25%              AAA/AAA        Senior/PAC/Accrual/Fixed
                                                                                                   Rate
-------------------------------------------------------------------------------------------------------------------
            A-5                 $     19,220,158       6.25%              AAA/AAA          Senior/TAC/Accretion
                                                                                            Directed/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            A-6                 $      9,700,000       6.25%              AAA/AAA        Senior/Accrual/Companion/
                                                                                                Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            A-7                 $     37,916,000  Adjustable Rate         AAA/AAA           Senior/PAC/Floater/
                                                                                              Adjustable Rate
-------------------------------------------------------------------------------------------------------------------
            A-7A                $              0  Adjustable Rate         AAA/AAA             Senior/Inverse
                                                                                             Floater/Interest
                                                                                           Only/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------
            A-P                 $         14,438       0.00%              AAA/AAA          Senior/Principal Only
-------------------------------------------------------------------------------------------------------------------
            A-V                 $              0   Variable Rate          AAA/AAA             Senior/Interest
                                                                                            Only/Variable Rate
-------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:     $    276,020,438
-------------------------------------------------------------------------------------------------------------------
Class R Certificates:
-------------------------------------------------------------------------------------------------------------------
            R-I                 $            100       6.25%              AAA/AAA          Senior/Residual/Fixed
                                                                                                   Rate
-------------------------------------------------------------------------------------------------------------------
            R-II                $            100       6.25%              AAA/AAA          Senior/Residual/Fixed
                                                                                                   Rate
-------------------------------------------------------------------------------------------------------------------
Total senior certificates:      $    276,020,638
-------------------------------------------------------------------------------------------------------------------
Class M Certificates:
-------------------------------------------------------------------------------------------------------------------
            M-1                 $      8,908,700       6.25%               AA/NA           Mezzanine/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            M-2                 $      2,628,800       6.25%               A/NA            Mezzanine/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            M-3                 $      1,168,300       6.25%              BBB/NA           Mezzanine/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:     $     12,705,800
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Total offered certificates:     $    288,726,438
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                          Non-Offered Certificates(2)
-------------------------------------------------------------------------------------------------------------------
Class B Certificates:
-------------------------------------------------------------------------------------------------------------------
            B-1                 $      1,460,500       6.25%               BB/NA          Subordinate/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            B-2                 $        876,300       6.25%               B/NA           Subordinate/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
            B-3                 $      1,022,354       6.25%               NA/NA          Subordinate/Fixed Rate
-------------------------------------------------------------------------------------------------------------------
Total Class B Certificates:     $      3,359,154
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Total offered and               $    292,085,592
non-offered certificates:
-------------------------------------------------------------------------------------------------------------------

(1)  See "Ratings" in this prospectus supplement.
(2) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

Other Information:

Class A-7 and Class A-7A:

--------------------------------------------------------------------------------------------------------
Adjustable Rates:        Initial             Formula                       Maximum             Minimum
--------------------------------------------------------------------------------------------------------
Class A-7                2.39%               LIBOR + 0.30%                 8.50%               0.30%
--------------------------------------------------------------------------------------------------------
Class A-7A               6.11%               8.20% - LIBOR                 8.20%               0.00%
--------------------------------------------------------------------------------------------------------

The Class A-7A Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-7A Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-7 Certificates.

Class A-V:

Variable Rate: Varies according to the weighted average of the excess of the net mortgage rate on each mortgage loan over 6.25%.

The Class A-V Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount initially equal to $292,085,592.

The Trust

The depositor will establish a trust with respect to the Series 2001-QS16 Certificates under a pooling and servicing agreement dated as of November 1, 2001, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date:

                                           Weighted
                           Range            Average
                           -----            -------
Principal balance   $21,584 to $999,329   $202,837*

Mortgage rate         6.375% to 9.125%     7.4535%

Remaining term           237 to 360           358
to maturity
(months)

*Indicates average principal balance.

The mortgage loans were originated using less stringent underwriting standards than the underwriting standards applied by certain other first mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Distributions on the Offered Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

o    advances for delinquent payments minus

o the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

Priority of distributions. Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

o    Distribution of interest to the interest-bearing senior certificates

o    Distribution of principal to the Class A-P Certificates

o Distribution of principal to the remaining senior certificates entitled to principal

o    Payment to master servicer for certain unreimbursed advances

o    Distribution to the Class M Certificates in the following order:

     o    Interest to the Class M-1 Certificates

     o    Principal to the Class M-1 Certificates

     o    Interest to the Class M-2 Certificates

     o    Principal to the Class M-2 Certificates

     o    Interest to the Class M-3 Certificates

     o    Principal to the Class M-3 Certificates

Interest distributions. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

     o    the pass-through rate for that class of certificates multiplied by

     o the principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

     o    1/12th minus

     o the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in December 2006, all principal prepayments on the mortgage loans will be distributed among the senior certificates, other than the Class A-7A Certificates and Class A-V Certificates, unless the other interest-bearing senior certificates are no longer outstanding. Not all outstanding senior certificates will receive principal on each distribution date. The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 6.25%. The Class A-7A Certificates and Class A-V Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement.

Credit Enhancement

Allocation of losses. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

      o  Class B-3

      o  Class B-2

      o  Class B-1

      o  Class M-3

      o  Class M-2

      o  Class M-1

When this occurs, the principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the Class M Certificates or Class B Certificates are outstanding, losses on the mortgage loans will be allocated proportionately among the senior certificates, subject to the special rules mentioned below.

Not all losses will be allocated in the priority described in the third preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or some losses related to the bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts. Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates except as stated in the following paragraph. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for these losses.

Special loss allocation for Class A-P Certificates. Whenever losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the mortgage loan had a net mortgage rate less than 6.25%. In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Priority of distributions. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates as described in this prospectus supplement during the first nine years after the closing date. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o    purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding principal balance of the certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the Class A-7A Certificates and Class A-V Certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

Legal Investment

When issued, the Class A, Class R and Class M-1 Certificates will, and the Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates and Class M Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the related real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of the Class R Certificates will be the sole residual interest in the related real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  Risk Factors

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:



Risk of Loss

Underwriting standards           The mortgage loans have been originated using
may affect risk of loss on       underwriting standards that are less stringent
the mortgage loans.              than the underwriting standards applied by
                                 certain other first mortgage loan purchase
                                 programs, such as those of Fannie Mae, Freddie
                                 Mac or the depositor's affiliate, Residential
                                 Funding Mortgage Securities I, Inc. Applying
                                 less stringent underwriting standards creates
                                 additional risks that losses on the mortgage
                                 loans will be allocated to certificateholders.

                                 Examples include:

                                 o mortgage loans secured by non-owner occupied properties;

                                 o  mortgage loans with relatively high
                                    loan-to-value ratios (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property);

                                 o mortgage loans with loan-to-value ratios greater than 80% at origination with no mortgage insurance;

                                 o mortgage loans made to borrowers who are United States citizens employed abroad or citizens and residents of a foreign country;

                                 o mortgage loans made to borrowers who have high debt-to-income ratios (i.e., the amount of other debt the borrower owes represents a large portion of his or her income); and

                                 o  mortgage loans made to borrowers whose
                                    income is not required to be disclosed or verified.

                                 See "The Trusts--Underwriting Policies" and
                                 "Certain Legal Aspects of Mortgage Loans and
                                 Contracts" in the prospectus.

The return on your               Losses on the mortgage loans may occur due to a
certificates may be              wide variety of causes, including a decline in
affected by losses on            real estate values, and adverse changes in the
the mortgage loans,              borrower's financial condition. A decline in
which could occur due            real estate values or economic conditions
to a variety of causes.          nationally or in the regions where the
                                 mortgaged properties are concentrated may
                                 increase the risk of losses on the mortgage
                                 loans.

The return on your               One risk of investing in mortgage-backed
certificates may be              securities is created by any concentration of
particularly sensitive to        the related properties in one or more
changes in real estate           geographic regions. Approximately 37.2% of the
markets in specific              cut-off date principal balance of the mortgage
regions.                         loans are located in California. If the
                                 regional economy or housing market weakens in
                                 California, or in any other region having a
                                 significant concentration of properties
                                 underlying the mortgage loans, the mortgage
                                 loans in that region may experience high rates
                                 of loss and delinquency, resulting in losses to
                                 certificateholders. A region's economic
                                 condition and housing market may be adversely
                                 affected by a variety of events, including
                                 natural disasters such as earthquakes,
                                 hurricanes, floods and eruptions, civil
                                 disturbances such as riots, disruptions such as
                                 ongoing power outages, or terrorist actions or
                                 acts of war.

                                 See "Description of the Mortgage Pool--Mortgage
                                 Pool Characteristics" in this prospectus supplement.


The return on your               The only credit enhancement for the senior
certificates will be             certificates will be the subordination provided
reduced if losses                by the Class M Certificates and Class B
exceed the credit                Certificates. The only credit enhancement for
enhancement available            the Class M Certificates will be the
to your certificates.            subordination provided by the Class B
                                 Certificates and by any class of Class M
                                 Certificates with a lower payment priority. You
                                 should also be aware that the credit
                                 enhancement provided for some types of losses
                                 is limited.

                                 See "Summary--Credit Enhancement" and
                                 "Description of the Certificates--Allocation of
                                 Losses; Subordination" in this prospectus supplement.

The return on your               In response to the terrorist attacks on
certificates may be              September 11, 2001 in New York City and
affected by the special          Arlington, Virginia, Residential Funding has
servicing procedures             announced that it will implement special
that have been adopted           servicing procedures for borrowers who have
in response to the               been personally or financially affected by such
terrorist attacks on             attacks. Certain government agencies,
September 11, 2001.              government sponsored entities and private
                                 financial institutions have implemented similar
                                 procedures.

                                 The special servicing procedures implemented by Residential Funding include:

                                    o  A moratorium on the commencement of
                                       foreclosure proceedings, and a suspension of any current foreclosure proceedings, until December 11, 2001 with regard to borrowers who have been personally affected by the terrorist attacks;

                                    o  Increased use of repayment plans that
                                       will seek to cure delinquencies without
                                       imposing undue hardship on the affected
                                       borrower;

                                    o  Extending due dates for mortgage
                                       payments;

                                    o Waiving or reducing late payment fees or similar fees; and

                                    o  Suspending the submission of reports to
                                       credit bureaus for affected borrowers
                                       that have delinquent mortgage loans.

                                 We do not know at this time how many of the borrowers of the mortgage loans may have been affected by the terrorist attacks. However, as a result of the terrorist attacks and the special servicing procedures that have been implemented, the rate of delinquencies and losses on mortgage loans made to affected borrowers may be larger than would otherwise be the case.

The value of your                If the performance of the mortgage loans is
certificates may be              substantially worse than assumed by the rating
reduced if losses are            agencies, the ratings of any class of the
higher than expected.            certificates may be lowered in the future. This
                                 would probably reduce the value of those
                                 certificates. Neither the depositor, the master
                                 servicer nor any other entity will have any
                                 obligation to supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any rating of the certificates.


Limited Obligations

Payments on the                  The certificates represent interests only in
mortgage loans are the           the RALI Series 2001-QS16 Trust. The
primary source of                certificates do not represent an ownership
payments on your                 interest in or obligation of the depositor, the
certificates.                    master servicer or any of their affiliates. If
                                 proceeds from the assets of the RALI Series
                                 2001-QS16 Trust are not sufficient to make all
                                 payments provided for under the pooling and
                                 servicing agreement, investors will have no
                                 recourse to the depositor, the master servicer
                                 or any other entity, and will incur losses.

Liquidity Risks

You may have to hold             A secondary market for your certificates may
your certificates to             not develop. Even if a secondary market does
maturity if their                develop, it may not continue or it may be
marketability is limited.        illiquid. Neither the underwriters nor any
                                 other person will have any obligation to make a
                                 secondary market in your certificates.
                                 Illiquidity means you may not be able to find a
                                 buyer to buy your securities readily or at
                                 prices that will enable you to realize a
                                 desired yield. Illiquidity can have a severe
                                 adverse effect on the market value of your
                                 certificates.

                                 Any class of offered certificates may
                                 experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Risks

Bankruptcy                       The transfer of the mortgage loans from
proceedings could                Residential Funding Corporation, or Residential
delay or reduce                  Funding, to the depositor is intended by the
distributions on the             parties to be and has been documented as a
certificates.                    sale. However, if Residential Funding were to
                                 become bankrupt, a trustee in bankruptcy could
                                 attempt to recharacterize the sale of the
                                 mortgage loans as a loan secured by the
                                 mortgage loans or to consolidate the mortgage
                                 loans with the assets of Residential Funding.
                                 Any such attempt could result in a delay in or
                                 reduction of collections on the mortgage loans
                                 available to make payments on the certificates.

Special Yield and
Prepayment
Considerations

The yield on your                The yield to maturity on each class of offered
certificates will vary           certificates will depend on a variety of
depending on the rate            factors, including:
of prepayments.
                                 o  the rate and timing of principal payments on
                                    the mortgage loans, including prepayments,
                                    defaults and liquidations, and repurchases
                                    due to breaches of representations or
                                    warranties;

                                 o  the pass-through rate for that class;

                                 o  interest shortfalls due to mortgagor
                                    prepayments; and

                                 o  the purchase price of that class.

                                 The rate of prepayments is one of the most important and least predictable of these factors.

                                 In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of                      Since mortgagors, in most cases, can prepay
prepayments on the               their mortgage loans at any time, the rate and
mortgage loans will              timing of principal distributions on the
vary depending on                offered certificates are highly uncertain.
future market                    Generally, when market interest rates increase,
conditions, and other            borrowers are less likely to prepay their
factors.                         mortgage loans. This could result in a slower
                                 return of principal to you at a time when you
                                 might have been able to reinvest your funds at
                                 a higher rate of interest than the pass-through
                                 rate on your class of certificates. On the
                                 other hand, when market interest rates
                                 decrease, borrowers are generally more likely
                                 to prepay their mortgage loans. This could
                                 result in a faster return of principal to you
                                 at a time when you might not be able to
                                 reinvest your funds at an interest rate as high
                                 as the pass-through rate on your class of
                                 certificates.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.
                                 These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                                 See "Maturity and Prepayment Considerations" in the prospectus.

The return on your               The Soldiers' and Sailors' Civil Relief Act of
certificates could be            1940, or Relief Act, provides relief to
reduced by shortfalls            borrowers who enter active military service and
due to the Soldiers' and         to borrowers in reserve status who are called
Sailors' Civil Relief Act.       to active duty after the origination of their
                                 mortgage loan. The response of the United
                                 States to the terrorist attacks on September
                                 11, 2001 has included rescue efforts and
                                 military operations that will increase the
                                 number of citizens who are in active military
                                 service, including persons in reserve status
                                 who have been called or will be called to
                                 active duty. The Relief Act provides generally
                                 that a borrower who is covered by the Relief
                                 Act may not be charged interest on a mortgage
                                 loan in excess of 6% per annum during the
                                 period of the borrower's active duty. Any
                                 resulting interest shortfalls are not required
                                 to be paid by the borrower at any future time.
                                 The master servicer is not required to advance
                                 these shortfalls as delinquent payments, and
                                 the shortfalls are not covered by any form of
                                 credit enhancement on the certificates.
                                 Interest shortfalls on the mortgage loans due
                                 to the application of the Relief Act or similar
                                 legislation or regulations will be applied to
                                 reduce accrued interest on each class of the
                                 certificates on a pro rata basis.

                                 The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

                                 We do not know how many mortgage loans have been or may be affected by the application of the Relief Act.

                                 See the definition of Accrued Certificate
                                 Interest under "Description of the
                                 Certificates--Glossary of Terms" in this prospectus supplement and "Certain Legal
                                 Aspects of Mortgage Loans and
                                 Contracts--Soldiers' and Sailors' Civil Relief
                                 Act of 1940" in the prospectus.

The yield on your                The offered certificates of each class have
certificates will be             different yield considerations and different
affected by the specific         sensitivities to the rate and timing of
terms that apply to that         principal distributions. The following is a
class, discussed below.          general discussion of yield considerations and
                                 prepayment sensitivities of each class.

                                 See "Yield and Prepayment Considerations" in this prospectus supplement.

    Class A Certificates         The Class A Certificates are subject to various
                                 priorities for payment of principal.
                                 Distributions of principal on the Class A
                                 Certificates entitled to principal
                                 distributions with an earlier

                                 priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. Those classes of Class A Certificates entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by the credit enhancement.

                                 See "Description of the Certificates--Principal
                                 Distributions on the Senior Certificates" in this prospectus supplement.

Class A-1 through                Based on the structuring assumptions described
  Class A-4                      in this prospectus supplement, the Class A-1,
  Certificates and               Class A-2 and Class A-7 Certificates are
  Class A-7                      structured so that their respective principal
  Certificates                   payments will be made in accordance with the
                                 table entitled "Planned Principal Balances,
                                 Table I," and the Class A-3 Certificates and
                                 Class A-4 Certificates are structured so that
                                 their respective principal payments will be
                                 made in accordance with the table entitled
                                 "Planned Principal Balances, Table II," in this
                                 prospectus supplement, but only if the mortgage
                                 loans prepay at a constant rate within the
                                 range specified for that table. If prepayments
                                 occur at a constant rate below that range, the
                                 weighted average lives of the Class A-1 through
                                 Class A-4 Certificates and Class A-7
                                 Certificates, as applicable, may be extended.
                                 On the other hand, if prepayments occur at a
                                 constant rate above that range, the weighted
                                 average lives of the Class A-1 through Class
                                 A-4 Certificates and Class A-7 Certificates, as
                                 applicable, may be reduced.

  Class A-4 and Class            Because the Class A-4 Certificates and Class
    A-6 Certificates             A-6 Certificates are not entitled to receive
                                 any distributions of interest for some period
                                 of time, these certificates will likely
                                 experience significant price and yield
                                 volatility. Investors should consider whether
                                 this volatility is suitable to their investment
                                 needs.

  Class A-5                      Based on the structuring assumptions described
    Certificates                 in this prospectus supplement, the Class A-5
                                 Certificates are structured so that principal
                                 payments in the aggregate will be made in
                                 accordance with the table entitled "Targeted
                                 Principal Balances" in this prospectus
                                 supplement, but only if the mortgage loans
                                 prepay at a specific constant rate. If
                                 prepayments occur at a rate slower than that
                                 rate, the weighted average life of the Class
                                 A-5 Certificates may be extended. On the other
                                 hand, if prepayments occur at a rate faster
                                 than that rate, the weighted average life of
                                 the Class A-5 Certificates may be reduced.
  Class A-6
  Certificates

                                 The Class A-6 Certificates may receive no distributions or small or large distributions of principal on each distribution date to the extent necessary to stabilize principal distributions on the Class A-1 through Class
                                 A-5 Certificates and Class A-7 Certificates.
                                 Due

                                 to the companion nature of the Class A-6
                                 Certificates, these certificates will likely experience price and yield volatility.
                                 Investors should consider whether this
                                 volatility is suitable to their investment needs.

  Class A-7                      The interest rate on the Class A-7 Certificates
    Certificates and             will vary with LIBOR. The interest rate on the
    Class A-7A                   Class A-7A Certificates will vary inversely
    Certificates                 with LIBOR. Therefore, the yield to investors
                                 on the Class A-7 Certificates and the Class
                                 A-7A Certificates will be sensitive to
                                 fluctuations in the level of LIBOR.

  Class A-7A                     Investors in the Class A-7A Certificates should
    Certificates                 be aware that the yield on the Class A-7A
                                 Certificates will be extremely sensitive to the
                                 rate and timing of principal payments on the
                                 mortgage loans, and that rate may fluctuate
                                 significantly over time. A faster than expected
                                 rate of principal payments on the mortgage
                                 loans will have an adverse effect on the yield
                                 to investors in the Class A-7A Certificates and
                                 could result in their failure to fully recover
                                 their initial investments.

  Class A-P                      The Class A-P Certificates will receive a
    Certificates                 portion of the principal payments only on the
                                 mortgage loans that have net mortgage rates
                                 lower than 6.25%. Therefore, the yield on the
                                 Class A-P Certificates is extremely sensitive
                                 to the rate and timing of principal prepayments
                                 and defaults on the mortgage loans that have
                                 net mortgage rates lower than 6.25%.

                                 Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 6.25% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

  Class A-V                      The Class A-V Certificates will receive a
    Certificates                 portion of the interest payments only from
                                 mortgage loans that have net mortgage rates
                                 higher than 6.25%. Therefore, the yield on the
                                 Class A-V Certificates will be extremely
                                 sensitive to the rate and timing of principal
                                 prepayments and defaults on the mortgage loans
                                 that have net mortgage rates higher than 6.25%.

                                 Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than 6.25% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class A-V
                                 Certificates will be adversely affected.
                                 Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 6.25% could result in the failure of such investors to fully recover their investments.

  Class M Certificates           The yield to investors in each class of the
                                 Class M Certificates will be sensitive to the
                                 rate and timing of losses on the mortgage
                                 loans, if those losses are not covered by a
                                 more subordinate class of Class M Certificates
                                 or the Class B Certificates.

                                 It is not expected that the Class M
                                 Certificates will receive any distributions of principal prepayments until the distribution date in December 2006. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the senior certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the Class M Certificates and Class B
                                 Certificates. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

                                 See "Summary--Credit Enhancement--Allocation of
                                 Losses" and "Description of the Certificates--
                                 Allocation of Losses; Subordination" in this prospectus supplement.

The recording of                 The mortgages or assignments of mortgage for
mortgages in the name            some of the mortgage loans have been or may be
of MERS may affect the           recorded in the name of Mortgage Electronic
yield on the certificates.       Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. Subsequent assignments of those
                                 mortgages are registered electronically through
                                 the MERS'r'  System. However, if MERS
                                 discontinues the MERS'r'  System and it becomes
                                 necessary to record an assignment of the
                                 mortgage to the trustee, then any related
                                 expenses shall be paid by the trust and will
                                 reduce the amount available to pay principal of
                                 and interest on the outstanding class or
                                 classes of certificates with the lowest payment
                                 priorities.

                                 The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.
                                 Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                 For additional information regarding MERS and
                                 the MERS'r'  System, see "Description of the
                                 Mortgage Pool--Mortgage Pool Characteristics"
                                 and "Certain Yield and Prepayment Considerations"
                                 in this prospectus supplement and "Description
                                 of the Certificates--Assignment of Mortgage Loans"
                                 in the prospectus.

                                  Introduction

     The depositor will establish a trust with respect to Series 2001-QS16 on the closing date, under a series supplement, dated as of November 1, 2001, to the standard terms of pooling and servicing agreement, dated as of July 1, 2001, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than 30 years.

     Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        Description of the Mortgage Pool

General

     The mortgage pool will consist of 1,440 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on the cut-off date, of approximately $292,085,592. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due on the cut-off date, unless otherwise indicated.

     All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of approximately 27.6% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential Funding, from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer. No unaffiliated seller sold more than approximately 15.1% of the mortgage loans to Residential Funding. Approximately 69.6% of the mortgage loans are being subserviced by HomeComings Financial Network, Inc.

     The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. However, neither the depositor nor Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of that breach also constitutes fraud in the origination of such affected mortgage loan. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties, except to the extent that (i) the substance of any of its representations and warranties regarding a mortgage loan also constitutes fraud in the origination of the mortgage loan or (ii) the seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the sellers to the limited extent described above. See "The Trusts--Representations with Respect to Mortgage Collateral" in the prospectus.

     A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination."

Mortgage Pool Characteristics

     None of the mortgage loans will have been originated prior to December 4, 2000 or will have a maturity date later than November 1, 2031. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than 237 months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 359 months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

     The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS'r' System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS'r' System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date approximately 51.7% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus.

     As of the cut-off date, none of the mortgage loans will be 30 or more days delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

     None of the mortgage loans will be Buy-Down Mortgage Loans.

     No mortgage loan provides for deferred interest or negative amortization.

     None of the mortgage loans will have been made to international borrowers.

     31 of the mortgage loans, representing 4.9% of the aggregate principal balance of the mortgage loans, provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans will not be available for distribution on the certificates. See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

     Set forth below is a description of certain additional characteristics of the mortgage loans as of the cut-off date, expressed as a percentage of the outstanding aggregate principal balance of the mortgage loans having those characteristics relative to the outstanding aggregate principal balance of all mortgage loans. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

                       Credit Score of the Mortgage Loans

                                        Number of        Principal        Percent of
Credit Score Range                   Mortgage Loans       Balance       Mortgage Loans
------------------                   --------------       -------       --------------
620-639..............................       58          $  8,613,296         2.95%
640-659..............................       66             8,187,616         2.80
660-679..............................      138            26,852,729         9.19
680-699..............................      277            55,162,725        18.89
700-719..............................      255            55,275,404        18.92
720-739..............................      211            44,576,789        15.26
740-759..............................      199            42,308,277        14.48
760-779..............................      137            28,218,843         9.66
780-799..............................       89            20,859,991         7.14
800 or Greater.......................        9             1,976,075         0.68
Subtotal with Credit Score...........    1,439           292,031,742        99.98
      Not Available (1)..............        1                53,850         0.02
                                         -----          ------------       ------
      Total..........................    1,440          $292,085,592       100.00%
                                         =====          ============       ======

----------
(1) Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related mortgage collateral seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the mortgage loans were 620 and 825, respectively, and the weighted average credit score of the mortgage loans was 718.

                      Occupancy Types of the Mortgage Loans

                                        Number of        Principal        Percent of
Occupancy                            Mortgage Loans       Balance       Mortgage Loans
---------                            --------------       -------       --------------
Primary Residence....................    1,028          $235,280,577        80.55%
Second/Vacation......................       26             5,865,520         2.01
Non Owner-occupied...................      386            50,939,495        17.44
                                         -----          ------------       ------
      Total..........................    1,440          $292,085,592       100.00%
                                         =====          ============       ======

                   Mortgage Loan Purpose of the Mortgage Loans

                                        Number of        Principal        Percent of
Loan Purpose                         Mortgage Loans       Balance       Mortgage Loans
------------                         --------------       -------       --------------
Purchase.............................      575          $107,380,349        36.76%
Rate/Term Refinance..................      283            59,703,708        20.44
Equity Refinance.....................      582           125,001,535        42.80
                                         -----          ------------       ------
      Total..........................    1,440          $292,085,592       100.00%
                                         =====          ============       ======

      The weighted average LTV ratio at origination of rate and term refinance mortgage loans will be 72.95%. The weighted average LTV ratio at origination of equity refinance mortgage loans will be 74.67%.

                 Mortgaged Property Types of the Mortgage Loans

                                                 Number of        Principal        Percent of
Property Type                                 Mortgage Loans       Balance       Mortgage Loans
-------------                                 --------------       -------       --------------
Single-family detached........................       950         $202,121,326        69.20%
Planned Unit Developments (detached)..........       149           37,724,317        12.92
Two- to four-family units.....................       212           32,671,840        11.19
Condo Low-Rise (less than 5 stories)..........        78           11,400,991         3.90
Condo Mid-Rise (5 to 8 stories)...............         6              741,703         0.25
Condotel (5 to 8 stories).....................         1               30,460         0.01
Pre-cut/Panelized Home........................         6              543,060         0.19
Condo High-Rise (9 stories or more)...........         8            1,776,496         0.61
Townhouse.....................................         7              872,805         0.30
Townhouse (2 to 4 family units)...............         1              191,772         0.07
Planned Unit Developments (attached) .........        21            3,898,898         1.33
Leasehold.....................................         1              111,925         0.04
                                                   -----         ------------       ------
      Total ..................................     1,440         $292,085,592       100.00%
                                                   =====         ============       ======

      Geographic Distribution of Mortgaged Properties of the Mortgage Loans

                                                 Number of        Principal        Percent of
State                                         Mortgage Loans       Balance       Mortgage Loans
-----                                         --------------       -------       --------------
California....................................       371         $108,741,196        37.23%
Texas.........................................       150           22,573,089         7.73
Colorado......................................        66           14,026,438         4.80
Florida.......................................        93           14,008,148         4.80
New York......................................        55           13,609,120         4.66
Other(1)......................................       705          119,127,601        40.79
                                                   -----         ------------       ------
      Total ..................................     1,440         $292,085,592       100.00%
                                                   =====         ============       ======

----------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

      No more than 0.7% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

               Mortgage Documentation Types of the Mortgage Loans

                                        Number of        Principal        Percent of
Documentation Type                   Mortgage Loans       Balance       Mortgage Loans
------------------                   --------------       -------       --------------
Full Documentation...................      717          $136,127,027        46.61%
Reduced Documentation................      723           155,958,565        53.39
                                         -----          ------------       ------
      Total .........................    1,440          $292,085,592       100.00%
                                         =====          ============       ======

      The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be 74.24%. No more than 38.1% of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      1.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                      Mortgage Rates of the Mortgage Loans

                                        Number of        Principal        Percent of
Mortgage Rates (%)                   Mortgage Loans       Balance       Mortgage Loans
------------------                   --------------       -------       --------------
  6.375 - 6.499......................        2          $    434,237         0.15%
  6.500 - 6.624......................        5               764,385         0.26
  6.625 - 6.749......................       14             3,118,200         1.07
  6.750 - 6.874......................       32             8,135,215         2.79
  6.875 - 6.999......................       33             8,717,733         2.98
  7.000 - 7.124......................      111            29,706,507        10.17
  7.125 - 7.249......................      103            28,326,027         9.70
  7.250 - 7.374......................      154            41,354,270        14.16
  7.375 - 7.499......................      133            33,308,428        11.40
  7.500 - 7.624......................      175            37,497,399        12.84
  7.625 - 7.749......................      117            21,563,880         7.38
  7.750 - 7.874......................      139            22,890,625         7.84
  7.875 - 7.999......................      131            20,689,088         7.08
  8.000 - 8.124......................       73             9,745,059         3.34
  8.125 - 8.249......................       56             7,896,526         2.70
  8.250 - 8.374......................       58             7,733,094         2.65
  8.375 - 8.499......................       44             4,175,339         1.43
  8.500 - 8.624......................       39             4,121,934         1.41
  8.625 - 8.749......................        9               854,630         0.29
  8.750 - 8.874......................        8               646,035         0.22
  8.875 - 8.999......................        3               301,430         0.10
  9.125 - 9.249......................        1               105,554         0.04
                                         -----          ------------       ------
      Total .........................    1,440          $292,085,592       100.00%
                                         =====          ============       ======

      As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 7.4535% per annum.

                  Net Mortgage Rates of Discount Mortgage Loans

                                        Number of         Principal        Percent of
Net Mortgage Rate (%)                Mortgage Loans        Balance       Mortgage Loans
---------------------                --------------       ---------      --------------
6.095%...............................     2              $  434,237          0.15%
6.220%...............................     5                 764,385          0.26
                                          -              ----------          ----
      Total .........................     7              $1,198,622          0.41%
                                          =              ==========          ====

      As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.20455997%.

         Original Mortgage Loan Principal Balances of the Mortgage Loans

Original Mortgage                      Number of         Principal       Percent of
   Loan Balance                      Mortgage Loans       Balance      Mortgage Loans
-------------------                  --------------       -------      --------------
 $      0-100,000....................     373           $ 25,454,429        8.71%
  100,001-200,000....................     537             79,054,074       27.07
  200,001-300,000....................     199             50,086,758       17.15
  300,001-400,000....................     196             67,980,745       23.27
  400,001-500,000....................      75             33,946,411       11.62
  500,001-600,000....................      42             23,117,267        7.91
  600,001-700,000....................      15              9,571,686        3.28
  800,001-900,000....................       1                875,694        0.30
  900,001-1,000,000..................       2              1,998,529        0.68
                                        -----           ------------      ------
   Total ............................   1,440           $292,085,592      100.00%
                                        =====           ============      ======

      As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $202,837.

                    Original LTV Ratios of the Mortgage Loans

   Original                            Number of         Principal      Percent of
 LTV  Ratio (%)                      Mortgage Loans       Balance      Mortage Loans
 --------------                      --------------       -------      -------------
   0.01-50.00........................       37          $  8,510,467        2.91%
  50.01-55.00........................       22             5,454,834        1.87
  55.01-60.00........................       50            14,015,423        4.80
  60.01-65.00........................       56            13,112,523        4.49
  65.01-70.00........................       99            22,001,578        7.53
  70.01-75.00........................      180            50,885,077       17.42
  75.01-80.00........................      627           125,035,825       42.81
  80.01-85.00........................       55             9,273,771        3.18
  85.01-90.00........................      235            31,248,753       10.70
  90.01-95.00........................       69            10,880,235        3.73
  95.01-100.00.......................       10             1,667,106        0.57
                                         -----          ------------      ------
      Total .........................    1,440          $292,085,592      100.00%
                                         =====          ============      ======

     The weighted average LTV ratio at origination of the mortgage loans will be approximately 76.38%.

     In connection with the mortgage loans secured by a leasehold interest, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

Primary Mortgage Insurance and Standard Hazard Insurance

     Each mortgage loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the depositor's knowledge, except in the case of nine mortgage loans representing approximately 0.5% of the mortgage loans, each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance if the LTV ratio is between 85.00% and 80.01%.

     Substantially all of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, PMI Mortgage Insurance Company, Radian Guaranty Inc. or Republic Mortgage Insurance Company which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans or Contracts" in the prospectus.

The Program

     General. Residential Funding commenced its Expanded Criteria Program, or the program, primarily for the purchase of mortgage loans that generally would not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. Examples include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by smaller or larger parcels of land, and mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See "--Program Underwriting Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

     Qualifications of Program Sellers. Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding's Expanded Criteria Seller Guide, or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the prospectus.

     Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

     Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor's monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the mortgage loans have been originated under "reduced documentation" or "no stated income" programs, which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review.

     Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Residential Funding

     Residential Funding will be responsible for master servicing the mortgage loans. Master servicing responsibilities include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

     Residential Funding and its affiliates are active purchasers of non-conforming mortgage loans and have sold a substantial amount of mortgage loans that do not present certain of the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential Funding serves as the master servicer for transactions backed by most of those mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

Additional Information

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

     A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

                         Description of the Certificates

General

     The Series 2001-QS16 Mortgage Asset-Backed Pass-Through Certificates will include the following twelve classes of Senior Certificates:

     o    Class A-1 Certificates;

     o    Class A-2 Certificates;

     o    Class A-3 Certificates;

     o    Class A-4 Certificates;

     o    Class A-5 Certificates, or the Accretion Directed TAC Certificates;

     o    Class A-6 Certificates, or the Accrual Companion Certificates;

     o Class A-7 Certificates, or the Floater Certificates, and together with the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the PAC Certificates;

     o Class A-7A Certificates, or the Inverse Floater Certificates; and together with the Floater Certificates, the Adjustable Rate Certificates;

     o    Class A-P Certificates, or the Principal Only Certificates;

     o Class A-V Certificates, or the Variable Strip Certificates, and together with the Class A-7A Certificates, the Interest Only Certificates; and

     o    Class R-I and R-II Certificates, together the Residual Certificates.

     The Class A-4 Certificates and Class A-6 Certificates shall collectively be referred to in this prospectus supplement as the Accrual Certificates. The Class A-3 Certificates and Class A-5 Certificates shall collectively be referred to in this prospectus supplement as the Accretion Directed Certificates. In addition to the Senior Certificates, the Series 2001-QS16 Mortgage Asset-Backed Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates. Only the Senior Certificates and the Class M Certificates are offered hereby. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

     o    the mortgage loans;

     o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

     o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o any applicable primary insurance policies and standard hazard insurance policies; and

     o    all proceeds of any of the foregoing.

     The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 94.50% in the trust. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3

Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 3.05%, 0.90%, 0.40%, 0.50%, 0.30% and 0.35%, respectively, in the trust.

     The Senior Certificates, other than the Class A-P, Variable Strip and Residual Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates, other than the Class A-7A Certificates, will be issued in minimum denominations of $25,000, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The Class A-7A Certificates will be issued in minimum denominations representing an initial notional amount of $2,000,000, and integral multiples of $1 in excess thereof. The Class A-P Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Class A-P Certificate evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of certificates. The Variable Strip Certificates and Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R-I Certificate and one Class R-II Certificate, as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

     The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates-- Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement:

     o all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

     o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of Certain of the Offered Certificates

     General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the related DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Form of Certificates."

     Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

     For additional information regarding DTC and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

Glossary of Terms

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     Accretion Termination Date--Any of the Class A-4 Accretion Termination Date or the Class A-6 Accretion Termination Date.

     Accrued Certificate Interest--With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates and, with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

          (i) any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

          (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, not allocated through subordination;

          (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

          (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Available Distribution Amount--For any distribution date, an amount equal to the aggregate of:

     o the aggregate amount of scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

     o all unscheduled payments on the mortgage loans, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

     o all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

     In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

     Certificate Principal Balance--For any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to
(x) the initial Certificate Principal Balance of that certificate, plus (y) in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of the Accrual Certificates, on each distribution date on or prior to the related Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Stated Principal Balance of all of the mortgage loans over (ii) the then-aggregate Certificate Principal Balance of all other classes of certificates then outstanding.

     Class A-P Collection Shortfall--With respect to each Final Disposition of a Discount Mortgage Loan in connection with each distribution date or any prior distribution date, the extent that the amount included under clause (iii) of the definition of Class A-P Principal Distribution Amount for that distribution date was less than the amount described in (a) under clause (iii) of the definition of Class A-P Principal Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class A-P Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on (i)


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


first, the Class B-1 Certificates and Class B-2 Certificates and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

     Class A-P Principal Distribution Amount--On each distribution date prior to the Credit Support Depletion Date, a distribution allocable to principal made to holders of the Class A-P Certificates from the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed, equal to the aggregate of:

          (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

          (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

          (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

          (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

          (v) an amount equal to the aggregate of the Class A-P Collection Shortfalls, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause
     (v) shall only be made to the extent of Eligible Funds on any distribution date.

On or after the Credit Support Depletion Date, an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans.

     Class A-4 Accretion Termination Date--The earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class A-3 Certificates and Class A-5 Certificates has been reduced to zero and
(ii) the Credit Support Depletion Date.

     Class A-6 Accretion Termination Date--The earlier to occur of (i) the distribution date on which the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

     Class A-4 Accrual Distribution Amount--On each distribution date preceding the Class A-4 Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-4 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-4 Certificates and distributed to the holders of the Class A-3 Certificates and Class A-5 Certificates, in the manner and priority set forth in this prospectus supplement, as principal in reduction of the Certificate Principal Balances of the Class A-3 Certificates and Class A-5 Certificates. The amount that is added to the Certificate Principal Balance of the Class A-4 Certificates will accrue interest at a rate of 6.25% per annum. On each distribution date on or after the Class A-4 Accretion Termination Date, the entire Accrued Certificate Interest on the Class A-4 Certificates for that date will be payable to the holders of the Class A-4 Certificates, as interest, to the extent not required to fully reduce the Certificate Principal Balances of the Class A-3 Certificates and Class A-5 Certificates to zero on the Class A-4 Accretion Termination Date; provided, however, that if the Class A-4

Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-4 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-4 Certificates.

     Class A-6 Accrual Distribution Amount--On each distribution date preceding the Class A-6 Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-6 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-6 Certificates and distributed to the holders of the Class A-5 Certificates, in the manner and priority set forth in this prospectus supplement, as principal in reduction of the Certificate Principal Balance of the Class A-5 Certificates. The amount that is added to the Certificate Principal Balance of the Class A-6 Certificates will accrue interest at a rate of 6.25% per annum. On each distribution date on or after the Class A-6 Accretion Termination Date, the entire Accrued Certificate Interest on the Class A-6 Certificates for that date will be payable to the holders of the Class A-6 Certificates, as interest, to the extent not required to fully reduce the Certificate Principal Balance of the Class A-5 Certificates to zero on the Class A-6 Accretion Termination Date; provided, however, that if the Class A-6 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-6 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-6 Certificates.

     Class M Percentage--With respect to the Class M-1, Class M-2 and Class M-3 Certificates and any distribution date, a percentage that will initially equal approximately 3.05%, 0.90% and 0.40%, respectively, and each will in no event exceed 100%. The Class M-1, Class M-2 and Class M-3 Percentages will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the related Discount Fraction of each Discount Mortgage Loan, immediately prior to that distribution date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the trust evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M-1, Class M-2 and Class M-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     Credit Support Depletion Date--The first distribution date on which the Senior Percentage equals 100%.

     Discount Fraction--With respect to each Discount Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is 6.25% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 6.25%. The Class A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

     Discount Mortgage Loan--Any mortgage loan with a Net Mortgage Rate less than 6.25% per annum.

     Due Date--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

     Due Period--With respect to any distribution date, the period commencing on the second day of the month prior to the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

     Eligible Funds--On any distribution date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount, determined without regard to clause (iv) of its definition, the Class A-P Principal Distribution Amount, determined without regard to clause (v) of its definition, and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

     Excess Bankruptcy Losses--Bankruptcy Losses in excess of the Bankruptcy Amount.

     Excess Fraud Losses--Fraud Losses in excess of the Fraud Loss Amount.


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


     Excess Special Hazard Losses--Special Hazard Losses in excess of the Special Hazard Amount.

     Excess Subordinate Principal Amount--With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

     Final Disposition--With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     Interest Accrual Period--For all classes of certificates, other than the Adjustable Rate Certificates, the calendar month preceding the month in which the distribution date occurs. The Interest Accrual Period for the Adjustable Rate Certificates is the one-month period commencing on the 25th day of the month preceding the month in which the distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates, including the Adjustable Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

     Net Mortgage Rate--As to a mortgage loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

     Non-Discount Mortgage Loan--The mortgage loans other than the Discount Mortgage Loans.

     Notional Amount--As of any date of determination, the Notional Amount of the Class A-7A Certificates is equal to the Certificate Principal Balance of the Class A-7 Certificates immediately prior to that date. The initial Notional Amount of the Class A-7A Certificates is approximately $37,916,000. As of any date of determination, the Notional Amount of the Variable Strip Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans immediately prior to that date. Reference to a Notional Amount with respect to any Interest Only Certificate is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

     Record Date--With respect to any certificates, other than the Adjustable Rate Certificates, and any distribution date, the close of business on the last business day of the preceding calendar month. With respect to the Adjustable Rate Certificates and any distribution date, the close of business on the day prior to that distribution date.

     Senior Accelerated Distribution Percentage--For any distribution date occurring prior to the distribution date in December 2006, 100%. The Senior Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

     o for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus 70% of the Subordinate Percentage for that distribution date;

     o for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus 60% of the Subordinate Percentage for that distribution date;

     o for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus 40% of the Subordinate Percentage for that distribution date;

     o for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus 20% of the Subordinate Percentage for that distribution date; and

     o for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

     Any scheduled reduction to the Senior Accelerated Distribution Percentage shall not be made as of any distribution date unless either:

          (a)(i)(X) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates; or

          (b)(i) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year or any year thereafter, after the closing date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

     Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

     Senior Interest Distribution Amount--The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date, including the Class A-4 Accrual Distribution Amount and the Class A-6 Accrual Distribution Amount.

     Senior Percentage--As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Discount Fraction of the Discount Mortgage Loans, immediately prior to that distribution date. The Senior Percentage will initially equal approximately 94.50% and will in no event exceed 100%. The initial Senior Percentage is less than the initial percentage interest in the trust evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the Class A-P Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     Senior Principal Distribution Amount--With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Class A-P Principal Distribution Amount have been distributed and (b) the sum of:

          (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (2) the principal portion of all proceeds of the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan;

          (ii) in connection with the Final Disposition of a mortgage loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

               (1) the then-applicable Senior Percentage of the Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

               (2) the then-applicable Senior Accelerated Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

          (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

          (iv) any Excess Subordinate Principal Amount for that distribution date; and

          (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     Subordinate Percentage--As of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.

Interest Distributions

     Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the related Accretion Termination Date in the case of the Accrual Certificates.

     Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment Interest Shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as described in this prospectus supplement.

     These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

     On or prior to the distribution date on which the applicable Accretion Termination Date occurs, interest shortfalls allocated to the Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates and will cause the Certificate Principal Balances of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. Because any interest shortfalls allocated to the Accrual Certificates will result in the Certificate Principal Balance of those certificates being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on those certificates in the future and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced.

     The pass-through rates on all classes of offered certificates, other than the Adjustable Rate, Variable Strip and Principal Only Certificates, are fixed and are listed on page S-5 of this prospectus supplement.

     The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

          (1) The pass-through rate on the Class A-7 Certificates with respect to the initial Interest Accrual Period is 2.39% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 0.30% plus LIBOR, with a maximum rate of 8.50% per annum and a minimum rate of 0.30% per annum.

          (2) The pass-through rate on the Class A-7A Certificates with respect to the initial Interest Accrual Period is 6.11% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 8.20% minus LIBOR, with a maximum rate of 8.20% per annum and a minimum rate of 0.00% per annum.

     The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at (800) 735-7777.

     The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date, of the pool strip rates on each of the mortgage loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 6.25%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans range between 0.00% and 2.55% per annum. The initial pass-through rate on the Variable Strip Certificates is 0.8618% per annum.

     As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

     At the option of the initial holder of the Variable Strip Certificates, any Variable Strip Certificate can be exchanged by that holder for one or more Variable Strip Certificates that represent, in the aggregate, the same Notional Amount, and the pass-through rate and Notional Amount of each Variable Strip Certificate so exchanged will be based on the pool strip rates and Stated Principal Balances of the mortgage loans corresponding to that Variable Strip Certificate.

Determination of LIBOR

     LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

     On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Bridge Telerate Capital Markets Report as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, 2.09% per annum with respect to the Adjustable Rate Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

     The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, other than the Class A-4 Accrual Distribution Amount and Class A-6 Accrual Distribution Amount, a distribution allocable to principal equal to the sum of the Senior Principal Distribution Amount, the Class A-P Principal Distribution Amount, the Class A-4 Accrual Distribution Amount and the Class A-6 Accrual Distribution Amount.

     Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount, other than the Class A-4 Accrual Distribution Amount and Class A-6 Accrual Distribution Amount, as follows:

          (a) Prior to the occurrence of the Credit Support Depletion Date:

               (i) the Class A-P Principal Distribution Amount shall be distributed to the Class A-P Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               (ii) an amount equal to the Class A-4 Accrual Distribution Amount shall be distributed sequentially to the Class A-3 Certificates and Class A-5 Certificates, in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero;

               (iii) an amount equal to the Class A-6 Accrual Distribution Amount shall be distributed to the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero, after taking into account any payment made to the Class A-5 Certificates pursuant to clause (a)(ii) above;

               (iv) the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

                    (A) first, concurrently to the Class R-I Certificates and
               Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

                    (B) second, concurrently, on a pro rata basis in accordance with their respective Certificate Principal Balances, after the payments of principal made in accordance with clause (iv)(A) above, to the Class A-1 Certificates and Class A-7 Certificates, and, after, the Certificate Principal Balances of the Class A-1 Certificates and Class A-7 Certificates have been reduced to zero, to the Class A-2 Certificates, until the Certificate Principal Balance of each of the Class A-1, Class A-2 and Class A-7 Certificates has been reduced to its respective Planned Principal Balance set forth in the table below entitled "Planned Principal Balances, Table I" for such distribution date;

                    (C) third, after the payments of principal made in
               accordance with clauses (ii), (iv)(A) and (iv)(B) above, sequentially to the Class A-3 Certificates and Class A-4 Certificates, until the Certificate Principal Balance of each of the Class A-3 Certificates and Class A-4 Certificates has been reduced to its respective Planned Principal Balance set forth in the table below entitled "Planned Principal Balances, Table II" for such distribution date;

                    (D) fourth, after the payments of principal made in
               accordance with clauses (ii), (iii) and (iv)(A) through (iv)(C) above, to the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to the Targeted Principal Balance set forth in the table below entitled "Targeted Principal Balances" for such distribution date;

                    (E) fifth, after the payments of principal made in
               accordance with clauses (iv)(A) through (iv)(D) above, to the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero;

                    (F) sixth, after the payments of principal made in
               accordance with clauses (ii), (iii) and (iv)(A) through (iv)(E) above, to the Class A-5 Certificates, without regard to its Targeted Principal Balance for such distribution date, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero;

                    (G) seventh, after the payments of principal made in
               accordance with clauses (ii) and (iv)(A) through (iv)(F) above, sequentially to the Class A-3 Certificates and Class A-4 Certificates, without regard to the respective Planned Principal Balances of the Class A-3 Certificates and Class A-4 Certificates for such distribution date, until the Certificate Principal Balances of the Class A-3 Certificates and Class A-4 Certificates have been reduced to zero;

                    (H) eighth, concurrently, on a pro rata basis in accordance with their respective Certificate Principal Balances, after the payments of principal made in accordance with clauses (iv)(A) through (iv)(G) above, to the Class A-1 Certificates and Class A-7 Certificates, without regard to the respective Planned Principal Balances of the Class A-1 Certificates and Class A-7 Certificates for such distribution date, until the Certificate Principal Balances of the Class A-1 Certificates and Class A-7 Certificates have been reduced to zero; and

                    (I) ninth, after the payments of principal made in
               accordance with clauses (iv)(A) through (iv)(H) above, to the Class A-2 Certificates, without regard to the Planned Principal Balance of the Class A-2 Certificates for such distribution date, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero.

          (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates, other than the Class A-P Certificates, will be disregarded. Instead, an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Class A-P Certificates, and the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under "Interest Distributions."

         (c) After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

         The following tables set forth for each distribution date the applicable Planned Principal Balances or Targeted Principal Balances for the PAC Certificates and the Accretion Directed TAC Certificates.

         There is no assurance that sufficient funds will be available on any distribution date (i) to reduce the Certificate Principal Balances of the Class A-1, Class A-2 and Class A-7 Certificates to the Planned Principal Balances for that distribution date in Table I, (ii) to reduce the Certificate Principal Balances of the Class A-3 Certificates and Class A-4 Certificates to the Planned Principal Balances for that distribution date in Table II or (iii) to reduce the Certificate Principal Balance of the Class A-5 Certificates to the Targeted Principal Balance for that distribution date, or that distributions will not be made in excess of those amounts for that distribution date.


                           Planned Principal Balances
                                     Table I

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   Initial Balance...................          $113,748,000.00         $31,308,300.00         $37,916,000.00
   December 2001 ....................           112,075,260.34          31,308,300.00          37,358,420.11
   January 2002 .....................           110,414,199.66          31,308,300.00          36,804,733.22
   February 2002 ....................           108,764,886.71          31,308,300.00          36,254,962.24
   March 2002 .......................           107,127,240.79          31,308,300.00          35,709,080.26
   April 2002 .......................           105,501,181.79          31,308,300.00          35,167,060.60
   May 2002 .........................           103,886,630.12          31,308,300.00          34,628,876.71
   June 2002 ........................           102,283,506.78          31,308,300.00          34,094,502.26
   July 2002 ........................           100,691,733.32          31,308,300.00          33,563,911.11
   August 2002 ......................            99,111,231.82          31,308,300.00          33,037,077.27
   September 2002....................            97,541,924.92          31,308,300.00          32,513,974.97
   October 2002......................            95,983,735.78          31,308,300.00          31,994,578.59
   November 2002.....................            94,436,588.13          31,308,300.00          31,478,862.71
   December 2002.....................            92,900,406.20          31,308,300.00          30,966,802.07
   January 2003......................            91,375,114.77          31,308,300.00          30,458,371.59
   February 2003.....................            89,860,639.14          31,308,300.00          29,953,546.38
   March 2003........................            88,356,905.13          31,308,300.00          29,452,301.71
   April 2003........................            86,863,839.08          31,308,300.00          28,954,613.03
   May 2003..........................            85,381,367.85          31,308,300.00          28,460,455.95
   June 2003.........................            83,909,418.81          31,308,300.00          27,969,806.27
   July 2003.........................            82,447,919.82          31,308,300.00          27,482,639.94
   August 2003 ......................            80,996,799.29          31,308,300.00          26,998,933.10
   September 2003....................            79,555,986.07          31,308,300.00          26,518,662.02
   October 2003......................            78,125,409.56          31,308,300.00          26,041,803.19
   November 2003.....................            76,704,999.63          31,308,300.00          25,568,333.21
   December 2003.....................            75,294,686.63          31,308,300.00          25,098,228.88
   January 2004......................            73,894,401.44          31,308,300.00          24,631,467.15
   February 2004.....................            72,504,075.37          31,308,300.00          24,168,025.12
   March 2004........................            71,123,640.25          31,308,300.00          23,707,880.08
   April 2004........................            69,753,028.38          31,308,300.00          23,251,009.46
   May 2004..........................            68,392,172.52          31,308,300.00          22,797,390.84

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   June 2004.........................           $67,041,005.91         $31,308,300.00         $22,347,001.97
   July 2004.........................            65,699,462.26          31,308,300.00          21,899,820.75
   August 2004 ......................            64,367,475.74          31,308,300.00          21,455,825.25
   September 2004....................            63,044,981.00          31,308,300.00          21,014,993.67
   October 2004......................            61,731,913.12          31,308,300.00          20,577,304.37
   November 2004.....................            60,428,207.64          31,308,300.00          20,142,735.88
   December 2004.....................            59,133,800.57          31,308,300.00          19,711,266.86
   January 2005......................            57,848,628.37          31,308,300.00          19,282,876.12
   February 2005.....................            56,572,627.91          31,308,300.00          18,857,542.64
   March 2005........................            55,305,736.55          31,308,300.00          18,435,245.52
   April 2005........................            54,047,892.05          31,308,300.00          18,015,964.02
   May 2005..........................            52,799,032.63          31,308,300.00          17,599,677.54
   June 2005.........................            51,559,096.95          31,308,300.00          17,186,365.65
   July 2005.........................            50,328,024.07          31,308,300.00          16,776,008.02
   August 2005 ......................            49,105,753.51          31,308,300.00          16,368,584.50
   September 2005....................            47,892,225.20          31,308,300.00          15,964,075.07
   October 2005......................            46,687,379.48          31,308,300.00          15,562,459.83
   November 2005.....................            45,491,157.14          31,308,300.00          15,163,719.05
   December 2005.....................            44,303,499.37          31,308,300.00          14,767,833.12
   January 2006......................            43,124,347.76          31,308,300.00          14,374,782.59
   February 2006.....................            41,953,644.33          31,308,300.00          13,984,548.11
   March 2006........................            40,791,331.49          31,308,300.00          13,597,110.50
   April 2006........................            39,637,352.09          31,308,300.00          13,212,450.70
   May 2006..........................            38,491,649.34          31,308,300.00          12,830,549.78
   June 2006.........................            37,354,166.87          31,308,300.00          12,451,388.96
   July 2006.........................            36,224,848.71          31,308,300.00          12,074,949.57
   August 2006 ......................            35,103,639.28          31,308,300.00          11,701,213.09
   September 2006....................            33,990,483.38          31,308,300.00          11,330,161.13
   October 2006......................            32,885,326.22          31,308,300.00          10,961,775.41
   November 2006.....................            31,788,113.38          31,308,300.00          10,596,037.79
   December 2006.....................            30,722,415.12          31,308,300.00          10,240,805.04
   January 2007......................            29,664,449.01          31,308,300.00           9,888,149.67
   February 2007.....................            28,614,161.54          31,308,300.00           9,538,053.85
   March 2007........................            27,571,499.57          31,308,300.00           9,190,499.86
   April 2007........................            26,536,410.32          31,308,300.00           8,845,470.11
   May 2007..........................            25,508,841.40          31,308,300.00           8,502,947.13
   June 2007.........................            24,488,740.77          31,308,300.00           8,162,913.59
   July 2007.........................            23,476,056.75          31,308,300.00           7,825,352.25
   August 2007.......................            22,470,738.03          31,308,300.00           7,490,246.01
   September 2007....................            21,472,733.65          31,308,300.00           7,157,577.88
   October 2007......................            20,481,993.00          31,308,300.00           6,827,331.00
   November 2007.....................            19,498,465.86          31,308,300.00           6,499,488.62
   December 2007.....................            18,536,986.38          31,308,300.00           6,178,995.46
   January 2008......................            17,595,030.92          31,308,300.00           5,865,010.31
   February 2008.....................            16,672,222.07          31,308,300.00           5,557,407.36
   March 2008........................            15,768,189.56          31,308,300.00           5,256,063.19
   April 2008........................            14,882,570.14          31,308,300.00           4,960,856.71
   May 2008..........................            14,015,007.39          31,308,300.00           4,671,669.13
   June 2008.........................            13,165,151.67          31,308,300.00           4,388,383.89
   July 2008.........................            12,332,659.94          31,308,300.00           4,110,886.65
   August 2008.......................            11,517,195.65          31,308,300.00           3,839,065.22
   September 2008....................            10,718,428.61          31,308,300.00           3,572,809.54
   October 2008......................             9,936,034.91          31,308,300.00           3,312,011.64
   November 2008.....................             9,169,696.74          31,308,300.00           3,056,565.58

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   December 2008.....................            $8,453,893.61         $31,308,300.00          $2,817,964.54
   January 2009......................             7,752,790.56          31,308,300.00           2,584,263.52
   February 2009.....................             7,066,098.28          31,308,300.00           2,355,366.09
   March 2009........................             6,393,533.00          31,308,300.00           2,131,177.67
   April 2009........................             5,734,816.40          31,308,300.00           1,911,605.47
   May 2009..........................             5,089,675.51          31,308,300.00           1,696,558.50
   June 2009.........................             4,457,842.58          31,308,300.00           1,485,947.53
   July 2009.........................             3,839,055.02          31,308,300.00           1,279,685.01
   August 2009.......................             3,233,055.29          31,308,300.00           1,077,685.10
   September 2009....................             2,639,590.78          31,308,300.00             879,863.59
   October 2009......................             2,058,413.75          31,308,300.00             686,137.92
   November 2009.....................             1,489,281.22          31,308,300.00             496,427.07
   December 2009.....................               961,870.53          31,308,300.00             320,623.51
   January 2010......................               445,169.77          31,308,300.00             148,389.92
   February 2010.....................                     0.00          31,226,923.23                   0.00
   March 2010........................                     0.00          30,565,708.10                   0.00
   April 2010........................                     0.00          29,917,943.10                   0.00
   May 2010..........................                     0.00          29,283,362.30                   0.00
   June 2010.........................                     0.00          28,661,704.92                   0.00
   July 2010.........................                     0.00          28,052,715.23                   0.00
   August 2010.......................                     0.00          27,456,142.45                   0.00
   September 2010....................                     0.00          26,871,740.69                   0.00
   October 2010......................                     0.00          26,299,268.83                   0.00
   November 2010.....................                     0.00          25,738,490.40                   0.00
   December 2010.....................                     0.00          25,221,912.79                   0.00
   January 2011......................                     0.00          24,715,374.82                   0.00
   February 2011.....................                     0.00          24,218,685.08                   0.00
   March 2011........................                     0.00          23,731,655.76                   0.00
   April 2011........................                     0.00          23,254,102.62                   0.00
   May 2011..........................                     0.00          22,785,844.85                   0.00
   June 2011.........................                     0.00          22,326,705.07                   0.00
   July 2011.........................                     0.00          21,876,509.25                   0.00
   August 2011.......................                     0.00          21,435,086.63                   0.00
   September 2011....................                     0.00          21,002,269.67                   0.00
   October 2011......................                     0.00          20,577,894.00                   0.00
   November 2011.....................                     0.00          20,161,798.32                   0.00
   December 2011.....................                     0.00          19,753,824.42                   0.00
   January 2012......................                     0.00          19,353,817.04                   0.00
   February 2012.....................                     0.00          18,961,623.85                   0.00
   March 2012........................                     0.00          18,577,095.42                   0.00
   April 2012........................                     0.00          18,200,085.11                   0.00
   May 2012..........................                     0.00          17,830,449.07                   0.00
   June 2012.........................                     0.00          17,468,046.16                   0.00
   July 2012.........................                     0.00          17,112,737.90                   0.00
   August 2012.......................                     0.00          16,764,388.43                   0.00
   September 2012....................                     0.00          16,422,864.46                   0.00
   October 2012......................                     0.00          16,088,035.22                   0.00
   November 2012.....................                     0.00          15,759,772.39                   0.00
   December 2012.....................                     0.00          15,437,950.11                   0.00
   January 2013......................                     0.00          15,122,444.87                   0.00
   February 2013.....................                     0.00          14,813,135.51                   0.00
   March 2013........................                     0.00          14,509,903.15                   0.00
   April 2013........................                     0.00          14,212,631.17                   0.00
   May 2013..........................                     0.00          13,921,205.15                   0.00

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   June 2013.........................                    $0.00         $13,635,512.84                  $0.00
   July 2013.........................                     0.00          13,355,444.11                   0.00
   August 2013.......................                     0.00          13,080,890.91                   0.00
   September 2013....................                     0.00          12,811,747.25                   0.00
   October 2013......................                     0.00          12,547,909.12                   0.00
   November 2013.....................                     0.00          12,289,274.51                   0.00
   December 2013.....................                     0.00          12,035,743.32                   0.00
   January 2014......................                     0.00          11,787,217.37                   0.00
   February 2014.....................                     0.00          11,543,600.31                   0.00
   March 2014........................                     0.00          11,304,797.63                   0.00
   April 2014........................                     0.00          11,070,716.62                   0.00
   May 2014..........................                     0.00          10,841,266.32                   0.00
   June 2014.........................                     0.00          10,616,357.50                   0.00
   July 2014.........................                     0.00          10,395,902.60                   0.00
   August 2014.......................                     0.00          10,179,815.75                   0.00
   September 2014....................                     0.00           9,968,012.70                   0.00
   October 2014......................                     0.00           9,760,410.78                   0.00
   November 2014.....................                     0.00           9,556,928.93                   0.00
   December 2014.....................                     0.00           9,357,487.58                   0.00
   January 2015......................                     0.00           9,162,008.70                   0.00
   February 2015.....................                     0.00           8,970,415.75                   0.00
   March 2015........................                     0.00           8,782,633.61                   0.00
   April 2015........................                     0.00           8,598,588.63                   0.00
   May 2015..........................                     0.00           8,418,208.51                   0.00
   June 2015.........................                     0.00           8,241,422.38                   0.00
   July 2015.........................                     0.00           8,068,160.67                   0.00
   August 2015.......................                     0.00           7,898,355.16                   0.00
   September 2015....................                     0.00           7,731,938.92                   0.00
   October 2015......................                     0.00           7,568,846.28                   0.00
   November 2015.....................                     0.00           7,409,012.84                   0.00
   December 2015.....................                     0.00           7,252,375.42                   0.00
   January 2016......................                     0.00           7,098,872.04                   0.00
   February 2016.....................                     0.00           6,948,441.90                   0.00
   March 2016........................                     0.00           6,801,025.35                   0.00
   April 2016........................                     0.00           6,656,563.89                   0.00
   May 2016..........................                     0.00           6,515,000.13                   0.00
   June 2016.........................                     0.00           6,376,277.77                   0.00
   July 2016.........................                     0.00           6,240,341.59                   0.00
   August 2016.......................                     0.00           6,107,137.42                   0.00
   September 2016....................                     0.00           5,976,612.11                   0.00
   October 2016......................                     0.00           5,848,713.54                   0.00
   November 2016.....................                     0.00           5,723,390.59                   0.00
   December 2016.....................                     0.00           5,600,593.09                   0.00
   January 2017......................                     0.00           5,480,271.85                   0.00
   February 2017.....................                     0.00           5,362,378.61                   0.00
   March 2017........................                     0.00           5,246,866.03                   0.00
   April 2017........................                     0.00           5,133,687.69                   0.00
   May 2017..........................                     0.00           5,022,798.04                   0.00
   June 2017.........................                     0.00           4,914,152.40                   0.00
   July 2017.........................                     0.00           4,807,706.95                   0.00
   August 2017.......................                     0.00           4,703,418.71                   0.00
   September 2017....................                     0.00           4,601,245.52                   0.00
   October 2017......................                     0.00           4,501,146.02                   0.00
   November 2017.....................                     0.00           4,403,079.65                   0.00

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   December 2017.....................                    $0.00          $4,307,006.63                  $0.00
   January 2018......................                     0.00           4,212,887.93                   0.00
   February 2018.....................                     0.00           4,120,685.27                   0.00
   March 2018........................                     0.00           4,030,361.10                   0.00
   April 2018........................                     0.00           3,941,878.62                   0.00
   May 2018..........................                     0.00           3,855,201.68                   0.00
   June 2018.........................                     0.00           3,770,294.88                   0.00
   July 2018.........................                     0.00           3,687,123.45                   0.00
   August 2018.......................                     0.00           3,605,653.32                   0.00
   September 2018....................                     0.00           3,525,851.07                   0.00
   October 2018......................                     0.00           3,447,683.90                   0.00
   November 2018.....................                     0.00           3,371,119.66                   0.00
   December 2018.....................                     0.00           3,296,126.81                   0.00
   January 2019......................                     0.00           3,222,674.43                   0.00
   February 2019.....................                     0.00           3,150,732.16                   0.00
   March 2019........................                     0.00           3,080,270.26                   0.00
   April 2019........................                     0.00           3,011,259.54                   0.00
   May 2019..........................                     0.00           2,943,671.38                   0.00
   June 2019.........................                     0.00           2,877,477.71                   0.00
   July 2019.........................                     0.00           2,812,650.99                   0.00
   August 2019.......................                     0.00           2,749,164.23                   0.00
   September 2019....................                     0.00           2,686,990.95                   0.00
   October 2019......................                     0.00           2,626,105.16                   0.00
   November 2019.....................                     0.00           2,566,481.41                   0.00
   December 2019.....................                     0.00           2,508,094.70                   0.00
   January 2020......................                     0.00           2,450,920.55                   0.00
   February 2020.....................                     0.00           2,394,934.92                   0.00
   March 2020........................                     0.00           2,340,114.25                   0.00
   April 2020........................                     0.00           2,286,435.44                   0.00
   May 2020..........................                     0.00           2,233,875.82                   0.00
   June 2020.........................                     0.00           2,182,413.16                   0.00
   July 2020.........................                     0.00           2,132,025.67                   0.00
   August 2020.......................                     0.00           2,082,691.98                   0.00
   September 2020....................                     0.00           2,034,391.12                   0.00
   October 2020......................                     0.00           1,987,102.54                   0.00
   November 2020.....................                     0.00           1,940,806.08                   0.00
   December 2020.....................                     0.00           1,895,481.97                   0.00
   January 2021......................                     0.00           1,851,110.83                   0.00
   February 2021.....................                     0.00           1,807,673.64                   0.00
   March 2021........................                     0.00           1,765,151.76                   0.00
   April 2021........................                     0.00           1,723,526.91                   0.00
   May 2021..........................                     0.00           1,682,781.16                   0.00
   June 2021.........................                     0.00           1,642,896.94                   0.00
   July 2021.........................                     0.00           1,603,857.01                   0.00
   August 2021.......................                     0.00           1,565,644.45                   0.00
   September 2021....................                     0.00           1,528,242.70                   0.00
   October 2021......................                     0.00           1,491,635.50                   0.00
   November 2021.....................                     0.00           1,455,806.91                   0.00
   December 2021.....................                     0.00           1,420,741.31                   0.00
   January 2022......................                     0.00           1,386,423.36                   0.00
   February 2022.....................                     0.00           1,352,838.04                   0.00
   March 2022........................                     0.00           1,319,970.62                   0.00
   April 2022........................                     0.00           1,287,806.65                   0.00
   May 2022..........................                     0.00           1,256,331.95                   0.00

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   June 2022.........................                    $0.00          $1,225,532.65                  $0.00
   July 2022.........................                     0.00           1,195,395.11                   0.00
   August 2022.......................                     0.00           1,165,905.99                   0.00
   September 2022....................                     0.00           1,137,052.19                   0.00
   October 2022......................                     0.00           1,108,820.87                   0.00
   November 2022.....................                     0.00           1,081,199.44                   0.00
   December 2022.....................                     0.00           1,054,175.56                   0.00
   January 2023......................                     0.00           1,027,737.12                   0.00
   February 2023.....................                     0.00           1,001,872.27                   0.00
   March 2023........................                     0.00             976,569.36                   0.00
   April 2023........................                     0.00             951,817.00                   0.00
   May 2023..........................                     0.00             927,604.00                   0.00
   June 2023.........................                     0.00             903,919.38                   0.00
   July 2023.........................                     0.00             880,752.42                   0.00
   August 2023.......................                     0.00             858,092.56                   0.00
   September 2023....................                     0.00             835,929.48                   0.00
   October 2023......................                     0.00             814,253.04                   0.00
   November 2023.....................                     0.00             793,053.31                   0.00
   December 2023.....................                     0.00             772,320.56                   0.00
   January 2024......................                     0.00             752,045.24                   0.00
   February 2024.....................                     0.00             732,217.99                   0.00
   March 2024........................                     0.00             712,829.65                   0.00
   April 2024........................                     0.00             693,871.21                   0.00
   May 2024..........................                     0.00             675,333.86                   0.00
   June 2024.........................                     0.00             657,208.96                   0.00
   July 2024.........................                     0.00             639,488.03                   0.00
   August 2024.......................                     0.00             622,162.77                   0.00
   September 2024....................                     0.00             605,225.04                   0.00
   October 2024......................                     0.00             588,666.84                   0.00
   November 2024.....................                     0.00             572,480.37                   0.00
   December 2024.....................                     0.00             556,657.95                   0.00
   January 2025......................                     0.00             541,192.06                   0.00
   February 2025.....................                     0.00             526,075.32                   0.00
   March 2025........................                     0.00             511,300.53                   0.00
   April 2025........................                     0.00             496,860.59                   0.00
   May 2025..........................                     0.00             482,748.56                   0.00
   June 2025.........................                     0.00             468,957.64                   0.00
   July 2025.........................                     0.00             455,481.16                   0.00
   August 2025.......................                     0.00             442,312.58                   0.00
   September 2025....................                     0.00             429,445.49                   0.00
   October 2025......................                     0.00             416,873.62                   0.00
   November 2025.....................                     0.00             404,590.81                   0.00
   December 2025.....................                     0.00             392,591.03                   0.00
   January 2026......................                     0.00             380,868.35                   0.00
   February 2026.....................                     0.00             369,416.99                   0.00
   March 2026........................                     0.00             358,231.27                   0.00
   April 2026........................                     0.00             347,305.61                   0.00
   May 2026..........................                     0.00             336,634.57                   0.00
   June 2026.........................                     0.00             326,212.78                   0.00
   July 2026.........................                     0.00             316,035.02                   0.00
   August 2026.......................                     0.00             306,096.14                   0.00
   September 2026....................                     0.00             296,391.10                   0.00
   October 2026......................                     0.00             286,914.99                   0.00
   November 2026.....................                     0.00             277,662.95                   0.00

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   December 2026.....................                    $0.00            $268,630.26                  $0.00
   January 2027......................                     0.00             259,812.27                   0.00
   February 2027.....................                     0.00             251,204.42                   0.00
   March 2027........................                     0.00             242,802.26                   0.00
   April 2027........................                     0.00             234,601.42                   0.00
   May 2027..........................                     0.00             226,597.61                   0.00
   June 2027.........................                     0.00             218,786.65                   0.00
   July 2027.........................                     0.00             211,164.41                   0.00
   August 2027.......................                     0.00             203,726.87                   0.00
   September 2027....................                     0.00             196,470.07                   0.00
   October 2027......................                     0.00             189,390.16                   0.00
   November 2027.....................                     0.00             182,483.34                   0.00
   December 2027.....................                     0.00             175,745.89                   0.00
   January 2028......................                     0.00             169,174.17                   0.00
   February 2028.....................                     0.00             162,764.63                   0.00
   March 2028........................                     0.00             156,513.75                   0.00
   April 2028........................                     0.00             150,418.13                   0.00
   May 2028..........................                     0.00             144,474.41                   0.00
   June 2028.........................                     0.00             138,679.29                   0.00
   July 2028.........................                     0.00             133,029.56                   0.00
   August 2028.......................                     0.00             127,522.07                   0.00
   September 2028....................                     0.00             122,153.72                   0.00
   October 2028......................                     0.00             116,921.49                   0.00
   November 2028.....................                     0.00             111,822.41                   0.00
   December 2028.....................                     0.00             106,853.57                   0.00
   January 2029......................                     0.00             102,012.13                   0.00
   February 2029.....................                     0.00              97,295.30                   0.00
   March 2029........................                     0.00              92,700.34                   0.00
   April 2029........................                     0.00              88,224.58                   0.00
   May 2029..........................                     0.00              83,865.40                   0.00
   June 2029.........................                     0.00              79,620.22                   0.00
   July 2029.........................                     0.00              75,486.54                   0.00
   August 2029.......................                     0.00              71,461.89                   0.00
   September 2029....................                     0.00              67,543.85                   0.00
   October 2029......................                     0.00              63,730.07                   0.00
   November 2029.....................                     0.00              60,018.21                   0.00
   December 2029.....................                     0.00              56,406.03                   0.00
   January 2030......................                     0.00              52,891.28                   0.00
   February 2030.....................                     0.00              49,471.81                   0.00
   March 2030........................                     0.00              46,145.47                   0.00
   April 2030........................                     0.00              42,910.18                   0.00
   May 2030..........................                     0.00              39,763.90                   0.00
   June 2030.........................                     0.00              36,704.62                   0.00
   July 2030.........................                     0.00              33,730.38                   0.00
   August 2030.......................                     0.00              30,839.27                   0.00
   September 2030....................                     0.00              28,029.39                   0.00
   October 2030......................                     0.00              25,298.92                   0.00
   November 2030.....................                     0.00              22,646.04                   0.00
   December 2030.....................                     0.00              20,068.99                   0.00
   January 2031......................                     0.00              17,566.04                   0.00
   February 2031.....................                     0.00              15,135.50                   0.00
   March 2031........................                     0.00              12,775.71                   0.00
   April 2031........................                     0.00              10,485.04                   0.00
   May 2031..........................                     0.00               8,261.92                   0.00

                                              Planned Principal       Planned Principal     Planned Principal
                                                Balances for            Balances for           Balances for
                                                  Class A-1               Class A-2             Class A-7
   Distribution Date                            Certificates            Certificates           Certificates
   -----------------                            ------------            ------------           ------------
   June 2031.........................                    $0.00              $6,104.77                  $0.00
   July 2031.........................                     0.00               4,012.07                   0.00
   August 2031.......................                     0.00               1,982.34                   0.00
   September 2031....................                     0.00                  14.11                   0.00
   October 2031......................                     0.00                   6.95                   0.00
   November 2031.....................                     0.00                      0                   0.00

                           Planned Principal Balances
                                    Table II


                                                           Planned Principal       Planned Principal
                                                              Balances for            Balances for
                                                               Class A-3                Class A-4
                Distribution Date                             Certificates            Certificates
                -----------------                             ------------            ------------
                Initial Balance...................           $59,113,542.00          $5,000,000.00
                December 2001 ....................            57,463,202.26           5,026,041.67
                January 2002 .....................            55,846,722.09           5,052,218.97
                February 2002 ....................            54,263,580.11           5,078,532.61
                March 2002 .......................            52,713,262.09           5,104,983.30
                April 2002 .......................            51,195,260.87           5,131,571.75
                May 2002 .........................            49,709,076.27           5,158,298.69
                June 2002 ........................            48,254,214.98           5,185,164.83
                July 2002 ........................            46,830,190.50           5,212,170.89
                August 2002 ......................            45,436,523.01           5,239,317.62
                September 2002....................            44,072,739.33           5,266,605.73
                October 2002......................            42,738,372.79           5,294,035.97
                November 2002.....................            41,432,963.17           5,321,609.07
                December 2002.....................            40,156,056.60           5,349,325.79
                January 2003......................            38,907,205.49           5,377,186.86
                February 2003.....................            37,685,968.44           5,405,193.04
                March 2003........................            36,491,910.16           5,433,345.09
                April 2003........................            35,324,601.38           5,461,643.76
                May 2003..........................            34,183,618.78           5,490,089.82
                June 2003.........................            33,068,544.92           5,518,684.04
                July 2003.........................            31,978,968.15           5,547,427.18
                August 2003 ......................            30,914,482.54           5,576,320.03
                September 2003....................            29,874,687.78           5,605,363.37
                October 2003......................            28,859,189.15           5,634,557.97
                November 2003.....................            27,867,597.42           5,663,904.63
                December 2003.....................            26,899,528.76           5,693,404.13
                January 2004......................            25,954,604.71           5,723,057.27
                February 2004.....................            25,032,452.08           5,752,864.86
                March 2004........................            24,132,702.89           5,782,827.70
                April 2004........................            23,254,994.29           5,812,946.60
                May 2004..........................            22,398,968.52           5,843,222.36
                June 2004.........................            21,564,272.80           5,873,655.81
                July 2004.........................            20,750,559.30           5,904,247.77
                August 2004 ......................            19,957,485.06           5,934,999.06
                September 2004....................            19,184,711.92           5,965,910.51
                October 2004......................            18,431,906.48           5,996,982.96
                November 2004.....................            17,698,740.00           6,028,217.25

                                                           Planned Principal       Planned Principal
                                                              Balances for            Balances for
                                                               Class A-3                Class A-4
                Distribution Date                             Certificates            Certificates
                -----------------                             ------------            ------------

                December 2004.....................           $16,984,888.38          $6,059,614.21
                January 2005......................            16,290,032.05           6,091,174.70
                February 2005.....................            15,613,855.96           6,122,899.57
                March 2005........................            14,956,049.48           6,154,789.67
                April 2005........................            14,316,306.37           6,186,845.87
                May 2005..........................            13,694,324.70           6,219,069.03
                June 2005.........................            13,089,806.80           6,251,460.01
                July 2005.........................            12,502,459.22           6,284,019.70
                August 2005 ......................            11,931,992.64           6,316,748.97
                September 2005....................            11,378,121.84           6,349,648.70
                October 2005......................            10,840,565.63           6,382,719.79
                November 2005.....................            10,319,046.83           6,415,963.12
                December 2005.....................             9,813,292.16           6,449,379.60
                January 2006......................             9,323,032.24           6,482,970.11
                February 2006.....................             8,848,001.52           6,516,735.58
                March 2006........................             8,387,938.21           6,550,676.91
                April 2006........................             7,942,584.25           6,584,795.02
                May 2006..........................             7,511,685.26           6,619,090.83
                June 2006.........................             7,094,990.48           6,653,565.26
                July 2006.........................             6,692,252.74           6,688,219.25
                August 2006 ......................             6,303,228.39           6,723,053.72
                September 2006....................             5,927,677.26           6,758,069.63
                October 2006......................             5,565,362.62           6,793,267.91
                November 2006.....................             5,216,051.14           6,828,649.51
                December 2006.....................             4,904,830.47           6,864,215.39
                January 2007......................             4,606,650.71           6,899,966.52
                February 2007.....................             4,327,759.05           6,935,903.84
                March 2007........................             4,067,720.84           6,972,028.34
                April 2007........................             3,826,109.36           7,008,340.99
                May 2007..........................             3,602,505.67           7,044,842.76
                June 2007.........................             3,396,498.49           7,081,534.65
                July 2007.........................             3,207,684.07           7,118,417.65
                August 2007.......................             3,035,666.06           7,155,492.74
                September 2007....................             2,880,055.37           7,192,760.93
                October 2007......................             2,740,470.06           7,230,223.23
                November 2007.....................             2,616,535.22           7,267,880.64
                December 2007.....................             2,511,136.52           7,305,734.18
                January 2008......................             2,403,788.23           7,343,784.88
                February 2008.....................             2,294,576.15           7,382,033.76
                March 2008........................             2,183,583.53           7,420,481.85
                April 2008........................             2,070,891.16           7,459,130.20
                May 2008..........................             1,956,577.43           7,497,979.83
                June 2008.........................             1,840,718.37           7,537,031.81
                July 2008.........................             1,723,387.74           7,576,287.19
                August 2008.......................             1,604,657.05           7,615,747.02
                September 2008....................             1,484,595.64           7,655,412.36
                October 2008......................             1,363,270.73           7,695,284.30
                November 2008.....................             1,240,747.45           7,735,363.91
                December 2008.....................             1,112,709.88           7,775,652.26
                January 2009......................               983,775.91           7,816,150.45
                February 2009.....................               854,000.81           7,856,859.57
                March 2009........................               723,438.06           7,897,780.71
                April 2009........................               592,139.36           7,938,914.99
                May 2009..........................               460,154.70           7,980,263.50

                                                           Planned Principal       Planned Principal
                                                              Balances for            Balances for
                                                               Class A-3                Class A-4
                Distribution Date                             Certificates            Certificates
                -----------------                             ------------            ------------
                June 2009.........................              $327,532.40          $8,021,827.38
                July 2009.........................               194,319.16           8,063,607.73
                August 2009.......................                60,560.07           8,105,605.68
                September 2009....................                     0.00           8,147,822.38
                October 2009......................                     0.00           8,190,258.95
                November 2009.....................                     0.00           8,232,916.55
                December 2009.....................                     0.00           8,275,796.33
                January 2010......................                     0.00           8,318,899.43
                February 2010.....................                     0.00           8,362,227.03
                March 2010........................                     0.00           8,405,780.30
                April 2010........................                     0.00           8,449,560.41
                May 2010..........................                     0.00           8,493,568.53
                June 2010.........................                     0.00           8,537,805.87
                July 2010.........................                     0.00           8,525,920.07
                August 2010.......................                     0.00           8,431,481.41
                September 2010....................                     0.00           8,337,339.96
                October 2010......................                     0.00           8,243,518.59
                November 2010.....................                     0.00           8,150,039.23
                December 2010.....................                     0.00           8,054,869.83
                January 2011......................                     0.00           7,960,270.00
                February 2011.....................                     0.00           7,866,251.19
                March 2011........................                     0.00           7,772,824.29
                April 2011........................                     0.00           7,679,999.61
                May 2011..........................                     0.00           7,587,786.90
                June 2011.........................                     0.00           7,496,195.34
                July 2011.........................                     0.00           7,405,233.62
                August 2011.......................                     0.00           7,314,909.91
                September 2011....................                     0.00           7,225,231.86
                October 2011......................                     0.00           7,136,206.68
                November 2011.....................                     0.00           7,047,841.07
                December 2011.....................                     0.00           6,960,141.32
                January 2012......................                     0.00           6,873,113.26
                February 2012.....................                     0.00           6,786,762.29
                March 2012........................                     0.00           6,701,093.40
                April 2012........................                     0.00           6,616,111.21
                May 2012..........................                     0.00           6,531,819.92
                June 2012.........................                     0.00           6,448,223.36
                July 2012.........................                     0.00           6,365,325.03
                August 2012.......................                     0.00           6,283,128.03
                September 2012....................                     0.00           6,201,635.18
                October 2012......................                     0.00           6,120,848.91
                November 2012.....................                     0.00           6,040,771.38
                December 2012.....................                     0.00           5,961,404.42
                January 2013......................                     0.00           5,882,749.58
                February 2013.....................                     0.00           5,804,808.10
                March 2013........................                     0.00           5,727,580.96
                April 2013........................                     0.00           5,651,068.88
                May 2013..........................                     0.00           5,575,272.29
                June 2013.........................                     0.00           5,500,191.41
                July 2013.........................                     0.00           5,425,826.20
                August 2013.......................                     0.00           5,352,176.37
                September 2013....................                     0.00           5,279,241.44
                October 2013......................                     0.00           5,207,020.70
                November 2013.....................                     0.00           5,135,513.22

                                                           Planned Principal       Planned Principal
                                                              Balances for            Balances for
                                                               Class A-3                Class A-4
                Distribution Date                             Certificates            Certificates
                -----------------                             ------------            ------------
                December 2013.....................                    $0.00          $5,064,717.88
                January 2014......................                     0.00           4,994,633.37
                February 2014.....................                     0.00           4,925,258.19
                March 2014........................                     0.00           4,856,590.67
                April 2014........................                     0.00           4,788,628.94
                May 2014..........................                     0.00           4,721,371.00
                June 2014.........................                     0.00           4,654,814.67
                July 2014.........................                     0.00           4,588,957.62
                August 2014.......................                     0.00           4,523,797.38
                September 2014....................                     0.00           4,459,331.33
                October 2014......................                     0.00           4,395,556.71
                November 2014.....................                     0.00           4,332,470.66
                December 2014.....................                     0.00           4,270,070.16
                January 2015......................                     0.00           4,208,352.10
                February 2015.....................                     0.00           4,147,313.24
                March 2015........................                     0.00           4,086,950.23
                April 2015........................                     0.00           4,027,259.62
                May 2015..........................                     0.00           3,968,237.88
                June 2015.........................                     0.00           3,909,881.36
                July 2015.........................                     0.00           3,852,186.33
                August 2015.......................                     0.00           3,795,148.98
                September 2015....................                     0.00           3,738,765.40
                October 2015......................                     0.00           3,683,031.63
                November 2015.....................                     0.00           3,627,943.61
                December 2015.....................                     0.00           3,573,497.24
                January 2016......................                     0.00           3,519,688.33
                February 2016.....................                     0.00           3,466,512.63
                March 2016........................                     0.00           3,413,965.85
                April 2016........................                     0.00           3,362,043.63
                May 2016..........................                     0.00           3,310,741.57
                June 2016.........................                     0.00           3,260,055.19
                July 2016.........................                     0.00           3,209,980.02
                August 2016.......................                     0.00           3,160,511.49
                September 2016....................                     0.00           3,111,645.03
                October 2016......................                     0.00           3,063,376.02
                November 2016.....................                     0.00           3,015,699.81
                December 2016.....................                     0.00           2,968,611.71
                January 2017......................                     0.00           2,922,107.01
                February 2017.....................                     0.00           2,876,180.98
                March 2017........................                     0.00           2,830,828.84
                April 2017........................                     0.00           2,786,045.83
                May 2017..........................                     0.00           2,741,827.13
                June 2017.........................                     0.00           2,698,167.94
                July 2017.........................                     0.00           2,655,063.41
                August 2017.......................                     0.00           2,612,508.71
                September 2017....................                     0.00           2,570,498.98
                October 2017......................                     0.00           2,529,029.35
                November 2017.....................                     0.00           2,488,094.96
                December 2017.....................                     0.00           2,447,690.92
                January 2018......................                     0.00           2,407,812.37
                February 2018.....................                     0.00           2,368,454.43
                March 2018........................                     0.00           2,329,612.21
                April 2018........................                     0.00           2,291,280.83
                May 2018..........................                     0.00           2,253,455.42

                                                           Planned Principal       Planned Principal
                                                              Balances for            Balances for
                                                               Class A-3                Class A-4
                Distribution Date                             Certificates            Certificates
                -----------------                             ------------            ------------
                June 2018.........................                    $0.00          $2,216,131.12
                July 2018.........................                     0.00           2,179,303.06
                August 2018.......................                     0.00           2,142,966.38
                September 2018....................                     0.00           2,107,116.24
                October 2018......................                     0.00           2,071,747.79
                November 2018.....................                     0.00           2,036,856.22
                December 2018.....................                     0.00           2,002,436.71
                January 2019......................                     0.00           1,968,484.46
                February 2019.....................                     0.00           1,934,994.68
                March 2019........................                     0.00           1,901,962.60
                April 2019........................                     0.00           1,869,383.48
                May 2019..........................                     0.00           1,837,252.57
                June 2019.........................                     0.00           1,805,565.16
                July 2019.........................                     0.00           1,774,316.55
                August 2019.......................                     0.00           1,743,502.07
                September 2019....................                     0.00           1,713,117.04
                October 2019......................                     0.00           1,683,156.85
                November 2019.....................                     0.00           1,653,616.88
                December 2019.....................                     0.00           1,624,492.53
                January 2020......................                     0.00           1,595,779.24
                February 2020.....................                     0.00           1,567,472.48
                March 2020........................                     0.00           1,539,567.72
                April 2020........................                     0.00           1,512,060.47
                May 2020..........................                     0.00           1,484,946.27
                June 2020.........................                     0.00           1,458,220.69
                July 2020.........................                     0.00           1,431,879.31
                August 2020.......................                     0.00           1,405,917.74
                September 2020....................                     0.00           1,380,331.64
                October 2020......................                     0.00           1,355,116.67
                November 2020.....................                     0.00           1,330,268.55
                December 2020.....................                     0.00           1,305,782.99
                January 2021......................                     0.00           1,281,655.77
                February 2021.....................                     0.00           1,257,882.68
                March 2021........................                     0.00           1,234,459.53
                April 2021........................                     0.00           1,211,382.19
                May 2021..........................                     0.00           1,188,646.52
                June 2021.........................                     0.00           1,166,248.45
                July 2021.........................                     0.00           1,144,183.93
                August 2021.......................                     0.00           1,122,448.92
                September 2021....................                     0.00           1,101,039.45
                October 2021......................                     0.00           1,079,951.54
                November 2021.....................                     0.00           1,059,181.28
                December 2021.....................                     0.00           1,038,724.77
                January 2022......................                     0.00           1,018,578.14
                February 2022.....................                     0.00             998,737.57
                March 2022........................                     0.00             979,199.25
                April 2022........................                     0.00             959,959.43
                May 2022..........................                     0.00             941,014.37
                June 2022.........................                     0.00             922,360.37
                July 2022.........................                     0.00             903,993.77
                August 2022.......................                     0.00             885,910.93
                September 2022....................                     0.00             868,108.25
                October 2022......................                     0.00             850,582.16
                November 2022.....................                     0.00             833,329.13

                                                           Planned Principal       Planned Principal
                                                              Balances for            Balances for
                                                               Class A-3                Class A-4
                Distribution Date                             Certificates            Certificates
                -----------------                             ------------            ------------
                December 2022.....................                    $0.00            $816,345.65
                January 2023......................                     0.00             799,628.26
                February 2023.....................                     0.00             783,173.52
                March 2023........................                     0.00             766,978.03
                April 2023........................                     0.00             751,038.41
                May 2023..........................                     0.00             735,351.33
                June 2023.........................                     0.00             719,913.48
                July 2023.........................                     0.00             704,721.59
                August 2023.......................                     0.00             689,772.42
                September 2023....................                     0.00             675,062.76
                October 2023......................                     0.00             660,589.43
                November 2023.....................                     0.00             646,349.30
                December 2023.....................                     0.00             632,339.25
                January 2024......................                     0.00             618,556.19
                February 2024.....................                     0.00             604,997.09
                March 2024........................                     0.00             591,658.93
                April 2024........................                     0.00             578,538.72
                May 2024..........................                     0.00             565,633.51
                June 2024.........................                     0.00             552,940.38
                July 2024.........................                     0.00             540,456.43
                August 2024.......................                     0.00             528,178.82
                September 2024....................                     0.00             516,104.71
                October 2024......................                     0.00             504,231.30
                November 2024.....................                     0.00             492,555.83
                December 2024.....................                     0.00             481,075.56
                January 2025......................                     0.00             469,787.78
                February 2025.....................                     0.00             458,689.82
                March 2025........................                     0.00             447,779.02
                April 2025........................                     0.00             437,052.79
                May 2025..........................                     0.00             426,508.51
                June 2025.........................                     0.00             416,143.64
                July 2025.........................                     0.00             405,955.66
                August 2025.......................                     0.00             395,942.04
                September 2025....................                     0.00             386,100.34
                October 2025......................                     0.00             376,428.10
                November 2025.....................                     0.00             366,922.90
                December 2025.....................                     0.00             357,582.37
                January 2026......................                     0.00             348,404.14
                February 2026.....................                     0.00             339,385.88
                March 2026........................                     0.00             330,525.29
                April 2026........................                     0.00             321,820.09
                May 2026..........................                     0.00             313,268.03
                June 2026.........................                     0.00             304,866.90
                July 2026.........................                     0.00             296,614.48
                August 2026.......................                     0.00             288,508.62
                September 2026....................                     0.00             280,547.17
                October 2026......................                     0.00             272,728.02
                November 2026.....................                     0.00             265,049.06
                December 2026.....................                     0.00             257,508.25
                January 2027......................                     0.00             250,103.52
                February 2027.....................                     0.00             242,832.88
                March 2027........................                     0.00             235,694.33
                April 2027........................                     0.00             228,685.90
                May 2027..........................                     0.00             221,805.65

                                                           Planned Principal       Planned Principal
                                                              Balances for            Balances for
                                                               Class A-3                Class A-4
                Distribution Date                             Certificates            Certificates
                -----------------                             ------------            ------------
                June 2027.........................                    $0.00            $215,051.66
                July 2027.........................                     0.00             208,422.05
                August 2027.......................                     0.00             201,914.94
                September 2027....................                     0.00             195,528.48
                October 2027......................                     0.00             189,260.85
                November 2027.....................                     0.00             183,110.26
                December 2027.....................                     0.00             177,074.92
                January 2028......................                     0.00             171,153.09
                February 2028.....................                     0.00             165,343.02
                March 2028........................                     0.00             159,643.02
                April 2028........................                     0.00             154,051.39
                May 2028..........................                     0.00             148,566.48
                June 2028.........................                     0.00             143,186.62
                July 2028.........................                     0.00             137,910.21
                August 2028.......................                     0.00             132,735.65
                September 2028....................                     0.00             127,661.34
                October 2028......................                     0.00             122,685.74
                November 2028.....................                     0.00             117,807.30
                December 2028.....................                     0.00             113,024.50
                January 2029......................                     0.00             108,335.85
                February 2029.....................                     0.00             103,739.87
                March 2029........................                     0.00              99,235.10
                April 2029........................                     0.00              94,820.09
                May 2029..........................                     0.00              90,493.44
                June 2029.........................                     0.00              86,253.73
                July 2029.........................                     0.00              82,099.59
                August 2029.......................                     0.00              78,029.65
                September 2029....................                     0.00              74,042.57
                October 2029......................                     0.00              70,137.02
                November 2029.....................                     0.00              66,311.69
                December 2029.....................                     0.00              62,565.28
                January 2030......................                     0.00              58,896.54
                February 2030.....................                     0.00              55,304.20
                March 2030........................                     0.00              51,787.02
                April 2030........................                     0.00              48,343.78
                May 2030..........................                     0.00              44,973.28
                June 2030.........................                     0.00              41,674.32
                July 2030.........................                     0.00              38,445.75
                August 2030.......................                     0.00              35,286.39
                September 2030....................                     0.00              32,195.12
                October 2030......................                     0.00              29,170.81
                November 2030.....................                     0.00              26,212.35
                December 2030.....................                     0.00              23,318.66
                January 2031......................                     0.00              20,488.64
                February 2031.....................                     0.00              17,721.25
                March 2031........................                     0.00              15,015.44
                April 2031........................                     0.00              12,370.18
                May 2031..........................                     0.00               9,784.44
                June 2031.........................                     0.00               7,257.23
                July 2031.........................                     0.00               4,787.56
                August 2031.......................                     0.00               2,374.46
                September 2031....................                     0.00                  16.97
                October 2031......................                     0.00                   8.38
                November 2031.....................                     0.00                   0.00

                           Targeted Principal Balances


                                                   Targeted Principal
                                                      Balances for
             Distribution Date                   Class A-5 Certificates
             ----------------------------------  ----------------------
             Initial Balance...................        $19,220,158.00
             December 2001 ....................         19,169,637.17
             January 2002 .....................         19,118,853.20
             February 2002 ....................         19,067,804.74
             March 2002 .......................         19,016,490.40
             April 2002 .......................         18,964,908.80
             May 2002 .........................         18,913,058.54
             June 2002 ........................         18,860,938.23
             July 2002 ........................         18,808,546.46
             August 2002 ......................         18,755,881.82
             September 2002....................         18,702,942.88
             October 2002......................         18,649,728.22
             November 2002.....................         18,596,236.40
             December 2002.....................         18,542,465.97
             January 2003......................         18,488,415.49
             February 2003.....................         18,434,083.50
             March 2003........................         18,379,468.53
             April 2003........................         18,324,569.11
             May 2003..........................         18,269,383.75
             June 2003.........................         18,213,910.97
             July 2003.........................         18,158,149.26
             August 2003 ......................         18,102,097.13
             September 2003....................         18,045,753.07
             October 2003......................         17,989,115.54
             November 2003.....................         17,932,183.03
             December 2003.....................         17,874,953.99
             January 2004......................         17,817,426.89
             February 2004.....................         17,759,600.16
             March 2004........................         17,701,472.26
             April 2004........................         17,643,041.60
             May 2004..........................         17,584,306.62
             June 2004.........................         17,525,265.73
             July 2004.........................         17,465,917.33
             August 2004 ......................         17,406,259.83
             September 2004....................         17,346,291.61
             October 2004......................         17,286,011.05
             November 2004.....................         17,225,416.54
             December 2004.....................         17,164,506.43
             January 2005......................         17,103,279.07
             February 2005.....................         17,041,732.83
             March 2005........................         16,979,866.03
             April 2005........................         16,917,677.01
             May 2005..........................         16,855,164.09
             June 2005.........................         16,792,325.58
             July 2005.........................         16,729,159.79
             August 2005 ......................         16,665,665.00
             September 2005....................         16,601,839.52
             October 2005......................         16,537,681.61
             November 2005.....................         16,473,189.55

                                                   Targeted Principal
                                                      Balances for
             Distribution Date                   Class A-5 Certificates
             ----------------------------------  ----------------------
             December 2005.....................        $16,408,361.59
             January 2006......................         16,343,195.98
             February 2006.....................         16,277,690.97
             March 2006........................         16,211,844.79
             April 2006........................         16,145,655.65
             May 2006..........................         16,079,121.79
             June 2006.........................         16,012,241.39
             July 2006.........................         15,945,012.66
             August 2006 ......................         15,877,433.78
             September 2006....................         15,809,502.92
             October 2006......................         15,741,218.26
             November 2006.....................         15,672,577.95
             December 2006.....................         15,603,580.14
             January 2007......................         15,534,222.96
             February 2007.....................         15,464,504.55
             March 2007........................         15,394,423.02
             April 2007........................         15,323,976.48
             May 2007..........................         15,253,163.04
             June 2007.........................         15,181,980.77
             July 2007.........................         15,110,427.77
             August 2007.......................         15,038,502.09
             September 2007....................         14,966,201.80
             October 2007......................         14,893,524.94
             November 2007.....................         14,820,469.56
             December 2007.....................         14,747,033.68
             January 2008......................         14,673,215.33
             February 2008.....................         14,599,012.50
             March 2008........................         14,524,423.20
             April 2008........................         14,449,445.42
             May 2008..........................         14,374,077.12
             June 2008.........................         14,298,316.28
             July 2008.........................         14,222,160.86
             August 2008.......................         14,145,608.79
             September 2008....................         14,068,658.01
             October 2008......................         13,991,306.45
             November 2008.....................         13,913,552.02
             December 2008.....................         13,835,392.61
             January 2009......................         13,756,826.12
             February 2009.....................         13,677,850.44
             March 2009........................         13,598,463.42
             April 2009........................         13,518,662.92
             May 2009..........................         13,438,446.80
             June 2009.........................         13,357,812.89
             July 2009.........................         13,276,759.01
             August 2009.......................         13,195,282.97
             September 2009....................         13,113,382.58
             October 2009......................         13,031,055.63
             November 2009.....................         12,948,299.89
             December 2009.....................         12,865,113.13
             January 2010......................         12,781,493.10
             February 2010.....................         12,697,437.55
             March 2010........................         12,612,944.22
             April 2010........................         12,528,010.81
             May 2010..........................         12,442,635.05

                                                   Targeted Principal
                                                      Balances for
             Distribution Date                   Class A-5 Certificates
             ----------------------------------  ----------------------
             June 2010.........................        $12,356,814.61
             July 2010.........................         12,270,547.20
             August 2010.......................         12,183,830.48
             September 2010....................         12,096,662.11
             October 2010......................         12,009,039.73
             November 2010.....................         11,920,960.99
             December 2010.....................         11,832,423.51
             January 2011......................         11,743,424.89
             February 2011.....................         11,653,962.74
             March 2011........................         11,564,034.64
             April 2011........................         11,473,638.16
             May 2011..........................         11,382,770.87
             June 2011.........................         11,291,430.31
             July 2011.........................         11,199,614.02
             August 2011.......................         11,107,319.52
             September 2011....................         11,014,544.32
             October 2011......................         10,921,285.92
             November 2011.....................         10,827,541.79
             December 2011.....................         10,733,309.42
             January 2012......................         10,638,586.25
             February 2012.....................         10,543,369.73
             March 2012........................         10,447,657.29
             April 2012........................         10,351,446.35
             May 2012..........................         10,254,734.31
             June 2012.........................         10,157,518.56
             July 2012.........................         10,059,796.48
             August 2012.......................          9,961,565.43
             September 2012....................          9,862,822.76
             October 2012......................          9,763,565.80
             November 2012.....................          9,663,791.89
             December 2012.....................          9,563,498.31
             January 2013......................          9,462,682.38
             February 2013.....................          9,361,341.36
             March 2013........................          9,259,472.52
             April 2013........................          9,157,073.12
             May 2013..........................          9,054,140.38
             June 2013.........................          8,950,671.54
             July 2013.........................          8,846,663.80
             August 2013.......................          8,742,114.35
             September 2013....................          8,637,020.37
             October 2013......................          8,531,379.03
             November 2013.....................          8,425,187.48
             December 2013.....................          8,318,442.84
             January 2014......................          8,211,142.24
             February 2014.....................          8,103,282.78
             March 2014........................          7,994,861.56
             April 2014........................          7,885,875.64
             May 2014..........................          7,776,322.08
             June 2014.........................          7,666,197.94
             July 2014.........................          7,555,500.23
             August 2014.......................          7,444,225.97
             September 2014....................          7,332,372.16
             October 2014......................          7,219,935.77
             November 2014.....................          7,106,913.78

                                                   Targeted Principal
                                                      Balances for
             Distribution Date                   Class A-5 Certificates
             ----------------------------------  ----------------------
             December 2014.....................         $6,993,303.13
             January 2015......................          6,879,100.76
             February 2015.....................          6,764,303.59
             March 2015........................          6,648,908.52
             April 2015........................          6,532,912.43
             May 2015..........................          6,416,312.19
             June 2015.........................          6,299,104.66
             July 2015.........................          6,121,315.97
             August 2015.......................          5,944,580.69
             September 2015....................          5,768,895.37
             October 2015......................          5,594,256.48
             November 2015.....................          5,420,660.34
             December 2015.....................          5,248,103.14
             January 2016......................          5,076,581.00
             February 2016.....................          4,906,089.88
             March 2016........................          4,736,625.65
             April 2016........................          4,568,184.09
             May 2016..........................          4,400,760.86
             June 2016.........................          4,234,351.52
             July 2016.........................          4,068,951.56
             August 2016.......................          3,904,556.34
             September 2016....................          3,741,161.15
             October 2016......................          3,578,761.22
             November 2016.....................          3,417,351.66
             December 2016.....................          3,256,927.50
             January 2017......................          3,097,483.73
             February 2017.....................          2,939,015.23
             March 2017........................          2,781,516.82
             April 2017........................          2,624,983.25
             May 2017..........................          2,469,409.21
             June 2017.........................          2,314,789.31
             July 2017.........................          2,161,118.13
             August 2017.......................          2,008,390.15
             September 2017....................          1,856,599.82
             October 2017......................          1,705,741.54
             November 2017.....................          1,378,879.88
             December 2017.....................            957,638.13
             January 2018......................            537,187.60
             February 2018.....................            117,532.09
             March 2018........................                  0.00

         The Planned Principal Balances for each distribution date listed in the table above entitled "Planned Principal Balances, Table I" were calculated based on assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant prepayment rate, or CPR, between approximately 8% CPR and approximately 20% CPR. The Planned Principal Balances for each distribution date listed in the table above entitled "Planned Principal Balances, Table II" were calculated based on assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant prepayment rate between approximately 14% CPR and approximately 18% CPR. The Targeted Principal Balances for each distribution date listed in the table above were calculated based on assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant prepayment rate of 10% CPR. The performance of the mortgage loans may differ from the assumptions used in determining those balances. The Planned Principal Balances and the Targeted Principal Balances listed in the tables above are final and binding regardless of any error or alleged error in making the calculations.

         There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates and the Accretion Directed TAC Certificates will be sufficient or will not be in excess of, amounts needed to reduce their Certificate Principal Balances to the applicable Planned Principal Balance and Targeted Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balance of the Class A-2 Certificates and Class A-4 Certificates may commence significantly later than would be anticipated based on the Planned Principal Balances and Targeted Principal Balances shown in the tables above. Distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates or the Accretion Directed TAC Certificates may end significantly earlier or later than would be anticipated based on the Planned Principal Balances and Targeted Principal Balances shown in the tables above. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the assumptions used to produce the above table and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.

Principal Distributions on the Class M Certificates

     Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

     o the sum of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount is distributed;

     o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances";

     o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority is distributed; and

     o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed, a distribution allocable to principal in the sum of the following:

               (i) the product of (A) the then-applicable related Class M Percentage and (B) the aggregate of the following amounts:

                    (1) the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                    (2) the principal portion of all proceeds of the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                    (3) the principal portion of all other unscheduled
               collections received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan;

               (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

               (iii) the portion of mortgagor prepayments in full made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

               (iv) if that class is the most senior class of certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

               (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates.

     References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the pooling and servicing agreement.

     All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

     As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as described in this prospectus supplement, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

Allocation of Losses; Subordination

     The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

     o   first, to the Class B Certificates;

     o   second, to the Class M-3 Certificates;

     o   third, to the Class M-2 Certificates; and

     o   fourth, to the Class M-1 Certificates

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis.

     Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

     o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

     o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

     As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

     As described in the prospectus, in some circumstances the master servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

     Servicing modification reductions shall be allocated when incurred (as provided above) in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. No servicing modification will have the effect of reducing the mortgage rate below the sum of the servicing fee rate and the pool strip rate as in effect at the cut-off date. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

     Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

     The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class A-P Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Class A-P Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Class A-P Certificates, as described in this prospectus supplement.

     Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Class A-P Certificates, Class M Certificates and Class B Certificates. Any Realized Losses so allocated to the Senior Certificates or Class M Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Class A-P Certificates, or Class M Certificates. The principal portion of these losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Accrual Certificates for the purpose of allocating any


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


portion of a Realized Loss to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

     o    the original Certificate Principal Balance of those certificates, and

     o the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

     The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M and Class B Certificates.

     The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

     The Special Hazard Amount shall initially be equal to $2,920,856. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $2,920,856 less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     The Fraud Loss Amount as of any date of determination after the cut-off date, shall equal (X) prior to the first anniversary of the cut-off date an amount equal to 2.00% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses up to that date of determination, and
(Y) from the first to, but not including, the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 1.00% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.


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


     The Bankruptcy Amount will initially be equal to $106,863. As of any date of determination prior to the first anniversary of the cut-off date, the Bankruptcy Amount will equal $106,863 less the sum of any amounts allocated through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

     o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

     o   either:

              o the related mortgage loan is not in default with regard to payments due thereunder; or

              o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

Advances

     Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and delinquent on the business day next preceding the related determination date.

     These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.


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


     The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates.

                   Certain Yield and Prepayment Considerations

General

     The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

o the allocation of principal payments among the various classes of offered certificates;

o    realized losses and interest shortfalls on the mortgage loans;

o    the pass-through rate on the offered certificates; and

o    the purchase price paid for the offered certificates.

     For additional considerations relating to the yield on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

     The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans may provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

     Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transactions Parity Act, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     On October 31, 2001, the United States Treasury Department announced that it was suspending issuance of its 30-year bonds. It is possible that this development could lead to generally lower mortgage loan interest rates and a resulting increased level of mortgage loan refinancings, which could accelerate the rates of prepayments on the mortgage loans over previously experienced levels.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential Funding Mortgage Securities I, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See "Description of the Mortgage Pool--The Program" in this prospectus supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

     Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

     The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Senior Certificates, Interest Only Certificates and Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding, the Class M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

     Senior Certificates: The Senior Certificates, other than the Class A-P Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. Holders of any class of Senior Certificates with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates with a shorter weighted average life because the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero before the Senior Certificates are retired.

     PAC Certificates: The PAC Certificates have been structured so that principal distributions will be made in the amounts determined by using the tables entitled "Planned Principal Balances, Table I" and "Planned Principal Balances, Table II" in this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level within the PAC targeted range, which is between approximately 8% CPR and approximately 20% CPR with respect to the table entitled "Planned Principal Balances, Table I," and which is between approximately 14% CPR and approximately 18% CPR with respect to the table entitled "Planned Principal Balances, Table II," and based on some other assumptions.

     There can be no assurance that funds available for distribution of principal on each of the PAC Certificates will result in the Certificate Principal Balance of each of the PAC Certificates equaling its respective Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the range used to calculate the Planned Principal Balances for a class of PAC Certificates, the funds available for principal distributions on that class of PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of that class of PAC Certificates to its respective Planned Principal Balance for that distribution date, and the weighted average life of that class of PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the range used to calculate the Planned Principal Balances for a class of PAC Certificates, after the Certificate Principal Balances of the Accretion Directed TAC Certificates and the Accrual Companion Certificates have been reduced to zero, the Certificate Principal Balance of that class of PAC Certificates may be reduced below the related Planned Principal Balance and the weighted average life of that class of PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the applicable range, will not ensure the distributions on the PAC Certificates of an amount that will result in the Certificate Principal Balance of the PAC Certificates equaling its Planned Principal Balance because the balance of the Senior Principal Distribution Amount remaining after distribution on the PAC Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on the PAC Certificates.

     Investors in the PAC Certificates should be aware that the stabilization provided by the Accretion Directed TAC Certificates and Accrual Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balances of the Accretion Directed TAC Certificates and Accrual Companion Certificates may be reduced to zero significantly earlier than anticipated. The aggregate of the initial Certificate Principal Balances of the Accretion Directed TAC Certificates and Accrual Companion Certificates is equal to approximately 11.70% of the aggregate initial Certificate Principal Balance of the PAC Certificates.

     Accretion Directed TAC Certificates: The Accretion Directed TAC Certificates have been structured so that principal distributions will be made in the amounts determined by using the table entitled "Targeted Principal Balances" and the cash flow allocation provisions described in this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level of 10% CPR, and based on certain other assumptions.

     There can be no assurance that funds available for distribution of principal on the Accretion Directed TAC Certificates will result in its Certificate Principal Balance equaling the Targeted Principal Balance for any distribution date. To the extent that prepayments occur at a level below 10% CPR, the funds available for principal distributions on the Accretion Directed TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the Accretion Directed TAC Certificates to the Targeted Principal Balance for that distribution date, and the weighted average life of the Accretion Directed TAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above 10% CPR, after the Certificate Principal Balance of the Accrual Companion Certificates has been reduced to zero, the Certificate Principal Balance of the Accretion Directed TAC Certificates may be reduced below the related

Targeted Principal Balance, and the weighted average life of the Accretion Directed TAC Certificates may be reduced.

     Investors in the Accretion Directed TAC Certificates should be aware that the stabilization provided by the Accrual Companion Certificates is sensitive to the rate of principal prepayments on the mortgage loans, and that the Certificate Principal Balance of the Accrual Companion Certificates may be reduced to zero significantly earlier than anticipated. The initial Certificate Principal Balance of the Accrual Companion Certificates is approximately 50.47% of the initial Certificate Principal Balance of the Accretion Directed TAC Certificates.

     PAC Certificates and Accretion Directed TAC Certificates: It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Planned Principal Balances and Targeted Principal Balances listed in the tables entitled "Planned Principal Balances, Table I", "Planned Principal Balances, Table II" and "Targeted Principal Balances" were calculated based on assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the Certificate Principal Balance of the PAC Certificates and Accretion Directed TAC Certificates equaling their related Planned Principal Balance or the Targeted Principal Balance listed in the table may differ from the rates used to calculate those amounts. The prepayment rates that will result in the Certificate Principal Balance of any class of the PAC Certificates or Accretion Directed TAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Planned Principal Balances and Targeted Principal Balances were calculated using some assumptions regarding the mortgage loans, the actual prepayment behavior of the individual mortgage loans could be such that:

o the amount available for distributions of principal in reduction of any class of the PAC Certificates may not result in its Certificate Principal Balance equaling its respective Planned Principal Balance even if prepayments were at a constant speed within the PAC targeted range, and

o the amount available for distributions of principal in reduction of the Accretion Directed TAC Certificates may not result in the Certificate Principal Balance equaling its Targeted Principal Balance even if prepayments were at a constant speed of 10% CPR.

     Accretion Directed Certificates and Accrual Certificates: On or prior to the applicable Accretion Termination Dates, the Accretion Directed Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the Class A-4 Accrual Distribution Amount and the Class A-6 Accrual Distribution Amount, as applicable. On or prior to the applicable Accretion Termination Dates, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates would be extended.

     In addition, investors in the Accrual Certificates should be aware that the applicable Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the applicable Accretion Termination Date could be different from that assumed at the time of purchase.

     Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this prospectus supplement, until the occurrence of the applicable Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

     Accrual Companion Certificates: Investors in the PAC Certificates and Accretion Directed TAC Certificates should be aware that the stabilization provided by the Accrual Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balance of the Accrual Companion Certificates may be reduced to zero significantly earlier than anticipated. The initial Certificate Principal Balance of the Accrual Companion Certificates is approximately 3.64% of the aggregate of the initial Certificate Principal Balances of the PAC Certificates and the Accretion Directed TAC Certificates.

     The Accrual Companion Certificates will receive monthly principal distributions from amounts included in the Senior Principal Distribution Amount only after distribution of amounts sufficient to reduce the Certificate Principal Balance of each class of the PAC Certificates to its Planned Principal Balance and the Certificate Principal Balance of the Accretion Directed TAC Certificates to its Targeted Principal Balance for any distribution date, and will receive all of those excess amounts until its Certificate Principal Balance is reduced to zero. Due to the companion nature of the Accrual Companion Certificates, those certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

Realized Losses and Interest Shortfalls

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

     After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

     As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those losses. Thus, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates, other than the Class A-P Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

     The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the master servicer, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

     The yield to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

     The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS'r' System, it becomes necessary to remove any mortgage loan from registration on the MERS'r' System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus.

Pass-Through Rates

     The yield to maturity on the offered certificates will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Adjustable Rate Certificates and Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass-through rate on the Variable Strip Certificates is based on the weighted average of the pool strip rates on the mortgage loans and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

Purchase Price

     In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Assumed Final Distribution Date

     The assumed final distribution date with respect to each class of the offered certificates is November 25, 2031, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The constant prepayment rate, or CPR, model used in this prospectus supplement assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 18% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. Any prepayment model used does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

     The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that:
(i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:

                                                           Discount             Non-Discount
                                                        Mortgage Loans         Mortgage Loans
                                                        --------------         --------------
Aggregate principal balance........................       $1,198,621.29        $290,886,970.87
Weighted average mortgage rate.....................       6.4547150022%                 7.4576%
Weighted average servicing fee rate................       0.2800000000%                 0.3423%
Weighted average original term to
    maturity (months)..............................                360                     359
Weighted average remaining term to
    maturity (months)..............................                360                     358


(ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, Residential Funding or the depositor will repurchase any mortgage loan, as described under "The Trusts--Representations with Respect to Mortgage Collateral" and "The Trusts--Repurchases of Mortgage Collateral" in the prospectus, and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective percentages of CPR set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in December 2001; (vii) payments on the mortgage loans earn no reinvestment return;
(viii) there are no additional ongoing trust expenses payable out of the trust;
(ix) the certificates will be purchased on November 29, 2001; and (x) the Planned Principal Balances for the PAC Certificates and the Targeted Principal Balances for the Accretion Directed TAC Certificates are as stated in the tables entitled "Planned Principal Balances, Table I", "Planned Principal Balances, Table II" and "Targeted Principal Balances" under the heading "Description of the Certificates--Principal Distributions on the Senior Certificates". Clauses
(i) through (x) above are collectively referred to as the structuring assumptions.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a particular percentage of CPR until maturity or that all of the mortgage loans will prepay at the same percentage of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

     In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, other than the Interest Only Certificates and Residual Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of CPR shown.


 Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                                 Class A-1                           Class A-2
                                                    -------------------------------     ---------------------------------
        Distribution Date                            0%     9%    18%    27%    36%      0%      9%    18%     27%    36%
        -----------------                           ---    ---    ---    ---    ---     ---     ---    ---     ---    ---
        Initial Percentage......................    100%   100%   100%   100%   100%    100%    100%   100%    100%   100%
        November 25, 2002.......................     98     83     83     83     83     100     100    100     100    100
        November 25, 2003.......................     96     67     67     67     46     100     100    100     100    100
        November 25, 2004.......................     94     53     53     42     18     100     100    100     100    100
        November 25, 2005.......................     92     40     40     22      *     100     100    100     100    100
        November 25, 2006.......................     90     28     28      7      0     100     100    100     100     46
        November 25, 2007.......................     87     17     17      0      0     100     100    100     88      18
        November 25, 2008.......................     85     8       8      0      0     100     100    100     57      3
        November 25, 2009.......................     82     1       1      0      0     100     100    100     37      0
        November 25, 2010.......................     79     0       0      0      0     100     82      82     25      0
        November 25, 2011.......................     75     0       0      0      0     100     64      64     18      0
        November 25, 2012.......................     72     0       0      0      0     100     50      50     13      0
        November 25, 2013.......................     68     0       0      0      0     100     39      39      9      0
        November 25, 2014.......................     64     0       0      0      0     100     31      31      6      0
        November 25, 2015.......................     59     0       0      0      0     100     24      24      5      0
        November 25, 2016.......................     54     0       0      0      0     100     18      18      3      0
        November 25, 2017.......................     49     0       0      0      0     100     14      14      2      0
        November 25, 2018.......................     44     0       0      0      0     100     11      11      2      0
        November 25, 2019.......................     37     0       0      0      0     100      8      8       1      0
        November 25, 2020.......................     31     0       0      0      0     100      6      6       1      0
        November 25, 2021.......................     24     0       0      0      0     100      5      5       1      0
        November 25, 2022.......................     16     0       0      0      0     100      3      3       *      0
        November 25, 2023.......................     8      0       0      0      0     100      3      3       *      0
        November 25, 2024.......................     0      0       0      0      0      97      2      2       *      0
        November 25, 2025.......................     0      0       0      0      0      51      1      1       *      0
        November 25, 2026.......................     0      0       0      0      0      1       1      1       *      0
        November 25, 2027.......................     0      0       0      0      0      1       1      1       *      0
        November 25, 2028.......................     0      0       0      0      0      *       *      *       *      0
        November 25, 2029.......................     0      0       0      0      0      *       *      *       *      0
        November 25, 2030.......................     0      0       0      0      0      *       *      *       *      0
        November 25, 2031.......................     0      0       0      0      0      0       0      0       0      0
        Weighted Average Life (in years)** .....    14.6   3.5     3.5    2.7    2.0    24.1   12.2    12.2    8.2    5.2

                                                                   Class A-3
                                                    ------------------------------------
        Distribution Date                            0%       9%     18%     27%     36%
        -----------------                           ---      ---     ---     ---     ---
        Initial Percentage......................    100%     100%    100%    100%    100%
        November 25, 2002.......................     99       95      70      55      11
        November 25, 2003.......................     99       90      47      0        0
        November 25, 2004.......................     98       86      30      0        0
        November 25, 2005.......................     98       83      17      0        0
        November 25, 2006.......................     97       81      9       0        0
        November 25, 2007.......................     96       79      4       0        0
        November 25, 2008.......................     95       75      2       0        0
        November 25, 2009.......................     95       68      0       0        0
        November 25, 2010.......................     94       60      0       0        0
        November 25, 2011.......................     93       50      0       0        0
        November 25, 2012.......................     92       40      0       0        0
        November 25, 2013.......................     91       30      0       0        0
        November 25, 2014.......................     89       20      0       0        0
        November 25, 2015.......................     88       10      0       0        0
        November 25, 2016.......................     87       *       0       0        0
        November 25, 2017.......................     86       0       0       0        0
        November 25, 2018.......................     84       0       0       0        0
        November 25, 2019.......................     82       0       0       0        0
        November 25, 2020.......................     81       0       0       0        0
        November 25, 2021.......................     79       0       0       0        0
        November 25, 2022.......................     77       0       0       0        0
        November 25, 2023.......................     75       0       0       0        0
        November 25, 2024.......................     73       0       0       0        0
        November 25, 2025.......................     71       0       0       0        0
        November 25, 2026.......................     68       0       0       0        0
        November 25, 2027.......................     38       0       0       0        0
        November 25, 2028.......................      5       0       0       0        0
        November 25, 2029.......................      0       0       0       0        0
        November 25, 2030.......................      0       0       0       0        0
        November 25, 2031.......................      0       0       0       0        0
        Weighted Average Life (in years)** .....    22.8     9.2     2.3     1.1      0.7
         --------------------

          *    Indicates a number that is greater than zero but less than 0.5%.

          ** The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

          This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)


 Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                                Class A-4                             Class A-5
                                                    -----------------------------------     --------------------------------
        Distribution Date                            0%       9%    18%      27%    36%      0%      9%    18%      27%   36%
        -----------------                           ---     ---     ---     ---     ---     ---    ---     ---    ---    ---
        Initial Percentage......................    100%    100%    100%    100%    100%    100%   100%    100%   100%   100%
        November 25, 2002.......................    106     106     106     106     106      97     97      90      0      0
        November 25, 2003.......................    113     113     113     65       0       93     93      50      0      0
        November 25, 2004.......................    121     121     121      0       0       90     90      26      0      0
        November 25, 2005.......................    128     128     128      0       0       86     86      12      0      0
        November 25, 2006.......................    137     137     137      0       0       82     82      7       0      0
        November 25, 2007.......................    145     145     145      0       0       77     77      7       0      0
        November 25, 2008.......................    155     155     155      0       0       72     72      7       0      0
        November 25, 2009.......................    165     165     165      0       0       67     67      5       0      0
        November 25, 2010.......................    175     175     163      0       0       62     62      0       0      0
        November 25, 2011.......................    187     187     141      0       0       56     56      0       0      0
        November 25, 2012.......................    199     199     121      0       0       50     50      0       0      0
        November 25, 2013.......................    211     211     103      0       0       44     44      0       0      0
        November 25, 2014.......................    225     225     87       0       0       37     37      0       0      0
        November 25, 2015.......................    239     239     73       0       0       30     30      0       0      0
        November 25, 2016.......................    255     255     60       0       0       22     22      0       0      0
        November 25, 2017.......................    271     179     50       0       0       14     10      0       0      0
        November 25, 2018.......................    289     101     41       0       0       5       0      0       0      0
        November 25, 2019.......................    307      33     33       0       0       0       0      0       0      0
        November 25, 2020.......................    327      27     27       0       0       0       0      0       0      0
        November 25, 2021.......................    348      21     21       0       0       0       0      0       0      0
        November 25, 2022.......................    370      17     17       0       0       0       0      0       0      0
        November 25, 2023.......................    394      13     13       0       0       0       0      0       0      0
        November 25, 2024.......................    419      10     10       0       0       0       0      0       0      0
        November 25, 2025.......................    446      7       7       0       0       0       0      0       0      0
        November 25, 2026.......................    475      5       5       0       0       0       0      0       0      0
        November 25, 2027.......................    506      4       4       0       0       0       0      0       0      0
        November 25, 2028.......................    538      2       2       0       0       0       0      0       0      0
        November 25, 2029.......................    210      1       1       0       0       0       0      0       0      0
        November 25, 2030.......................     1       1       1       0       0       0       0      0       0      0
        November 25, 2031.......................     0       0       0       0       0       0       0      0       0      0
        Weighted Average Life (in years)** .....    27.9    17.2   14.3     2.1     1.2     10.4   10.3    2.6     0.5    0.3

                                                                  Class A-6
                                                     ------------------------------------
        Distribution Date                             0%      9%     18%      27%     36%
        -----------------                            ----    ----    ----    ----    ----
        Initial Percentage......................     100%    100%    100%    100%    100%
        November 25, 2002.......................     106     106      0       0        0
        November 25, 2003.......................     113     113      0       0        0
        November 25, 2004.......................     121     121      0       0        0
        November 25, 2005.......................     128     128      0       0        0
        November 25, 2006.......................     137     137      0       0        0
        November 25, 2007.......................     145     145      0       0        0
        November 25, 2008.......................     155     155      0       0        0
        November 25, 2009.......................     165     165      0       0        0
        November 25, 2010.......................     175     175      0       0        0
        November 25, 2011.......................     187     187      0       0        0
        November 25, 2012.......................     199     199      0       0        0
        November 25, 2013.......................     211     211      0       0        0
        November 25, 2014.......................     225     225      0       0        0
        November 25, 2015.......................     239     239      0       0        0
        November 25, 2016.......................     255     255      0       0        0
        November 25, 2017.......................     271     271      0       0        0
        November 25, 2018.......................     289     287      0       0        0
        November 25, 2019.......................     298     280      0       0        0
        November 25, 2020.......................     298     245      0       0        0
        November 25, 2021.......................     298     212      0       0        0
        November 25, 2022.......................     298     181      0       0        0
        November 25, 2023.......................     298     153      0       0        0
        November 25, 2024.......................     298     127      0       0        0
        November 25, 2025.......................     298     103      0       0        0
        November 25, 2026.......................     298      81      0       0        0
        November 25, 2027.......................     298      61      0       0        0
        November 25, 2028.......................     298      43      0       0        0
        November 25, 2029.......................     298      26      0       0        0
        November 25, 2030.......................     191      11      0       0        0
        November 25, 2031.......................      0       0       0       0        0
        Weighted Average Life (in years)** .....    29.2     22.8    0.4     0.1      0.1
        --------------------

          *    Indicates a number that is greater than zero but less than 0.5%.

          ** The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

          This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from previous page and continued on next page.)


 Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                                 Class A-7                           Class A-P
                                                    ---------------------------------     ---------------------------------
        Distribution Date                            0%     9%    18%     27%     36%      0%     9%     18%    27%     36%
        -----------------                           ---    ---    ---     ---     ---     ---    ---     ---    ---     ---
        Initial Percentage......................    100%   100%   100%    100%    100%    100%   100%    100%   100%    100%
        November 25, 2002.......................     98     83     83      83      83      99     90      81     72      63
        November 25, 2003.......................     96     67     67      67      46      98     81      66     52      40
        November 25, 2004.......................     94     53     53      42      18      96     73      53     37      25
        November 25, 2005.......................     92     40     40      22       *      95     65      43     27      16
        November 25, 2006.......................     90     28     28       7       0      94     58      35     19      10
        November 25, 2007.......................     87     17     17       0       0      92     52      28     14      6
        November 25, 2008.......................     85     8       8       0       0      90     47      23     10      4
        November 25, 2009.......................     82     1       1       0       0      89     42      18      7      2
        November 25, 2010.......................     79     0       0       0       0      87     37      15      5      2
        November 25, 2011.......................     75     0       0       0       0      85     33      12      4      1
        November 25, 2012.......................     72     0       0       0       0      83     29      9       3      1
        November 25, 2013.......................     68     0       0       0       0      80     26      7       2      *
        November 25, 2014.......................     64     0       0       0       0      78     23      6       1      *
        November 25, 2015.......................     59     0       0       0       0      75     20      5       1      *
        November 25, 2016.......................     54     0       0       0       0      72     18      4       1      *
        November 25, 2017.......................     49     0       0       0       0      69     15      3       *      *
        November 25, 2018.......................     44     0       0       0       0      66     13      2       *      *
        November 25, 2019.......................     37     0       0       0       0      63     12      2       *      *
        November 25, 2020.......................     31     0       0       0       0      59     10      1       *      *
        November 25, 2021.......................     24     0       0       0       0      56      8      1       *      *
        November 25, 2022.......................     16     0       0       0       0      51      7      1       *      *
        November 25, 2023.......................     8      0       0       0       0      47      6      1       *      *
        November 25, 2024.......................     0      0       0       0       0      42      5      *       *      *
        November 25, 2025.......................     0      0       0       0       0      37      4      *       *      *
        November 25, 2026.......................     0      0       0       0       0      32      3      *       *      *
        November 25, 2027.......................     0      0       0       0       0      27      2      *       *      *
        November 25, 2028.......................     0      0       0       0       0      21      2      *       *      *
        November 25, 2029.......................     0      0       0       0       0      14      1      *       *      0
        November 25, 2030.......................     0      0       0       0       0      7       *      *       *      0
        November 25, 2031.......................     0      0       0       0       0      0       0      0       0      0
        Weighted Average Life (in years)** .....    14.6   3.5     3.5     2.7     2.0    19.6    8.3    4.7     3.1    2.2

                                                            Class M-1, M-2 and M-3
                                                    ------------------------------------
        Distribution Date                            0%       9%     18%     27%     36%
        -----------------                           ---      ---     ---     ---     ---
        Initial Percentage......................    100%     100%    100%    100%    100%
        November 25, 2002.......................     99       99      99      99      99
        November 25, 2003.......................     98       98      98      98      98
        November 25, 2004.......................     97       97      97      97      97
        November 25, 2005.......................     96       96      96      96      96
        November 25, 2006.......................     94       94      94      94      94
        November 25, 2007.......................     93       91      88      85      82
        November 25, 2008.......................     92       86      80      74      67
        November 25, 2009.......................     90       80      70      60      46
        November 25, 2010.......................     88       73      58      46      29
        November 25, 2011.......................     87       65      47      33      18
        November 25, 2012.......................     85       57      38      23      11
        November 25, 2013.......................     82       51      30      17       7
        November 25, 2014.......................     80       45      24      12       4
        November 25, 2015.......................     78       40      19      8        3
        November 25, 2016.......................     75       35      15      6        2
        November 25, 2017.......................     72       31      12      4        1
        November 25, 2018.......................     69       27      9       3        1
        November 25, 2019.......................     66       23      7       2        *
        November 25, 2020.......................     62       20      6       1        *
        November 25, 2021.......................     58       17      4       1        *
        November 25, 2022.......................     54       14      3       1        *
        November 25, 2023.......................     50       12      2       *        *
        November 25, 2024.......................     45       10      2       *        *
        November 25, 2025.......................     39       8       1       *        *
        November 25, 2026.......................     34       6       1       *        *
        November 25, 2027.......................     28       5       1       *        *
        November 25, 2028.......................     21       3       *       *        *
        November 25, 2029.......................     14       2       *       *        *
        November 25, 2030.......................      7       1       *       *        *
        November 25, 2031.......................      0       0       0       0        0
        Weighted Average Life (in years)** .....    20.1     13.4    10.5    9.1      8.1
         --------------------

          *    Indicates a number that is greater than zero but less than 0.5%.

          ** The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

          This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

         (Table continued from previous page.)

Adjustable Rate Certificate Yield Considerations

     The yield to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on the Floater Certificates will vary with LIBOR and the pass-through rate on the Inverse Floater Certificates will vary inversely with LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

     The yield to investors on the Class A-7A Certificates will be sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yield to such investors and could result in the failure of investors in the Class A-7A Certificates to fully recover their initial investments.

     To illustrate the significance of changes in the level of LIBOR and prepayments on the yield to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different percentages of CPR and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at the various percentages of CPR specified and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

     In addition, it is highly unlikely that the mortgage loans will prepay at a constant percentage of CPR until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

     The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

         o on each LIBOR rate adjustment date, LIBOR will be at the level shown;

         o the aggregate purchase prices of the Class A-7 Certificates and Class A-7A Certificates are $37,926,069 and $3,532,971, respectively, in each case, including accrued interest; and

         o the initial pass-through rates on the Class A-7 Certificates and Class A-7A Certificates are described on page S-6 of this prospectus supplement.

     There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yield to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.

                 Sensitivity of Pre-Tax Yield to Maturity of the Class A-7 Certificates to Prepayments and LIBOR

                                Percentage of CPR

LIBOR                        0%                  9%                 18%                27%                 36%
-----                        --                  --                 ---                ---                 ---
0.09000%............        0.4%                0.4%               0.4%                0.4%               0.5%
1.09000%............        1.4%                1.4%               1.4%                1.4%               1.4%
2.09000%............        2.4%                2.4%               2.4%                2.4%               2.4%
3.09000%............        3.4%                3.4%               3.4%                3.4%               3.4%
4.09000%............        4.4%                4.4%               4.4%                4.4%               4.4%


                 Sensitivity of Pre-Tax Yield to Maturity of the
                Class A-7A Certificates to Prepayments and LIBOR

                                Percentage of CPR

LIBOR                        0%                  9%                 18%                27%                 36%
-----                        --                  --                 ---                ---                 ---
0.09000%............       100.9%              75.5%               75.5%              70.6%               55.5%
1.09000%............        86.9%              62.0%               62.0%              56.3%               40.1%
2.09000%............        73.3%              48.6%               48.6%              41.8%               24.6%
3.09000%............        60.0%              35.3%               35.3%              27.3%                8.8%
4.09000%............        47.0%              21.8%               21.8%              12.3%               (7.6)%

     Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

      Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Adjustable Rate Certificates is likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated percentages of CPR over any given time period or over the entire life of the certificates.

     There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on any class of Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

     For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Principal Only Certificate and Variable Strip Certificate Yield Considerations

     Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Discount Mortgage Loans.

     The pre-tax yield to maturity on the Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Principal Only Certificates and Variable Strip Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Principal Only Certificates and Variable Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Principal Only Certificates and Variable Strip Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                 Pre-Tax Yield to Maturity of the Principal Only
                Certificates at the Following Percentages of CPR

       Assumed Purchase Price               0%              9%               18%             27%              36%
       ----------------------               --              --               ---             ---              ---
$10,192.............................       1.8%            4.8%             9.0%            13.9%            19.6%


                 Pre-Tax Yield to Maturity of the Variable Strip
                Certificates at the Following Percentages of CPR

       Assumed Purchase Price               0%              9%               18%             27%              36%
       ----------------------               --              --               ---             ---              ---
$7,119,218..........................      36.8%            26.2%            15.0%            3.2%           (9.4)%


     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates and Variable Strip Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates or Variable Strip Certificates, and thus do not reflect the return on any investment in the Principal Only Certificates or Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of CPR indicated in the tables above over any given time period or over the entire life of the certificates.

     A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Variable Strip Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

     There can be no assurance that the mortgage loans will prepay at any particular rate or that the pre-tax yield on the Principal Only Certificates and Variable Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

     For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Class M-2 and Class M-3 Certificate Yield Considerations

     If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates.

     The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 1.15% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately 1.55% of the aggregate principal balance of the mortgage loans as of the cut-off date.

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0% SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The following tables indicate the sensitivity of the yield to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3 Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

     o defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

     o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

     o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table;

     o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

     o clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior Accelerated Distribution Percentage are not applicable; and

     o the purchase prices of the Class M-2 Certificates and Class M-3 Certificates will be approximately $2,503,567 and $1,045,466, respectively, including accrued interest.

     Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-2 Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yields on the Class M-2 Certificates and Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.


                 Sensitivity of Pre-Tax Yield to Maturity of the
                Class M-2 Certificates and Class M-3 Certificates
                       to Prepayments and Realized Losses

                             Class M-2 Certificates

                                                                    Percentage of CPR
Percentage of       Loss Severity         -----------------------------------------------------------------------
    SDA              Percentage            0%               9%              18%              27%              36%
    ---              ----------            --               --              ---              ---              ---
0%...............        N/A              6.81%            6.94%           7.03%            7.09%            7.16%
100%.............        30%              6.81%            6.95%           7.03%            7.10%            7.16%
200%.............        30%             (4.66)%           6.88%           7.04%            7.10%            7.16%
300%.............        30%            (30.75)%          (1.47)%          7.04%            7.10%            7.16%
400%.............        30%            (44.00)%         (30.85)%          1.53%            7.10%            7.16%

                             Class M-3 Certificates

                                                                    Percentage of CPR
Percentage of       Loss Severity         -----------------------------------------------------------------------
    SDA              Percentage            0%               9%              18%              27%              36%
    ---              ----------            --               --              ---              ---              ---
0%...............        N/A              7.43%            7.72%           7.93%            8.08%            8.22%
100%.............        30%              6.84%            7.74%           7.93%            8.08%            8.22%
200%.............        30%            (29.37)%          (8.61)%          7.95%            8.08%            8.22%
300%.............        30%            (48.08)%         (36.19)%         (6.22)%           8.08%            8.22%
400%.............        30%            (62.80)%         (52.27)%        (37.65)%           0.78%            8.22%


     Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date:


                            Aggregate Realized Losses

                                                                    Percentage of CPR
Percentage of       Loss Severity         ----------------------------------------------------------------------
    SDA              Percentage            0%               9%              18%              27%             36%
    ---              ----------            --               --              ---              ---             ---
100%.............        30%              1.17%            0.75%           0.50%            0.34%            0.23%
200%.............        30%              2.29%            1.47%           0.99%            0.68%            0.47%
300%.............        30%              3.37%            2.18%           1.47%            1.00%            0.69%
400%.............        30%              4.41%            2.86%           1.93%            1.32%            0.92%


     Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class M-2 Certificates or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

     The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

     The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.


                         Pooling and Servicing Agreement

General

     The certificates will be issued under a series supplement, dated as of November 1, 2001, to the standard terms of pooling and servicing agreement, dated as of July 1, 2001, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Bankers Trust Company, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee will appoint Wells Fargo Bank Minnesota, N.A. to serve as custodian in connection with the certificates. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

     Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and
Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

The Master Servicer

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus and "Description of the Mortgage Pool-- Residential Funding" herein.

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's Expanded Criteria Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and September 30, 2001.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

          Expanded Criteria Mortgage Program Delinquency Experience(1)

                                  At December 31, 1997      At December 31, 1998      At December 31, 1999
                                  --------------------      --------------------      --------------------
                                 By No.      By Dollar      By No.     By Dollar      By No.      By Dollar
                                   of        Amount of        of       Amount of        of        Amount of
                                  Loans        Loans        Loans        Loans         Loans        Loans
                                  -----        -----        -----        -----         -----        -----
                                   (Dollar Amounts in        (Dollar Amounts in        (Dollar Amounts in
                                       Thousands)                Thousands)                Thousands)
Total Loan Portfolio..........     45,442     $4,817,296      76,924    $8,429,618       92,149   $10,513,716
Period of Delinquency
     30 to 59 days............      1,015        113,118       1,540       174,003        1,602       192,517
     60 to 89 days............        136         16,141         246        30,876          236        28,610
     90 days or more(2).......         37          4,575         187        22,627          307        35,045
Foreclosures Pending..........        194         27,861         189        25,594          273        32,685
                                   ------       --------      ------      --------       ------      --------
Total Delinquent Loans........      1,382       $161,694       2,162      $253,101        2,418      $288,858
                                   ======       ========      ======      ========       ======      ========
Percent of Loan Portfolio.....     3.041%         3.357%      2.811%        3.003%       2.624%        2.747%




                                 At December 31, 2000         At September 30, 2001
                                 --------------------         ---------------------
                                 By No.        By Dollar      By No.      By Dollar
                                   of          Amount of        of        Amount of
                                 Loans           Loans         Loans        Loans
                                 -----           -----         -----        -----
                                    (Dollar Amounts in          (Dollar Amounts in
                                        Thousands)                  Thousands)
Total Loan Portfolio..........      104,820    $12,512,690      102,186   $12,704,459
Period of Delinquency
     30 to 59 days............        2,082        244,557        2,389       300,644
     60 to 89 days............          372         44,459          433        53,891
     90 days or more(2).......          409         44,171          471        52,449
Foreclosures Pending..........          446         55,203          506        67,485
                                     ------       --------       ------      --------
Total Delinquent Loans........        3,309       $388,390        3,799      $474,469
                                     ======       ========       ======      ========
Percent of Loan Portfolio.....       3.157%         3.104%       3.718%        3.735%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.


            Expanded Criteria Mortgage Program Reduced Documentation
                            Delinquency Experience(1)

                                  At December 31, 1997      At December 31, 1998      At December 31, 1999
                                  --------------------      --------------------      --------------------
                                 By No.      By Dollar      By No.     By Dollar       By No.      By Dollar
                                   of        Amount of        of       Amount of         of        Amount of
                                  Loans        Loans        Loans        Loans         Loans         Loans
                                  -----        -----        -----        -----         -----         -----
                                   (Dollar Amounts in        (Dollar Amounts in        (Dollar Amounts in
                                       Thousands)                Thousands)                Thousands)
Total Loan Portfolio..........     17,122     $2,226,568      30,537    $3,992,586        37,066   $5,021,100
Period of Delinquency
     30 to 59 days............        336         49,066         475        65,878           573       83,679
     60 to 89 days............         52          7,897          88        13,991            65       11,033
     90 days or more(2).......         12          2,190          53         8,349            77       13,377
Foreclosures Pending..........         86         15,902          73        12,204            80       12,263
                                   ------       --------      ------      --------       -------     --------
Total Delinquent Loans........        486        $75,056         689      $100,422           795     $120,353
                                   ======       ========      ======      ========       =======     ========
Percent of Loan Portfolio.....     2.838%         3.371%      2.256%        2.515%        2.145%       2.397%


                                 At December 31, 2000         At September 30, 2001
                                 --------------------         ---------------------
                                 By No.        By Dollar       By No.      By Dollar
                                   of          Amount of         of        Amount of
                                 Loans           Loans         Loans         Loans
                                 -----           -----         -----         -----
                                    (Dollar Amounts in             (Dollar Amounts in
                                        Thousands)                     Thousands)
Total Loan Portfolio..........       44,520     $6,234,461        45,011   $6,477,880
Period of Delinquency
     30 to 59 days............          742        104,823           915      131,124
     60 to 89 days............          118         17,904           156       23,612
     90 days or more(2).......          123         17,598           172       26,176
Foreclosures Pending..........          113         19,378           150       26,863
                                     ------       --------        ------     --------
Total Delinquent Loans........        1,096       $159,703         1,393     $207,774
                                     ======       ========        ======     ========
Percent of Loan Portfolio.....       2.462%         2.562%        3.095%       3.207%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Servicing and Other Compensation and Payment of Expenses

     The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least 0.28% per annum and not more than 0.83% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3420% per annum. The servicing fees consist of
(a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately 0.0798%. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

Reports to Certificateholders

     On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders, the insurer and other parties to the pooling and servicing agreement via the trustee's internet website. The trustee's internet website will initially be located at http://www-apps.gis.deutsche-bank.com/invr. Certificateholders and the insurer are entitled to have a paper copy mailed to them via first class mail upon request by contacting the trustee at (800) 735-7777. The trustee may modify these distribution procedures if the modified procedures are no less convenient for the certificateholders or the insurer. The trustee will provide prior notification to the master servicer, the insurer and the certificateholders of any such modification.

Voting Rights

     There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 97% of all voting rights will be allocated among all holders of the certificates, other than the Interest Only Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class A-7A Certificates, 1.0% of all voting rights will be allocated among the holders of the Variable Strip Certificates and 0.5% and 0.5% of all voting rights will be allocated among the holders of the Class R-I Certificates and Class R-II Certificates, in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

Termination

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed.

     Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the sum of the Accrued Certificate Interest thereon, or with respect to the Interest Only Certificates, on their Notional Amounts, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

     Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, interest for the immediately preceding Interest Accrual Period on their Notional Amounts, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.


                    Material Federal Income Tax Consequences

     Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust (exclusive of the Reserve Fund) will qualify as two REMICs under the Internal Revenue Code.

     For federal income tax purposes:

     o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

     o each class of Senior Certificates, other than the Residual Certificates, the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II; and

     o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II.

     See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

     For federal income tax purposes, the Class A-4, Class A-6, Class A-7A, Class A-P and Class A-V Certificates will, the Class A-1, Class A-2, Class A-3 and Class A-5 Certificates will not, and all other classes of offered certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 18% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

     Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

     For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

     The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

     o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

         o    is not a disqualified organization;

         o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

         o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

     o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

     o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

     The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

     The Class R-II Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of REMIC II that significantly exceeds the amount of cash distributions received by the Class R-II Certificateholders from the related REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods.

Consequently, Class R-II Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC II's term as a result of their ownership of the Class R-II Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC II's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R-II Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Class R-II Certificateholders' after-tax rate of return to be zero or negative even if the Class R-II Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R-II Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R-II Certificates over their life.

     An individual, trust or estate that holds, whether directly or indirectly through certain pass-through entities, a Residual Certificate, particularly a Class R-I Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. Those expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-I Certificates and not to the Class R-II Certificates. However, it is possible that the IRS may require all or some portion of those fees and expenses to be allocable to the Class R-II Certificates. See "Material Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

     Residential Funding will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than 0.01% of each class of the Residual Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.


                             Method of Distribution

     In accordance with the terms and conditions of a senior underwriting agreement, dated November 26, 2001, Salomon Smith Barney Inc. will serve as the senior underwriter and has agreed to purchase, and the depositor has agreed to sell, the Senior Certificates other than the Class A-P Certificates, the Class A-V Certificates, and a de minimis portion of each class of the Residual Certificates, which will be retained by Residential Funding, and are not offered hereby. The certificates being sold to Salomon Smith Barney Inc. are referred to as the senior underwritten certificates. It is expected that delivery of the senior underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates will be made at the offices of Salomon Smith Barney Inc., New York, New York, on or about November 29, 2001 against payment therefor in immediately available funds.

     In accordance with the terms and conditions of a Class M underwriting agreement, dated November 26, 2001, Banc of America Securities LLC will serve as the Class M underwriter and has agreed to purchase, and the depositor has agreed to sell, the Class M Certificates. The certificates being sold to the Class M underwriter are referred to as the Class M underwritten certificates. It is expected that delivery of the Class M underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC against payment therefor in immediately available funds.

     The senior underwriting agreement and the Class M underwriting agreement are collectively referred to in this prospectus supplement as the underwriting agreements and the senior underwriter and the Class M underwriter are referred to in this prospectus supplement together as the underwriters. The senior underwritten certificates and the Class M underwritten certificates are collectively referred to in this prospectus supplement as the underwritten certificates.

     In connection with the underwritten certificates, the related underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement, to purchase all of its related underwritten certificates if any of those underwritten certificates are purchased thereby.

     The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of their respective underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the underwritten certificates by the respective underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the senior underwritten certificates, before deducting expenses payable by the depositor, will be approximately 100.28% of the aggregate Certificate Principal Balance of the senior underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the Class M underwritten certificates, before deducting expenses payable by the depositor, will be approximately 94.95% of the aggregate Certificate Principal Balance of the Class M underwritten certificates plus accrued interest thereon from the cut-off date.

     The underwriters may effect these transactions by selling their respective underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriting agreements provide that the depositor will indemnify the related underwriter, and that under limited circumstances the related underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     The Class A-P Certificates and Class A-V Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P Certificates or Class A-V Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

     There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the underwritten certificates it is underwriting but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders" and in this prospectus supplement under "Pooling and Servicing Agreement--Reports to

Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

     This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor, in connection with offers and sales related to market-making transactions in the offered certificates. In these market-making transactions, Residential Funding Securities Corporation may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                                 Use of Proceeds

     The net proceeds from the sale of the offered certificates to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. However, the depositor will not receive any proceeds from the sale of the offered certificates in market-making transactions by Residential Funding Securities Corporation, an affiliate of the depositor. See "Method of Distribution" in this prospectus supplement.


                                 Legal Opinions

     Certain legal matters relating to the certificates will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.


                                     Ratings

     It is a condition of the issuance of the Senior Certificates that they be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, and "AAA" by Fitch, Inc., or Fitch. It is a condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than "AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Standard & Poor's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Interest Only Certificates does not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

     The depositor has not requested a rating on the Senior Certificates by any rating agency other than Standard & Poor's and Fitch or on the Class M Certificates by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Standard & Poor's and Fitch, and the Class M Certificates by Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.


                                Legal Investment

     The Senior Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     One or more classes of the offered certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.


                              ERISA Considerations

     A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's Investors Service, Inc., or Moody's, or Fitch at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

     o   is permissible under applicable law;

     o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

     The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

PROSPECTUS

MORTGAGE ASSET-BACKED AND MANUFACTURED HOUSING CONTRACT PASS-THROUGH
CERTIFICATES

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

OFFERED CERTIFICATES             The certificates in a series will represent
                                 interests in a trust and will be paid only from the
                                 assets of that trust. Each series may include
                                 multiple classes of certificates with differing
                                 payment terms and priorities. Credit enhancement
                                 will be provided for all offered certificates.

MORTGAGE COLLATERAL              Each trust will consist primarily of:

     mortgage loans or manufactured housing conditional sales contracts or installment loan agreements secured by first liens on one- to four-family residential properties;

     mortgage securities and whole or partial participations in mortgage loans; or

     mortgage loans secured by additional collateral.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  May 24, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the certificates in two separate documents that provide progressively more detail:

     this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See 'Additional Information', 'Reports to Certificateholders' and 'Incorporation of Certain Information by Reference' in this Prospectus. You can request information incorporated by reference from Residential Accredit Loans, Inc. by calling us at (952) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 104.

                              -------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Introduction.........................    4
The Trusts...........................    4
  General............................    4
  The Mortgage Loans.................    6
  The Mortgaged Properties...........   10
  Loan-to-Value Ratio................   11
  Underwriting Policies..............   12
  The Contracts......................   16
  The Agency Securities..............   16
  Mortgage Collateral Sellers........   18
  Qualifications of Sellers..........   18
  Representations with Respect to
    Mortgage Collateral..............   18
  Repurchases of Mortgage
    Collateral.......................   20
  Limited Right of Substitution......   21
Description of the Certificates......   23
  General............................   23
  Form of Certificates...............   23
  Assignment of Mortgage Loans.......   25
  Assignment of the Contracts........   26
  Review of Mortgage Loan or Contract
    Documents........................   27
  Assignment of Mortgage
    Securities.......................   27
  Spread.............................   27
  Payments on Mortgage Collateral....   28
  Withdrawals from the Custodial
    Account..........................   30
  Distributions......................   31
  Example of Distributions...........   32
  Advances...........................   33
  Prepayment Interest Shortfalls.....   34
  Reports to Certificateholders......   34
  Servicing and Administration of
    Mortgage Collateral..............   35
  Realization Upon Defaulted Mortgage
    Loans or Contracts...............   38
Subordination........................   39
  General............................   39
  Overcollateralization..............   41
Description of Credit Enhancement....   41
  General............................   41
  Letters of Credit..................   42
  Mortgage Pool Insurance Policies...   42
  Special Hazard Insurance
    Policies.........................   44
  Bankruptcy Bonds...................   45
  Reserve Funds......................   45
  Certificate Insurance Policies;
    Surety Bonds.....................   46
  Maintenance of Credit
    Enhancement......................   46
  Reduction or Substitution of Credit
    Enhancement......................   47
Other Financial Obligations Related
  to the Certificates................   47
  Swaps and Yield Supplement
    Agreements.......................   47

                                       PAGE
                                       ----
  Purchase Obligations...............   48
Insurance Policies on Mortgage Loans
  or Contracts.......................   49
  Primary Insurance Policies.........   49
  Standard Hazard Insurance on
    Mortgaged Properties.............   50
  Standard Hazard Insurance on
    Manufactured Homes...............   51
  FHA Mortgage Insurance.............   52
  VA Mortgage Guaranty...............   52
The Depositor........................   53
Residential Funding Corporation......   53
The Pooling and Servicing
  Agreement..........................   53
  Events of Default..................   55
  Rights Upon Event of Default.......   56
  Amendment..........................   56
  Termination; Retirement of
    Certificates.....................   57
  The Trustee........................   58
Yield Considerations.................   58
Maturity and Prepayment
  Considerations.....................   62
Certain Legal Aspects of Mortgage
  Loans and Contracts................   64
  The Mortgage Loans.................   64
  The Contracts......................   72
  Environmental Legislation..........   75
  Soldiers' and Sailors' Civil Relief
    Act of 1940......................   76
  Default Interest and Limitations on
    Prepayments......................   76
  Forfeitures in Drug and RICO
    Proceedings......................   76
  Negative Amortization Loans........   77
Material Federal Income Tax
  Consequences.......................   78
  General............................   78
  REMICs.............................   78
State and Other Tax Consequences.....   94
ERISA Considerations.................   94
  ERISA Plan Asset Regulations.......   94
  Prohibited Transaction
    Exemptions.......................   95
  Insurance Company General
    Accounts.........................   98
  Representations From Investing
    Plans............................   98
  Tax-Exempt Investors; REMIC
    Residual Certificates............   99
  Consultation With Counsel..........   99
Legal Investment Matters.............   99
Use of Proceeds......................  100
Methods of Distribution..............  101
Legal Matters........................  102
Financial Information................  102
Additional Information...............  102
Reports to Certificateholders........  102
Incorporation of Certain Information
  by Reference.......................  103
Glossary.............................  104

                                  INTRODUCTION

    The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

                                   THE TRUSTS

GENERAL

    The mortgage loans, contracts and other assets described in this prospectus under 'The Trusts -- The Mortgage Loans' and ' -- The Contracts' and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and the Spread, if any, as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

     mortgages;

     deeds of trust;

     manufactured housing conditional sales contracts and installment loan agreements;

     other similar security instruments creating a first lien on one- to four-family residential properties; or

     whole or partial participations in the mortgage loans or contracts, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

    Unless the context indicates otherwise, as used in this prospectus, contracts includes:

     manufactured housing conditional sales contracts; and

     installment loan agreements.

    Unless the context indicates otherwise, mortgage collateral includes:

     mortgage loans; and

     contracts.

    Unless the context indicates otherwise, mortgage loans includes:

     Cooperative Loans;

     Additional Collateral Loans; and

     Pledged Asset Mortgage Loans.

    As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

     attached or detached one-family dwelling units;

     two- to four-family dwelling units;

     condominiums;

     units in condotels;

     townhouses;

     row houses;

     individual units in planned-unit developments;

     modular pre-cut/panelized housing;

     Cooperatives and manufactured homes; and the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

    The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

     mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

     assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

     property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

     hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

     any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, certificate insurance policy, surety bond or other type of credit enhancement as described under 'Description of Credit Enhancement.'

    The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

    Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

     either directly or through its affiliates, including Residential Funding Corporation;

     sellers who are affiliates of the depositor including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation; or

     savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement. No more than five percent (5%) of the mortgage loans or contracts by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the accompanying prospectus supplement. Other mortgage loans or contracts available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

    The mortgage loans or contracts may also be delivered to the depositor in a Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under 'Methods of Distribution.' The accompanying prospectus supplement for a

Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. None of the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will make any representation or warranty with respect to the mortgage loans sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the seller.

    If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. The Agency Securities may have been guaranteed and/or issued by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae. As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

    Any mortgage securities underlying any certificate:

     either:

      will have been previously registered under the Securities Act of 1933, as amended, or will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended; and

     will be acquired in secondary market transactions from persons other than the issuer or its affiliates.

Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act of 1933, as amended, at the same time as the certificates.

    For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

    The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form 8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

THE MORTGAGE LOANS

    If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the Expanded Criteria Program.

    The mortgage loans may include mortgage loans insured by the Federal Housing Administration, known as FHA, a division of HUD, mortgage loans partially guaranteed by the Veterans Administration, known as VA, and mortgage loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the mortgage loans may be of one or more of the following types, and may include one or more of the following characteristics:

     mortgage loans with fixed level monthly payments;

     GPM Loans;

     Buy-Down Mortgage Loans;

     adjustable rate mortgage loans, or ARM loans;

     fixed rate mortgage loans;

     simple interest mortgage loans;

     High Cost Loans;

     Cooperative Loans;

     Convertible Mortgage Loans;

     Pledged Asset Mortgage Loans;

     Additional Collateral Loans;

     mortgage loans that have been modified;

     mortgage loans that provide for payment every other week during the term of the mortgage loan;

     mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

     mortgage loans that experience negative amortization; and

     Balloon Loans.

    The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. If a mortgage loan is a modified mortgage loan, references to origination typically shall refer to the date of modification. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

    The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See 'Description of the Certificates -- Assignment of Mortgage Loans.'

  Cooperative Loans

    Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, unless the context indicates otherwise, mortgage loans includes Cooperative Loans; mortgaged properties includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes includes Cooperative Notes; and mortgages includes security agreements with respect to Cooperative Notes.

  Modified Mortgage Loans

    The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

  Balloon Loans

    As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

  Prepayment Charges on the Mortgage Loans

    In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

  'Equity Refinance' Mortgage Loans

    Some of the mortgage loans may be 'equity refinance' mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be 'rate and term refinance' mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, primarily in order to change the interest rate or other terms of the existing mortgage loan.

  ARM Loans

    As described in the accompanying prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan.

    ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

  Negatively Amortizing ARM Loans

    Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments. Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

  Convertible Mortgage Loans

    On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Corporation, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

  Buy-Down Mortgage Loans

    In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

     Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

     if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

     additional buydown funds to be contributed over time by the mortgagor's employer or another source.

  Simple Interest Mortgage Loans

    If specified in the accompanying prospectus supplement, a portion of the mortgage loans underlying a series of certificates may be simple interest mortgage loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled. However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

  Pledged Asset Mortgage Loans

    If specified in the accompanying prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

    If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the custodian will be instructed to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders. At the mortgagor's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released from the pledge if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

  Additional Collateral Loans

    If specified in the accompanying prospectus supplement, a mortgage pool will contain Additional Collateral Loans. The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally will not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

    The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

    Unless otherwise specified in the related prospectus supplement, an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates will have issued a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see 'Certain Legal Aspects of Mortgage Loans -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

THE MORTGAGED PROPERTIES

    The mortgaged properties may consist of detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See 'Certain Legal Aspects of Mortgage Loans and Contracts.'

    The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

     the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

     a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

     the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

    In the case of purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

    In the case of certain non-purchase money mortgage loans, including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

     a representation by the related mortgage collateral seller, as described below, as to such value;

     a broker's price opinion, automated valuation, drive-by appraisal or other certification of value;

     an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

     the sales price, if the mortgaged property was purchased within the previous twelve months; or

     with respect to a contract made in connection with the mortgagor's purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

    In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

     a statistical analysis;

     a broker's price opinion;

     an automated valuation, drive by appraisal or other certification of value; or

     an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

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
    The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying prospectus supplement. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor's underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

    Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing. Under the depositor's underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

UNDERWRITING POLICIES

    The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. If specified in the accompanying prospectus supplement, all or a portion of the mortgage loans constituting the mortgage pool for a series of certificates may have been acquired either directly or indirectly by the depositor through the Expanded Criteria Program, which is described below under ' -- The Expanded Criteria Mortgage Program.' Any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the mortgage loans included in a mortgage pool may vary significantly among mortgage collateral sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of such mortgage loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

    The mortgage loans in any mortgage pool may be underwritten by Residential Funding Corporation, a seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated underwriting system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to Residential Funding Corporation of all or a portion of the related credit files.

  General Standards

    In most cases, under a traditional 'full documentation' program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will

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
have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

    If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 105% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement.

    As described in the accompanying prospectus supplement, some mortgage loans may have been originated under 'limited documentation' or 'no documentation' programs that require less documentation and verification than do traditional 'full documentation' programs. Under a limited documentation or no documentation program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

    The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under ' -- Loan-to-Value Ratio'. Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    The underwriting standards applied by an originator typically require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have 'anti-deficiency' laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of Mortgage Loans and Contracts.' Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

    Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

    The level of review by Residential Funding Corporation, if any, will vary depending on several factors. Residential Funding Corporation, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Corporation for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Corporation may also take into consideration the mortgagor's actual payment history in assessing a mortgagor's current ability to make payments on the mortgage loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals, automated valuations or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Corporation may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

    With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans, and will be described in the accompanying prospectus supplement.

    Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation after the origination of a mortgage loan if the seller does not provide to Residential Funding Corporation a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

    The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans generally amortize over a 15 to 30 year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

    Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be

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
underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

  The Expanded Criteria Mortgage Program

    The underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Corporation's Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time. The Seller Guide will describe underwriting standards relating to mortgage loans, which are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the depositor's affiliate, Residential Funding Corporation, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. For example, the Expanded Criteria Program may include mortgage loans with higher LTV ratios, larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment properties, mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage insurance, mortgage loans made to international borrowers, and mortgage loans made to borrowers that are self-employed or are not required to state their income. The underwriting standards listed in the Seller Guide are revised based on changing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates and may also be waived by Residential Funding Corporation from time to time. The prospectus supplement for each series of certificates secured by mortgage loans purchased pursuant to the Expanded Criteria Program will describe the general underwriting criteria applicable to such mortgage loans.

    A portion of the mortgage loans typically will be reviewed by Residential Funding Corporation or by a designated third party for compliance with applicable underwriting criteria. Residential Funding Corporation may conduct this review using an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. See 'Underwriting Policies' above. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation. The sellers who sell to Residential Funding Corporation pursuant to master commitment agreements will represent to Residential Funding Corporation that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation. Some other mortgage loans will be purchased from Expanded Criteria Program Sellers who will represent to Residential Funding Corporation that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third party origination system acceptable to Residential Funding Corporation. Residential Funding Corporation may accept a certification from an insurance company as to the mortgage loan's insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the mortgage loan by Residential Funding Corporation or the depositor.

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
  FHA and VA Programs

    For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, respectively, which were in effect at the time of origination of that mortgage loan will have been applied.

THE CONTRACTS

  General

    The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement. The contracts may be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

    The manufactured homes securing the contracts will consist of 'manufactured homes' within the meaning of 42 U.S.C. 'SS' 5402(6), which are treated as 'single family residences' for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

  Underwriting Policies

    Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement. With respect to FHA contracts and VA contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, that were in effect at the time of origination of the related contract will in most cases have been applied.

    With respect to a contract made in connection with the mortgagor's purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home. However, unless otherwise specified in the accompanying prospectus supplement, an appraisal of the manufactured home will not be required.

THE AGENCY SECURITIES

  Government National Mortgage Association

    Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

    Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See 'Additional Information' for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

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
  Ginnie Mae Securities

    In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

  Federal Home Loan Mortgage Corporation

    Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards described in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

  Freddie Mac Securities

    In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

  Federal National Mortgage Association

    Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. 'SS' 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See 'Additional Information' for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

  Fannie Mae Securities

    In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mnortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

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
MORTGAGE COLLATERAL SELLERS

    The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Corporation or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may include HomeComings Financial Network, Inc. and GMAC Mortgage Corporation and its affiliates, each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

     one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

     one or more direct or indirect purchases through the Expanded Criteria Program; or

     one or more purchases from affiliated sellers.

    Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation. The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

QUALIFICATIONS OF SELLERS

    Each Expanded Criteria Program Seller is selected by Residential Funding Corporation on the basis of criteria described in the Seller Guide. In determining whether to approve a mortgage collateral seller, Residential Funding Corporation generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present. An Expanded Criteria Program Seller may be an affiliate of the depositor and the depositor presently anticipates that GMAC Mortgage Corporation and HomeComings Financial Network, Inc., each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

    There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of certificates, or thereafter. If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC or if an Expanded Criteria Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller. Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See ' -- Repurchases of Mortgage Collateral' below.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

    Mortgage collateral sellers will typically make certain limited representations and warranties with respect to the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. Residential Funding Corporation and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral sold by it or any remedies provided for any breach of those representations and warranties, except to the extent that the substance of the breach also constitutes fraud in the origination of the mortgage loan or the breach relates to the absence of toxic waste or other environmental hazards. Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Corporation described below and any representations made by a mortgage collateral seller to the limited extent described in this paragraph. If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

    Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, with respect to any mortgage loan, including Expanded Criteria Program loans, or contracts constituting a part of the trust, in most cases Residential Funding Corporation will generally represent and warrant that:

     as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

     except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or an attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

     to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

     Residential Funding Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, and except with respect to any buydown agreement for a Buy-Down Mortgage Loan;

     each mortgaged property is free of material damage and is in good repair;

     each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

     the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

     there is no delinquent tax or assessment lien against the related mortgaged property.

    In the event of a breach of a representation or warranty made by Residential Funding Corporation that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding Corporation will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below. In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

     liens of real property taxes and assessments not yet due and payable;

     covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

     other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

    In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Corporation will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under ' -- Repurchases of Mortgage Collateral' and ' -- Limited Right of Substitution.'

    Residential Funding Corporation will not be required to repurchase or substitute for any mortgage loan or contract if the circumstances giving rise to the requirement also constitute fraud in the origination of the related mortgage loan or contract. Furthermore, because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither Residential Funding Corporation nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

REPURCHASES OF MORTGAGE COLLATERAL

    If Residential Funding Corporation cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, Residential Funding Corporation will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under 'Description of the Certificates -- Review of Mortgage Loan or Contract Documents,' if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan or contract, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See ' -- Limited Right of Substitution' below.

    The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of Residential Funding Corporation or the mortgage collateral seller due to a breach of a representation and warranty (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.

    The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation for a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the certificateholders, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related certificates.

    Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a seller arising from any misrepresentation by the seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor's or Residential Funding Corporation's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or Residential Funding Corporation. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Corporation nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Corporation. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by a seller, if applicable, or by Residential Funding Corporation in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

    Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

    Notwithstanding the foregoing, if any seller requests that Residential Funding Corporation consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, Residential Funding Corporation may release that seller from liability under its representations and warranties described above if the successor servicer assumes the seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding Corporation's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the 'seller' for purposes of the foregoing provisions.

    The depositor and Residential Funding Corporation generally monitor which mortgage collateral sellers are under the control of the FDIC, or are insolvent, otherwise in receivership or conservatorship or financially distressed. Those mortgage collateral sellers may not be able or permitted to repurchase mortgage collateral for which there has been a breach of representation or warranty. Moreover, any mortgage collateral seller may make no representations or warranties regarding the mortgage collateral sold by it. The FDIC, either in its corporate capacity or as receiver for a depository institution, may also be a mortgage collateral seller, in which event neither the FDIC nor the related depository institution may make representations or warranties regarding the mortgage collateral sold, or only limited representations or warranties may be made, for example, that the related legal documents are enforceable. The FDIC may have no obligation to repurchase any mortgage collateral for a breach of a representation or warranty.

LIMITED RIGHT OF SUBSTITUTION

    In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller or Residential Funding Corporation, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Any such substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust for which no REMIC election is to be made. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made if the substitution would cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

    In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

     have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

     have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

     have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

     have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

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
     be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

     comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

    If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a mortgage collateral seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement or trust agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under 'The Pooling and Servicing Agreement' below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement. All references to a 'pooling and servicing agreement' and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

    Each series of certificates may consist of any one or a combination of the following:

     a single class of certificates;

     one or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior certificates may be senior to other classes of senior certificates, as described in the respective prospectus supplement;

     one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates relating to such distributions or losses;

     one or more classes of strip certificates which will be entitled to
     (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

     two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including 'planned amortization classes' and 'targeted amortization classes', or on the basis of collections from designated portions of the mortgage pool or contract pool, which series may include one or more classes of accrual certificates for which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs, or on such other dates as may be specified in the accompanying prospectus supplement; or

     other types of classes of certificates, as described in the accompanying prospectus supplement.

    Credit support for each series of certificates may be provided by a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under 'Description of Credit Enhancement,' or by the subordination of one or more classes of certificates as described under 'Subordination' or by any combination of the foregoing.

FORM OF CERTIFICATES

    As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on

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
the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

    If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

    Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the certificates through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

    Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

    Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

    The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

    At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

    If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages

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
for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. For mortgage loans registered through the MERS'r' System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

    In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

     the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

     the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

     an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS'r' System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

     if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

    The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

    If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

    Any mortgage for a mortgage loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

    Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS'r' System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the accompanying prospectus supplement.

ASSIGNMENT OF THE CONTRACTS

    The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread. Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

    In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts.'

REVIEW OF MORTGAGE LOAN OR CONTRACT DOCUMENTS

    The trustee or the custodian will hold documents in trust for the benefit of the certificateholders and, within 45 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller or subservicer. If the mortgage collateral seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given to the mortgage collateral seller or, the subservicer, as applicable, the mortgage collateral seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under 'The
Trust -- Repurchases of Mortgage Collateral.' Unless otherwise specified in the accompanying prospectus supplement, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

ASSIGNMENT OF MORTGAGE SECURITIES

    The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

SPREAD

    The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral. The payment of any Spread will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon and will not be part of the related trust. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE COLLATERAL

  Collection of Payments on Mortgage Loans and Contracts

    The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases, except as otherwise provided, will include the following:

     all payments on account of principal of the mortgage loans or contracts comprising a trust;

     all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

     Liquidation Proceeds;

     all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

     any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

     all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, Residential Funding Corporation, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under 'The
     Trusts -- Representations with Respect to Mortgage Collateral' and
     ' -- Repurchases of Mortgage Collateral' in this prospectus;

     any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

     any amounts required to be transferred from the Certificate Account to the Custodial Account.

    In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and the Certificate Account must be either:

     maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

     an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

     in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

     in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

     any other Eligible Account.

    The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this section below. The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

    Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

     the amount of any Advances made by the master servicer or the servicer as described in this prospectus under ' -- Advances;'

     any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under 'Description of Credit Enhancement' below;

     any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under 'Insurance Policies on Mortgage Loans or Contracts' below;

     any distributions received on any mortgage securities included in the trust; and

     any other amounts as described in the related pooling and servicing agreement.

    The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

    Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

    For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buydown plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

    Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related trust.

    If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buydown plan any Buy-Down Funds remaining in the

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
Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

    Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buydown agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

  Collection of Payments on Mortgage Securities

    The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

    The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

     to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under ' -- Payments on Mortgage Collateral;'

     to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

     to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

     to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts, any amounts remitted by subservicers as interest in respect of mortgagor Principal Prepayments in full on the mortgage loans or contracts for the month in which such amounts are to be distributed to the certificateholders, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

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
     to pay to itself, a subservicer, Residential Funding Corporation, the depositor or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

     to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

     to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the pooling and servicing agreement as described in the accompanying prospectus supplement;

     to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is indemnified under the pooling and servicing agreement;

     to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

     to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates.'

DISTRIBUTIONS

    Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

    Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register. Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

  Principal and Interest on the Certificates

    The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of

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
certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution Amount.

    In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class or as otherwise described in the accompanying prospectus supplement.

    Except as otherwise provided in the related pooling and servicing agreement, on or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

    The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in April 2001:

DATE                                   NOTE                     DESCRIPTION
----                                   ----                     -----------
April 1..............................   (A)   Cut-off date.
April 2-30...........................   (B)   Servicers or subservicers, as applicable,
                                              receive any partial Principal Prepayments.
April 16-May 15......................   (C)   The servicers or the subservicers, as
                                              applicable, receive any Principal Prepayments
                                              in full.
April 30.............................   (D)   Record date.
April 2-May 1........................   (E)   The due dates for payments on a
                                              mortgage loan or contract.
May 18...............................   (F)   Servicers or subservicers remit to the master
                                              servicer or servicer, as applicable, scheduled
                                              payments of principal and interest due during
                                              the related Due Period and received or advanced
                                              by them.
May 23...............................   (G)   Determination date.
May 25...............................   (H)   Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

---------

 (A) The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on April 1 after deducting principal payments due on or before that date. Those principal payments due on or before April 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on April 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.
                                              (footnotes continued on next page)

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
(footnotes continued from previous page)

 (B) Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

 (C) Any Principal Prepayments in full that are received during the Prepayment Period will be remitted to the master servicer or servicer as described in
     (F) below for distribution to certificateholders as described in
     (G) below. When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

 (D) Distributions on May 25 will be made to certificateholders of record at the close of business on April 30.

 (E) Scheduled principal and interest payments are due from mortgagors.

 (F) Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or by the servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on May 18, 2001 together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

 (G) On the determination date, the master servicer or servicer will determine the amounts of principal and interest which will be passed through on May 25 to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period which have been received from subservicers or servicers prior to and including May 18, as well as all partial Principal Prepayments received on mortgage loans in April and Principal Prepayments in full during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on May 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in 'Subordination' and ' -- Advances.'

 (H) On May 25, the amounts determined on May 23 will be distributed to certificateholders.

    If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

    As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

    The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under ' -- Servicing and Administration of Mortgage Collateral,' and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

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
    Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential Funding Corporation, a subservicer or a mortgage collateral seller.

    Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. For any senior/subordinate series, so long as the related subordinate certificates remain outstanding and limited with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

    The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

    When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

    If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full or in part during the preceding calendar month equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

    Unless otherwise stated in the accompanying prospectus supplement, Compensating Interest on any distribution date will be limited to the lesser of
(a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See 'Yield Considerations' in this prospectus.

REPORTS TO CERTIFICATEHOLDERS

    On each distribution date, the master servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement.

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
Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

     the amount, if any, of the distribution allocable to principal;

     the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

     the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date;

     the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;

     based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and
     (c) 90 or more days, and that are in foreclosure;

     the balance of the reserve fund, if any, at the close of business on that distribution date;

     the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;

     the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

     if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

     in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under the alternative arrangements as of the close of business on the applicable determination date;

     the servicing fee payable to the master servicer and the subservicer; and

     for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

    In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

    In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

  General

    The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of certificates for which the trust includes mortgage securities, the master servicer's or Certificate

Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

    Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

  Collection and Other Servicing Procedures

    The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

    In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of reducing the mortgage rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related certificates.

    In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

    The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

    Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under ' -- Payments on Mortgage Collateral.'

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
  Special Servicing

    The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of Residential Funding Corporation. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

    In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

     instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

     instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders;

     become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines; or

     the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

  Enforcement of 'Due-on-Sale' Clauses

    Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions' and ' -- The
Contracts -- `Due-on-Sale' Clauses.'

    If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

REALIZATION UPON DEFAULTED MORTGAGE LOANS OR CONTRACTS

    For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt. In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

    Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

    For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

    For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee. Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

    Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

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
    For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a final liquidation of a mortgage loan or contract resulted in a Realized Loss and within two years thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the then-current certificateholders of any outstanding class to which the Realized Loss was allocated, with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated, provided that no such distribution shall result in distributions on the certificates of any class in excess of the total amount of the Realized Loss that was allocated to that class. In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not so removed from the trust, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise. For a description of the Certificate Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see 'Description of Credit Enhancement' and 'Insurance Policies on Mortgage Loans or Contracts.'

    For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see 'Certain Legal Aspects of Mortgage Loans and Contracts.'

    The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                                 SUBORDINATION

GENERAL

    A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement. Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

    For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

    If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the then outstanding certificateholders of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral -- Special Servicing' above.

    In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

    Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

    Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

    In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

    The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

    If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under 'Description of Credit
Enhancement -- Reserve Funds' and in the accompanying prospectus supplement.

    In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

    For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION

    If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement.

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

    Credit support for each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

     Defaulted Mortgage Losses;

     Special Hazard Losses;

     Bankruptcy Losses; and

     Fraud Losses.

    Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

    As described in this prospectus and in the accompanying prospectus supplement,

     coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

     coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

     coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

    In addition, if stated in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under 'Subordination,' or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing. Coverage may also be provided by representations made by Residential Funding Corporation or the depositor. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

    In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by such insurance policy. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

    Each prospectus supplement will include a description of:

     the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     any conditions to payment thereunder not otherwise described in this prospectus;

     the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     the material provisions of any agreement relating to the credit support.

    Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby. See 'Description of Credit Enhancement -- Reduction or Substitution of Credit Enhancement.' If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

    The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

    If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

MORTGAGE POOL INSURANCE POLICIES

    Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under ' -- Maintenance of Credit Enhancement,' the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

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
    Each mortgage pool insurance policy will provide that no claims may be validly presented thereunder unless, among other things:

     any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

     hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer, servicer or subservicer;

     if there has been physical loss or damage to the mortgaged property, it has been restored to its condition, reasonable wear and tear excepted, at the cut-off date; and

     the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except permitted encumbrances.

    Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

    Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see ' -- Special Hazard Insurance Policies' below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

    A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a mortgage collateral seller may also have occurred. That breach, if it materially and adversely affects the interests of certificateholders, has been assigned to the trustee for the benefit to the certificateholders and cannot be cured, would give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under 'The Trusts -- Representations with respect to Mortgage Collateral.' However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

    The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See 'Certain Legal Aspects of Mortgage Loans and Contracts.' Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See 'Description of the Certificates -- Advances.'

    Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under 'Insurance Policies on Mortgage Loans or Contracts -- Standard Hazard Insurance on Mortgaged Properties,' the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See ' -- Special Hazard Insurance Policies' below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

    Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

SPECIAL HAZARD INSURANCE POLICIES

    Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

    In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

    If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

    To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.

BANKRUPTCY BONDS

    In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral, at a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the mortgage loan or contract would become an unsecured creditor to the extent the outstanding principal balance of the mortgage loan or contract exceeds the value assigned to the mortgaged property, and any related Additional Collateral, by the bankruptcy court.

    In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding, including a Debt Service Reduction. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders.' Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

RESERVE FUNDS

    If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

    For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

    The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

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
    Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

    The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

    If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under ' -- Reduction or Substitution of Credit Enhancement.' The master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

    The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. If a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae or any successor entity, the master servicer, the servicer or the Certificate Administrator will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy or contract pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer, the servicer or the Certificate Administrator determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

    If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

    The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby.

    Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

    The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

    An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

    The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

    Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

    There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

    Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

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
               INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

    Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. In addition, FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

    Unless otherwise specified in the accompanying prospectus supplement, and except as described below, (i) each mortgage loan having a LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding Corporation will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under 'Description of Credit Enhancement.' However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

    Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and
(iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

    If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

    Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

    Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

    While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

     the insured percentage of the loss on the related mortgaged property;

     the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

    The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

     rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

     hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

     amounts expended but not approved by the primary insurer;

     claim payments previously made on the mortgage loan; and

     unpaid premiums and other amounts.

    As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

     tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

    For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the accompanying prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

    The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and

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servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers.

    The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

    The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

    Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See 'Subordination' above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and 'Description of Credit Enhancement -- Special Hazard Insurance Policies' for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

    The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

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
    If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

FHA MORTGAGE INSURANCE

    The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or
Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

    Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

    The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

    When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to contracts underlying a series of certificates will be described in the accompanying prospectus supplement.

VA MORTGAGE GUARANTY

    The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any

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additional coverage will be described in the accompanying prospectus supplement.
Any VA guaranty relating to contracts underlying a series of certificates will be described in the accompanying prospectus supplement.

                                 THE DEPOSITOR

    The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware in August 1995. The depositor was organized for the purpose of acquiring mortgage loans and contracts and issuing securities backed by such mortgage loans and contracts. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

    The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

    The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

    Unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or Certificate Administrator for each series of certificates.

    Residential Funding Corporation buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 832-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. At December 31, 2000, Residential Funding Corporation was master servicing a first lien loan portfolio of approximately $68.6 billion and a second lien loan portfolio of approximately $7.4 billion.

    Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which that information is available on the portfolio of loans for which it acts as master servicer and that were originated under its Expanded Criteria Program or similar loan programs will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced for any particular series of certificates.

                      THE POOLING AND SERVICING AGREEMENT

    As described in this prospectus under 'Introduction' and 'Description of the Certificates -- General,' each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

  Servicing Compensation and Payment of Expenses

    Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of

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property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

    The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

  Evidence as to Compliance

    Each pooling and servicing agreement will provide that the master servicer or Certificate Administrator, as appropriate, will, for each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:

     a review of the activities of the master servicer, or the Certificate Administrator, during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including the related pooling and servicing agreement, has been made under the supervision of that officer;

     to the best of the officer's knowledge, based on the review, the master servicer or the Certificate Administrator has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under the related pooling and servicing agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of such noncompliance or specify each default known to the officer and the nature and status thereof; and

     to the best of the officer's knowledge, each subservicer has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout such year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

    In addition, each pooling and servicing agreement will provide that the master servicer or the Certificate Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in

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the opinion of the firm, the accounting standards require it to report. In rendering such statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

  Certain Other Matters Regarding Servicing

    Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

    Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

    The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

    A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

EVENTS OF DEFAULT

    Events of default under the pooling and servicing agreement for a series of certificates will include:

     any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

     any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

     some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the

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     master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

    A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

    So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement.

    No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

     to cure any ambiguity;

     to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

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     if an election to treat the related trust as a 'real estate mortgage investment conduit' or, REMIC has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

     to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

     to amend any provision that is not material to holders of any class of related certificates.

    The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

    Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

    The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and the purchase by the master servicer or the servicer from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

    Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans. In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Upon the purchase of such certificates, the mortgage collateral will be sold, thereby effecting a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

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    Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

    In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

THE TRUSTEE

    The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

    The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

    The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

    In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. Mortgage loans or contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs, such as those run by Fannie Mae or Freddie Mac or by the company's affiliate, Residential Funding Corporation, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. The rate of default on refinance, limited documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller

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or larger parcels of land or mortgage loans that are made to international borrowers may be higher than on other mortgage loans or manufactured housing contracts.

    In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral,' in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

    The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See 'Certain Legal Aspects of Mortgage Loans and Contracts' in this prospectus.

    To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee. See 'Description of the Certificates -- Assignment of Mortgage Loans' and
' -- Assignment of Contracts' in this prospectus.

    The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under 'Description of the Certificates -- Distributions.' Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

    The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

    A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

    The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See 'Maturity and Prepayment Considerations' below. The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See 'The Trusts -- Representations with Respect to Mortgage Collateral' in this prospectus.

    In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual

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yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

    The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

    When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the mortgage rate by 365. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a Principal Prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates on the related distribution date, if such distribution date occurs in the following calendar month, by an amount of up to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if such shortfall is not covered by Compensating Interest. See 'Description of the Certificates -- Prepayment Interest Shortfalls.' Partial Principal Prepayments will be distributed on the distribution date in the month following receipt. Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which such Prepayment Period ends. See 'Maturity and Prepayment Considerations.'

    For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

    The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

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    The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

    If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

    If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

    The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

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                     MATURITY AND PREPAYMENT CONSIDERATIONS

    As indicated above under 'The Trusts,' the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

    Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

    The following is a list of factors that may affect prepayment experience:

     homeowner mobility;

     economic conditions;

     changes in mortgagors' housing needs;

     job transfers;

     unemployment;

     mortgagors' equity in the properties securing the mortgages;

     servicing decisions;

     enforceability of due-on-sale clauses;

     mortgage market interest rates;

     mortgage recording taxes;

     solicitations and the availability of mortgage funds; and

     the obtaining of secondary financing by the mortgagor.

    All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

    To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See 'The Trusts -- The Contracts.'

    Unless otherwise specified in the accompanying prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer will enforce any due-on-sale

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clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

    An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See 'Description of the Certificates -- Servicing and Administration of Mortgage
Collateral -- Enforcement of `Due-on-Sale' Clauses' and 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions' and ' -- The Contracts' for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

    In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

    Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools 'limited documentation' and 'no documentation' mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers, that are secured by investment properties and that have other characteristics not present in those programs. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

    The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

    A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

    While most manufactured housing contracts will contain 'due-on-sale' provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA loans, FHA contracts, VA loans and VA contracts are not permitted to contain 'due-on-sale' clauses, and are freely assumable.

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    Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

     not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

     not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

     be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

    As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

    No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See 'Certain Legal Aspects of Mortgage Loans and Contracts.' In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

    To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under 'Description of Credit Enhancement' or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See 'Yield Considerations.'

    Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates.' Any repurchase will shorten the weighted average lives of the related certificates.

             CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

    The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

  General

    The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby.

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These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

    There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

  Cooperative Loans

    If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

    Unless otherwise stated in the accompanying prospectus supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

    An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to

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termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' below.

  Tax Aspects of Cooperative Ownership

    In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

  Foreclosure on Mortgage Loans

    Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a

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specific period of time in one or more newspapers. In addition, some states'
laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

    Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

    In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

    In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See 'Description of Credit Enhancement.'

  Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

    Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary 'civil action' filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

    There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

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    Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

  Foreclosure on Shares of Cooperatives

    The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

    In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale

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has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

  Rights of Redemption

    In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

  Anti-Deficiency Legislation and Other Limitations on Lenders

    Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

    In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

    Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

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    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

    Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

    In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, 'Regulation Z,' Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originators' failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the loans either against either the originators or assignees.

  High Cost Loans

    Some mortgage loans and contracts, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originators' failure to comply with these laws could

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subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

  Enforceability of Certain Provisions

    Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

    Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

  Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

    Unless otherwise described in the accompanying prospectus supplement, Residential Funding Corporation, the seller of the mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects.

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However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

  Alternative Mortgage Instruments

    Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

    Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

THE CONTRACTS

  General

    A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

  Security Interests in Manufactured Homes

    The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the accompanying prospectus supplement, substantially all of the contracts will contain provisions prohibiting the mortgagor from

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permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential Funding Corporation or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

    The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See 'Description of the Certificates -- Assignment of the Contracts' in this prospectus. Unless otherwise specified in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

    If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

    When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

    Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

    To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are 'chattel paper' as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See ' -- The Mortgage Loans' above.

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
  Enforcement of Security Interests in Manufactured Homes

    The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

    Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see ' -- The Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' above.

  Consumer Protection Laws

    If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor. Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation 'Z', the Equal Credit Opportunity Act, Regulation 'B', the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation 'X', the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding contracts against either the originators or assignees. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to High Cost Loans as discussed under ' -- The Mortgage Loans -- High Cost Loans' in this prospectus.

  'Due-on-Sale' Clauses

    The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the accompanying prospectus supplement, the depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

    In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing 'due-on-sale' clauses in contracts relating to certain manufactured homes.

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
  Applicability of Usury Laws

    Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see ' -- The Mortgage Loans -- Applicability of Usury Laws' above. Unless otherwise specified in the related pooling and servicing agreement, Residential Funding Corporation, the mortgage collateral seller, or another specified party, will represent that all of the contracts comply with applicable usury laws.

ENVIRONMENTAL LEGISLATION

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

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    Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

    Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act. For mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before

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conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

    A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Parity Act, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See 'State and Other Tax Consequences.' Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

    The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a 'certificateholder' or a 'holder' are to the beneficial owner of a certificate.

    If a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

    The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

REMICS

  Classification of REMICs

    Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of 'regular interests,' or REMIC regular certificates or 'residual interests,' or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may

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be taxable as a separate corporation under Treasury regulations, and the related
REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under 'Material Federal Income Tax Consequences'. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

  Characterization of Investments in REMIC Certificates

    In general, the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

    The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as 'real estate assets' under Section 856(c)(4)(A) of the Internal Revenue Code.

  Tiered REMIC Structures

    For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

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
    Solely for purposes of determining whether the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and 'loans secured by an interest in real property' under
Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

  Taxation of Owners of REMIC Regular Certificates

    General

    Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

    Original Issue Discount

    Some REMIC regular certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

    In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be

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applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

    Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' below for a description of that election under the OID regulations.

    If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

    As to each 'accrual period,' that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The

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present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

    Market Discount

    A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or

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acquires. See ' -- Premium' below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue Discount.' This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

     on the basis of a constant yield method,

     in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

    Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

    To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Premium

    A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue

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Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ' -- Market Discount.' The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

    Realized Losses

    Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless -- until its outstanding principal balance has been reduced to zero -- and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates

    General

    As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

    A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be 'portfolio income' for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of 'passive losses.'

    A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The

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committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

    Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

  Taxable Income of the REMIC

    The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

    Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders -- under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

    An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it

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accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

    A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting 'regular interests' in the REMIC not offered hereby, described therein will not apply.

    If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

    The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

    Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur

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until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

    The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See ' -- Sales of REMIC Certificates.' For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see ' -- General.'

  Excess Inclusions

    Any 'excess inclusions' with respect to a REMIC residual certificate will be subject to federal income tax in all events.

    In general, the 'excess inclusions' with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the 'daily accruals' (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

    See, however, ' -- Foreign Investors in REMIC certificates.'

    Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

    In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the

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dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

    Noneconomic REMIC Residual Certificates

    Under the REMIC regulations, transfers of 'noneconomic' REMIC residual certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the 'noneconomic' REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the 'safe harbor' for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the 'safe harbor' provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The changes are proposed to be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

    The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered 'noneconomic' residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered 'noneconomic' will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors in REMIC Certificates' for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

    Mark-to-Market Rules

    The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4,

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1995 is not treated as a security and thus may not be marked to market.
Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

    Possible Pass-Through of Miscellaneous Itemized Deductions

    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

    With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

    (1) the present value, discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

    (2) the highest marginal federal income tax rate applicable to corporations.

    The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     residual interests in the entity are not held by Disqualified Organizations; and

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
     information necessary for the application of the tax described in this prospectus will be made available.

    Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

    (1) requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

    (2) providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

    (3) granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

    In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an 'electing large partnership,' all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

    Sales of REMIC Certificates

    If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions.' Except as described below, any gain or loss generally will be capital gain or loss.

    Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the 'applicable federal rate', which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See ' -- Taxation of Owners of REMIC Regular Certificates -- Discount.'

    REMIC certificates will be 'evidences of indebtedness' within the meaning of
Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

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
    A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate', which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the 'wash sale' rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

    Prohibited Transactions and Other Possible REMIC Taxes

    The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

    Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

    Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

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
    Termination

    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

    Reporting and Other Administrative Matters

    Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the 'tax matters person' for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

    As the tax matters person, the master servicer or the Certificate Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

    Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

    As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See
' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master

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servicer or Certificate Administrator, as applicable, at Residential Funding
Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

    Backup Withholding with Respect to REMIC Certificates

    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the 'backup withholding tax' under
Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    Foreign Investors in REMIC Certificates

    A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

    Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

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    New Withholding Regulations

    The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

    Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in
Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

    Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

    Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as 'ERISA plans,' and persons, called 'parties in interest' under ERISA or 'disqualified persons' under the Internal Revenue Code, who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA PLAN ASSET REGULATIONS

    An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an 'equity interest,' such as a certificate, in that entity.

    Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity

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
investment. Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the DOL regulations. For purposes of this section, the terms 'ERISA plan assets' and 'assets of an ERISA plan' have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

    Under the DOL regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and
Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, contracts, Agency Securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

    Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, contracts, Agency Securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a 'fiduciary,' and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, contracts, Agency Securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

    The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13,
2000), to Residential Funding Corporation and a number of its affiliates. The RFC exemption generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or Agency Securities, which are held in a trust or by another 'issuer' and the purchase, sale and holding of pass-through certificates or other 'securities' issued by a trust or other issuer as to which:

     the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

     the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are satisfied. For purposes of this section, the term 'underwriter' includes:

     the depositor and a number of its affiliates;

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
     any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

     any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

     any entity which has received an exemption from the DOL relating to certificates which is substantially similar to the RFC exemption.

    The RFC exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

     First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the RFC exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the certificates.

     Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc., called the exemption rating agencies. The certificates must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the certificates. However, in that case the RFC exemption will not apply:

      to any of the certificates if:

        any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has an LTV ratio that exceeds 100% at the date of issuance of the certificates; or

        any one- to four-family residential mortgage loan or home equity loan has an LTV ratio that exceeds 125% at the date of issuance of the certificates; or

      to any subordinate certificates.

     Fourth, the trustee cannot be an affiliate of any other member of the restricted group. The restricted group consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates.

     Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

     Sixth, the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the RFC exemption may not apply to any certificates where the related trust contains a swap.

    The RFC exemption also requires that each trust meet the following requirements:

     the trust must consist solely of assets of the type that have been included in other investment pools;

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
     securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on the RFC exemption; and

     securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on the RFC exemption.

    A fiduciary of or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

    If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the certificates, an 'excluded ERISA plan' is an ERISA plan sponsored by any member of the restricted group.

    If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and
Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

     the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

      a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

     an affiliate of that person;

     provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

     the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

     the holding of certificates by an ERISA plan or with ERISA plan assets.

    Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. Unless otherwise described in the accompanying prospectus supplement, the depositor expects that the specific conditions of the RFC exemption required for this purpose will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

    The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

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
    Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute 'securities' for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

    Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include contracts or Cooperative Loans, or some types of private securities, or which contain a swap. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

INSURANCE COMPANY GENERAL ACCOUNTS

    Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations are generally not applicable until July 5, 2001.

REPRESENTATIONS FROM INVESTING PLANS

    If the criteria specified in the RFC exemption as described above are not satisfied by one or more classes of certificates, or by a trust or the mortgage loans and other assets held by the trust, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

     is permissible under applicable law;

     will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

    Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or interest therein), that either:

     it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

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
     it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

     (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein) is an 'insurance company general account' (as defined in PTCE 95-60), and
     (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

    If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL CERTIFICATES

    An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income,' or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All 'excess inclusions' of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Material Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.' In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

CONSULTATION WITH COUNSEL

    There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

    Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a 'security' for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

    Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to 'mortgage related securities,' these securities will constitute legal investments for entities subject to the legislation only to the

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extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. 12 U.S.C. 'SS'24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

    The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    The OTS has issued Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct (i) a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and (ii) a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative. For the purposes of TB 13a, 'complex security' includes, among other things, any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of certificates offered hereby and by the accompanying prospectus supplement may be viewed as 'complex securities'. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    Prospective investors in the certificates, including in particular the classes of certificates that do not constitute 'mortgage related securities' for purposes of SMMEA, should consider the matters discussed in the following paragraph.

    There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                USE OF PROCEEDS

    Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase

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
of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

    The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

    The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

     by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     by placements by the depositor with institutional investors through dealers; and

     by direct placements by the depositor with institutional investors.

    In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

    If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

    In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

    The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

    The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

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    This prospectus and the applicable prospectus supplement may also be used by
Residential Funding Securities Corporation, an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which Residential Funding Securities Corporation may act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

    Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York, by Orrick, Herrington & Sutcliffe LLP, New York, New York or by Stroock & Stroock & Lavan LLP, as specified in the prospectus supplement.

                             FINANCIAL INFORMATION

    The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

    The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

    Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information described therein.

                         REPORTS TO CERTIFICATEHOLDERS

    Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer, the Certificate Administrator or the trustee to each holder of record of the certificates of the related series. See 'Description of the Certificates -- Reports to Certificateholders.' Reports forwarded to holders will contain financial information that has not been examined or reported upon by an

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independent certified public accountant. The depositor will file with the
Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows the depositor to 'incorporate by reference' the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

    The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 832-7000.

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                                    GLOSSARY

    1998 POLICY STATEMENT -- The revised supervisory statement listing the guidelines for investments in 'high risk mortgage securities', and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

    ADDITIONAL COLLATERAL -- With respect to an Additional Collateral Loan,
(1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

    ADDITIONAL COLLATERAL LOANS -- A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

    ADDITIONAL COLLATERAL REQUIREMENT -- The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

    ADVANCE -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable pass-through rate which were delinquent as of the close of business on the business day preceding the determination date on the mortgage loans.

    AGENCY SECURITIES -- Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

    BALLOON AMOUNT -- The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

    BALLOON LOANS -- Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

    BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

    BANKRUPTCY LOSSES -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

    BUY-DOWN ACCOUNT -- As to a Buydown Mortgage Loan, the custodial account where Buydown Funds are deposited.

    BUY-DOWN FUNDS -- As to a Buydown Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

    BUY-DOWN MORTGAGE LOAN -- A mortgage loan subject to a temporary buydown plan.

    BUY-DOWN PERIOD -- The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

    CALL CERTIFICATE -- Any certificate evidencing an interest in a Call Class.

    CALL CLASS -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

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    CALL PRICE -- In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

    CERTIFICATE ACCOUNT -- An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

    CERTIFICATE ADMINISTRATOR -- In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Certificate Administrator may be an affiliate of the depositor or the master servicer.

    COMPENSATING INTEREST -- As to any distribution date, for any mortgage loan or contract that prepaid in full during the portion of the related Prepayment Period that occurs during the prior calendar month or that prepaid in part during the prior calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

    CONVERTIBLE MORTGAGE LOAN -- ARM loans which allow the mortgagors to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

    COOPERATIVE -- For a Cooperative Loan, the corporation that owns the related apartment building.

    COOPERATIVE LOANS -- Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

    COOPERATIVE NOTES -- A promissory note for a Cooperative Loan.

    CREDIT SCORES -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

    CUSTODIAL ACCOUNT -- The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

    DEBT SERVICE REDUCTION -- Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

    DEFAULTED MORTGAGE LOSSES -- A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

    DEFICIENT VALUATION -- In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the mortgage loan or contract and a lower value established by the bankruptcy court.

    DESIGNATED SELLER TRANSACTION -- A transaction in which the mortgage loans are provided by an unaffiliated seller described in the prospectus supplement.

    DIRECT PUERTO RICO MORTGAGE -- For any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

    DISQUALIFIED ORGANIZATION -- For these purposes means:

     the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

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
     any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

     any organization described in Section 1381(a)(2)(C) of the Code,

     an 'electing large partnership' (as described in Section 775 of the Code), or any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

    DISTRIBUTION AMOUNT -- As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

     any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

     any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

     Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

    DUE PERIOD -- As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

    ELIGIBLE ACCOUNT -- An account acceptable to the applicable rating agency.

    ENDORSABLE PUERTO RICO MORTGAGE -- As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

    ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

    EXPANDED CRITERIA PROGRAM -- Residential Funding Corporation's mortgage loan origination program for mortgage loans with loan characteristics that are not permitted under some of Residential Funding Corporation's other mortgage loan purchase programs.

    EXPANDED CRITERIA PROGRAM SELLER -- A mortgage collateral seller that participates in the Expanded Criteria Program.

    EXTRAORDINARY LOSSES -- Realized Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

    FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

    FRAUD LOSSES -- A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

    GPM LOAN -- A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

    GROSS MARGIN -- For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

    HIGH COST LOANS -- Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection

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Act of 1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

    INSURANCE PROCEEDS -- Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

    ISSUE PREMIUM -- As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

    LIQUIDATED CONTRACT -- A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

    LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

    LIQUIDATION PROCEEDS -- Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

    MARK-TO-MARKET REGULATIONS -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

    NET MORTGAGE RATE -- As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Spread.

    NONRECOVERABLE ADVANCE -- Any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

    NOTE MARGIN -- Amounts advanced by the master servicer or related subservicer to cover taxes, insurance premiums or similar expenses as to any mortgaged property. For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

    PASS-THROUGH ENTITY -- Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

    PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

    PLEDGED ASSET MORTGAGE LOANS -- Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

    PLEDGED ASSETS -- As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or
(2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

    PREPAYMENT INTEREST SHORTFALL -- With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

    PREPAYMENT PERIOD -- With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

    PRINCIPAL PREPAYMENTS -- Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

    QUALIFIED INSURER -- As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

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    REALIZED LOSS -- As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

    REO CONTRACT -- A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

    REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

    SERVICING ADVANCES -- Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

    SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

    SPECIAL HAZARD LOSSES -- A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to he lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

    SPECIAL SERVICER -- A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

    SPREAD -- A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

    STATED PRINCIPAL BALANCE -- As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any certificates on or before that date.

    SUBORDINATE AMOUNT -- A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

    SUBSERVICING ACCOUNT -- An account established and maintained by a subservicer which meets the requirements described in the Seller Guide and is otherwise acceptable to the master servicer.

    TAX-EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

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                          STATEMENT OF DIFFERENCES
                          ------------------------

 The registered trademark symbol shall be expressed as.................. 'r'
 The section symbol shall be expressed as............................... 'SS'

                        RESIDENTIAL ACCREDIT LOANS, INC.

                                  $288,726,438

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                SERIES 2001-QS16

                             PROSPECTUS SUPPLEMENT

SALOMON SMITH BARNEY                              BANC OF AMERICA SECURITIES LLC
                                  UNDERWRITERS


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until February 25, 2002.


                         STATEMENT OF DIFFERENCES

       The registered trademark symbol shall be expressed as.........'r'